EXHIBIT 2.7


                          -----------------------------

                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF FEBRUARY 27, 1998

                                      AMONG

                        INTEGRATED HEALTH SERVICES, INC.,

                 INTEGRATED HEALTH SERVICES AT HAWTHORNE NURSING
                                  CENTER, INC.

                                       AND

                            PREMIERE ASSOCIATES, INC.

                                     AND ITS

                                  SHAREHOLDERS

                          -----------------------------

                                TABLE OF CONTENTS

                                                                               PAGE

ARTICLE I:  MERGER...............................................................3
    1.1     Merger...............................................................3
    1.2     Merger Time..........................................................3
    1.3     Payment of Merger Consideration......................................4
    1.4     Surviving Corporation................................................4

ARTICLE II: CONVERSION...........................................................5
    2.1     Consideration........................................................5
    2.2     Certain Adjustments to the Base Amount...............................8
    2.3     Assets and Liabilities..............................................17
    2.4     Designated Contracts................................................18
    2.5     Escrow Indemnification..............................................19

ARTICLE III: IHS STOCK..........................................................21
    3.1      IHS Stock..........................................................21

ARTICLE IV:  THE CLOSING........................................................27
    4.1      Time and Place of Closing..........................................27

ARTICLE V:  REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL
    SHAREHOLDERS  AND COMPANY...................................................27
    5.1      Organization and Standing of the Company; Subsidiaries.............27
    5.2      Authority..........................................................28
    5.3      Binding Effect.....................................................28
    5.4      Absence of Conflicting Agreements..................................28
    5.5      Consents...........................................................28
    5.6      Schedule of Assets and Properties..................................29
    5.7      Contracts..........................................................31
    5.8      Financial Statements...............................................33
    5.9      Material Changes...................................................34
    5.10     Licenses; Permits; Certificates of Need............................34
    5.11     The Facilities.....................................................35
    5.12     Legal Proceedings..................................................37
    5.13     Employees..........................................................37
    5.14     Collective Bargaining, Labor Contracts, Employment Practices, etc..38
    5.15     ERISA..............................................................38
    5.16     Questionnaire......................................................38
    5.17     Insurance and Surety Agreements....................................38
    5.18     Relationships......................................................39
    5.19     Assets Comprising the Business.....................................39
    5.20     Absence of Certain Events..........................................39
    5.21     Compliance with Laws...............................................40



                                       (i)





    5.22     Taxes..............................................................41
    5.23     Encumbrances Created by this Agreement.............................42
    5.24     Questionable Payments..............................................42
    5.25     Reimbursement Matters..............................................42
    5.26     Capital Stock......................................................43
    5.27     Finders............................................................44
    5.28     Shareholder Untrue Statement.......................................44

ARTICLE VI:  REPRESENTATIONS AND WARRANTIES OF THE MINORITY
         SHAREHOLDERS ..........................................................44
    6.1      Authority..........................................................44
    6.2      Binding Effect.....................................................44
    6.3      Absence of Conflicting Agreements..................................45
    6.4      Consents...........................................................45
    6.5      Capital Stock......................................................45
    6.6      Untrue Statements..................................................45
ARTICLE VII:  REPRESENTATIONS AND WARRANTIES OF BUYER...........................45
    7.1      Organization and Standing..........................................45
    7.2      Power and Authority................................................46
    7.3      Binding Agreement..................................................46
    7.4      SEC Documents......................................................46
    7.5      Absence of Conflicting Agreements..................................46
    7.6      Capital Stock......................................................46
    7.7      Material Changes...................................................46
    7.8      No Untrue Statements...............................................47

ARTICLE VIII:  INFORMATION AND RECORDS CONCERNING THE COMPANY...................47
    8.1      Access to Information and Records before Closing...................47

ARTICLE IX:  OBLIGATIONS OF THE PARTIES UNTIL CLOSING...........................47
    9.1      Conduct of Business Pending Closing................................47
    9.2      Negative Covenants of the Company..................................48
    9.3      Affirmative Covenants..............................................49
    9.4      Pursuit of Consents and Approvals..................................50
    9.5      Pursuit of Nondisturbance Agreements and Estoppel Certificates.....50
    9.6      Supplementary Financial Information................................50
    9.7      Exclusivity........................................................51
    9.8      Spin-offs..........................................................51
    9.9      Certain Bonuses....................................................51
    9.10    Special Counsel.....................................................51
    9.11    Acquisition of Christopher Manor of St. Petersburg, Inc.............52
    9.12    Updating............................................................52





                                      (ii)


ARTICLE X:  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.........................52
   10.1     Representations and Warranties......................................52
   10.2     Performance of Covenants............................................52
   10.3     Delivery of Closing Certificate.....................................52
   10.4     Opinions of Counsel.................................................52
   10.5     Legal Matters.......................................................53
   10.6     Authorization Documents.............................................53
   10.7     Material Change.....................................................53
   10.8     Required Approvals..................................................53
   10.9     Hart-Scott Rodino Act...............................................53
   10.10    Surveys.............................................................53
   10.11    Termite Inspections.................................................54
   10.12    Zoning Report.......................................................54
   10.14    Non-competition Agreements..........................................55
   10.15    Cost and Expenses...................................................55
   10.16    Consents............................................................55
   10.17    Closing Date Balance Sheet..........................................55
   10.18    Resignation of Company Boards of Directors and Officers.............55
   10.19    Estimated Closing Date Long Term Liabilities;
               Negative Working Capital.........................................55
   10.20    Termination of Angell Options.......................................56
   10.21    Closing of Magnolia/Medi-Serve Merger Agreement.....................56
   10.22    Woodruff Facility...................................................56
   10.23    Shareholder Settlements.............................................56
   10.24    Spin-offs...........................................................56
   10.25    Escrow Agreements...................................................56
   10.26    IHS Stock Price.....................................................56
   10.27    Principal Shareholders' Loans.......................................56
   10.28    Opinion of Special Counsel..........................................56
   10.29    Termination of Relationship with Manatee............................56
   10.30    Christopher of St. Petersburg, Inc..................................57
   10.31    Articles of Merger..................................................57
   10.32    Other Documents.....................................................57

ARTICLE XI:  CONDITIONS PRECEDENT TO SHAREHOLDERS' OBLIGATIONS..................57
   11.1     Representations and Warranties......................................58
   11.2     Performance of Covenants............................................58
   11.3     Delivery of Closing Certificate.....................................58
   11.4     Opinion of Counsel..................................................58
   11.5     Legal Matters.......................................................58
   11.6     Authorization Documents.............................................58
   11.7     Hart-Scott Rodino Act...............................................58
   11.8     Closing of Magnolia/Medi-Serve Stock Purchase Agreement.............58
   11.9     Escrow Agreements...................................................58
   11.10    Termination of Guaranties...........................................58
   11.11    IHS Stock Price.....................................................59
   11.12    Other Documents.....................................................59



                                      (iii)



ARTICLE XII:  SURVIVAL AND INDEMNIFICATION......................................59
   12.1     Survival of Representations and Warranties..........................59
   12.2     Indemnification by Shareholders.....................................59
   12.3     Indemnification by Buyer............................................60
   12.4     Assertion of Claims.................................................60
   12.5     Control of Defense of Indemnificable Claims.........................61
   12.7     WARN ACT LIABILITY..................................................62
   12.8     CERTAIN WAIVERS.....................................................63
   12.9     CERTAIN ASSISTANCE..................................................63

ARTICLE XIII: TERMINATION.......................................................63
   13.1     Termination.........................................................63
   13.2     Effect of Termination...............................................64

ARTICLE XIV: CASUALTY, RISK OF LOSS.............................................64
   14.1     Casualty, Risk of Loss..............................................64

ARTICLE XV:  MISCELLANEOUS......................................................64
   15.1     Performance.........................................................64
   15.2     Benefit and Assignment..............................................64
   15.3     Effect and Construction of this Agreement...........................65
   15.4     Cooperation - Further Assistance....................................65
   15.5     Notices.............................................................65
   15.6     Waiver, Discharge, Etc..............................................66
   15.7     Rights of Persons Not Parties.......................................66
   15.8     Governing Law.......................................................66
   15.9     Amendments, Supplements, Etc........................................66
   15.10    Severability........................................................66
   15.11    Joint and Several...................................................67
   15.12    Records.............................................................67
   15.13    Late Delivery of Exhibit 2.2(a)(vi)(E)..............................67



                                      (iv)

                              SCHEDULES & EXHIBITS
                              --------------------

Schedule 2.1(c)(i)       -       Consideration
Schedule 5.1(a)          -       Organization and Standing of the Company; Subsidiaries
Schedule 5.1(b)          -       Organization and Standing of the Company; Subsidiaries
Schedule 5.5             -       Consents
Schedule 5.6             -       Schedule of Assets and Properties
Schedule 5.7(b)          -       Contracts
Schedule 5.7(b)(i)       -       Contracts
Schedule 5.7(c)          -       Contracts
Schedule 5.8(a)(i)       -       Financial Statements
Schedule 5.9             -       Material Changes
Schedule 5.10            -       Licenses, Permits, Certificates of Need
Schedule 5.11(b)         -       Title, Condition to Personal Property
Schedule 5.11(c)         -       Title, Condition to Personal Property
Schedule 5.12            -       Legal Proceedings
Schedule 5.14            -       Collective Bargaining, Labor, Contracts, Employment Practices, etc.
Schedule 5.15            -       ERISA
Schedule 5.17            -       Insurance and Surety Agreements
Schedule 5.18            -       Relationships
Schedule 5.20            -       Absence of Certain Events
Schedule 5.21            -       Compliance with Laws
Schedule 5.22            -       Taxes
Schedule 5.25            -       Reimbursement Matters
Schedule 5.26            -       Capital Stock
Schedule 6.4             -       Consents
Schedule 7.7             -       Material Changes

Exhibit 1.1              -       Merger
Exhibit 2.2(e)           -       Working Capital
Exhibit 2.5(a)(i)        -       Escrow Agreement
Exhibit 2.5(a)(ii)       -       Manatee Escrow Agreement
Exhibit 5.16             -       Questionnaire
Exhibit 10.4             -       Opinions of Counsel
Exhibit 10.14-A          -       Non-competition Agreements
Exhibit 10.14-B          -       Non-Solicitation Agreements
Exhibit 10.28            -       Opinion of Special Counsel
Exhibit 11.4             -       Opinion of Counsel



                                       (v)

                           --------------------------

                          AGREEMENT AND PLAN OF MERGER

                           --------------------------


This Agreement and Plan of Merger (this "AGREEMENT") is made as of the 27th day of February, 1998, among INTEGRATED HEALTH SERVICES, INC., a Delaware corporation ("BUYER"), INTEGRATED HEALTH SERVICES AT HAWTHORNE NURSING CENTER, INC., a North Carolina corporation ("NEWCO"), and PREMIERE ASSOCIATES, INC., a North Carolina corporation ("PREMIERE", or the "COMPANY"), W. STEWART SWAIN, an individual with an address at 115 Fieldwood Drive, Advance, North Carolina 27006 ("SWAIN") and L.P. HERZOG , an individual with an address at 1949 Dupont Court, Deltona, Florida 32723 ("HERZOG", and together with Swain, the "PRINCIPAL SHAREHOLDERS"), and Jewell Austin, an individual with an address at 2928 Winding Way, Lilbum, Georgia 30247 ("AUSTIN"), Troy Curry, an individual with an address at 1045 Wilderness Run Drive, Yadkinville, NC 27055 ("CURRY"), Bruce W. Covell, Jr., ("COVELL") an individual with an address at 66 55 S.W. 7th Street, Margate, FL 33068 ("COVELL"), and M. Rebecca Muenchow, an individual with an address at 656 Lantern Ridge Drive, Winston-Salem, NC 27104 ("MUENCHOW"), and together with Austin, Curry and Covell the "MINORITY SHAREHOLDERS", and together with the Principal Shareholders, the "SHAREHOLDERS". The Shareholders and the Company are sometimes herein referred to collectively as the "GROUP", and each individually as a "GROUP PARTICIPANT" or "GROUP MEMBER".

                                    PREMISES

         WHEREAS, the Principal Shareholders are the owners of all the issued and outstanding shares of Voting Common Stock (the "SERIES A PREMIERE SHARES") of Premiere, a corporation that, through its subsidiaries (the "SUBSIDIARIES"), is the owner in fee simple in the State of Florida of 1 skilled nursing facility (the "PREMIERE OWNED FACILITY"), the operator in Georgia and Florida of 27 skilled nursing facilities (all of which are leased by it) (the "PREMIERE OPERATED FACILITIES") and the manager of 18 skilled nursing facilities in the States of South Carolina, Georgia, and Florida, including all of the Magnolia Facilities (as hereinafter defined) (the "PREMIERE MANAGED FACILITIES", and together with the Premiere Owned Facility, and the Premiere Operated Facilities the "FACILITIES"); and

         WHEREAS, the Minority Shareholders are employees of Premiere and the owners of all the issued and outstanding shares of Non-Voting Common Stock of Premiere (the "SERIES B PREMIERE SHARES", and together with the Series A Premiere Shares, the Series C Premiere Shares (as hereinafter defined) and the Series D Premiere Shares (as hereinafter defined), the "PREMIERE SHARES" or the "SUBJECT SHARES"); and

WHEREAS, concurrently herewith, Buyer is entering into an Agreement and Plan of Merger (the "MAGNOLIA/MEDI-SERVE MERGER AGREEMENT") with The Magnolia Group, Inc. ("MAGNOLIA"), a South Carolina corporation that, through its subsidiaries, is the operator in South Carolina of 12 skilled nursing facilities (all of which are leased by it) (the "MAGNOLIA FACILITIES"), Medi-Serve, Inc., a South Carolina corporation that provides pharmaceutical and Medicare Part B services ("MEDI-SERVE"), and Terry Cash (the "MAGNOLIA SHAREHOLDER"), an individual with an address at 620 Henderson Road, Chesnee, SC 29323, and the owner of all of the issued and outstanding shares of capital stock (the "MAGNOLIA SHARES") of Magnolia and of Medi-serve, Inc. (the "MEDI-SERVE SHARES"), and the Magnolia Shareholder is unwilling to sell the Magnolia Shares to Buyer unless Buyer also purchases the Medi-Serve Shares; and

         WHEREAS, the Magnolia Shareholder also owns all of the issued and outstanding shares of capital stock (the "CATHCART SHARES") of Cathcart & Associates, Inc. ("CATHCART"), which in turn owns an 88-bed skilled nursing facility known as the "Woodruff Skilled Nursing Facility" (the "WOODRUFF FACILITY"); although the Cathcart Shares shall not be purchased by Buyer pursuant to this Agreement or the Magnolia/Medi-Serve Stock Purchase Agreement, it shall be a condition to Buyer's obligations hereunder that the Woodruff Facility shall be leased to Magnolia pursuant to a "triple-net" lease with a term of at least 25 years, with annual base rent (subject to due diligence) of $330,000 per year (subject to annual 2% escalations), and otherwise with terms and conditions satisfactory to Buyer; and

         WHEREAS, it is understood that Magnolia is a party to a lease (the "NEW GREENVILLE LEASE") with respect to a 120- bed skilled nursing facility under construction in Greenville, South Carolina (the "NEW GREENVILLE FACILITY"); and

         WHEREAS, Don G. Angell ("ANGELL") and his affiliates, including without limitation, Angell Group Incorporated, D. Gray Angell, Jr. and Don R. House, co-trustees under the Don G. Angell Irrevocable Trust dated July 24, 1992, and the Bermuda Village Retirement Center Limited Partnership (collectively with Angell and the Angell Family Limited Partnership, the "ANGELL GROUP" and each an "ANGELL GROUP MEMBER") holds promissory notes in the original principal amount of $13,399,161 (the "ANGELL GROUP NOTES") and Angell Family Limited Partnership holds an option to purchase from Premiere up to approximately nineteen and one-half percent (19.5%) of the issued and outstanding shares of the capital stock of Premiere at an aggregate exercise price of $1,000 (the "ANGELL OPTIONS"); and

         WHEREAS, at or prior to Closing, pursuant to a separate agreement (the "ANGELL AGREEMENT"), the Angell Family Limited Partnership shall exercise the Angell Options up to an amount such that the Angell Group will hold shares of a series of Non-Voting Series C Common Stock of Premiere ("SERIES C PREMIERE SHARES") entitling the Angell Group to receive up to $1,000,000 of the Merger Consideration (as such term is hereinafter defined); and

         WHEREAS, pursuant to the Angell Agreement, at or prior to Closing, all of the Angell Options shall be exercised as aforesaid, and the Angell Group shall irrevocably consent to and approve the merger contemplated hereby; and

         WHEREAS, pursuant to the Angell Agreement, at or prior to Closing, Buyer shall guaranty the repayment of the Angell Group Notes and in consideration therefore and in consideration for amending such Angell Group Notes to provide that they shall not be prepaid during the three-year period following the Closing Date, the Premiere Shares and the shares of capital stock of the Subsidiaries (as such term is hereinafter defined) (collectively, the "PLEDGED SHARES") pledged to secure the repayment of the Angell Group Notes shall be released from such pledge; and

         WHEREAS, the Boards of Directors of Buyer, Newco, and the Company deem it advisable to merge the Company with and into Newco pursuant to this Agreement (the "MERGER");

         WHEREAS, pursuant to the Merger each outstanding share of capital stock
of  Premiere   shall  be  converted   into  the  right  to  receive  the  Merger
Consideration (as hereinafter defined); and

         WHEREAS, to effectuate the foregoing, the parties desire to adopt a plan of merger and reorganization; and

         WHEREAS, all of the holders of capital stock in the Company have approved this Agreement and the plan of merger described herein and the transactions contemplated hereby in accordance with all applicable laws, and the Company's Certificate of Incorporation and By-laws;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, each of the Shareholders, Newco, Buyer, and the Company, intending to be legally bound, agree as follows:

                                ARTICLE I: MERGER

                  1.1 MERGER. Upon the terms and subject to the conditions set forth in this Plan of Merger and in accordance with the General Corporation Law of the State of North Carolina (the "NCGCL"), at the Merger Time (as defined herein), the Company shall be merged with and into Newco in accordance with the provisions of Section 55-11-01, et al of the NCGCL. In furtherance thereof, on the Closing Date the Company and Newco shall execute, deliver, and cause to be filed with the Secretary of State of the State of North Carolina, the Articles and Plan of Merger in the form of Exhibit 1.1 hereto (the "PLAN OF MERGER" or "ARTICLES OF MERGER"). Following the Merger Time, the separate existence of Newco and the Company shall cease, and Newco shall continue as the surviving corporation in the Merger (hereinafter sometimes referred to as the "SURVIVING CORPORATION") as a business corporation incorporated under the laws of the State of North Carolina, and shall succeed to and assume all the rights and obligations of the Company and Newco in accordance with the NCGCL.

                  1.2 MERGER TIME. The Merger shall become effective at such time (the "MERGER TIME") as the duly executed Articles of Merger is filed with the Secretary of State of the State of North Carolina.

                  1.3 PAYMENT OF MERGER CONSIDERATION. Buyer agrees that following the Closing (as hereinafter defined), it will make payment of the Merger Consideration to the extent set forth in, and in accordance with the terms of, this Agreement.

                  1.4  SURVIVING CORPORATION.

                       (A) CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Newco as in effect immediately prior to the Merger Time shall be the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the terms thereof and of the NCGCL.

                       (B) BY-LAWS. The By-laws of Newco as in effect immediately prior to the Merger Time shall be the By-laws of the Surviving Corporation until duly amended in accordance with their terms and as provided by the Certificate of Incorporation of the Surviving Corporation and the NCGCL.

                       (C) DIRECTORS. The directors of Newco at the Merger Time shall, from and after the Merger Time, be the directors of the Surviving Corporation until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws.

                       (D) OFFICERS. The officers of Newco at the Merger Time shall, from and after the Merger Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws.

                       (E) FURTHER ACTION. If at any time after the Merger Time, Buyer shall consider that any further deeds, assignments, conveyances, agreements, documents, instruments, or assurances in law or any other things are necessary or desirable to vest, perfect, confirm, or record in the Surviving Corporation the title to any property, rights, privileges, powers, and franchises of Newco or the Company by reason of, or as a result of, the Merger, or otherwise to carry out the provisions of this Agreement and the Plan of Merger, the officers of Newco and the Company shall execute and deliver, upon Buyer's request, any instruments or assurances, and do all other things necessary or proper to vest, perfect, confirm, or record title to such property, rights, privileges, powers, and franchises in the Surviving Corporation, and otherwise to carry out the provisions of this Agreement and the Plan of Merger.

                       (F) APPROVAL. Each Shareholder represents, warrants and agrees that he or she has reviewed the Plan of Merger, and he or she hereby approves such Plan of Merger.

                             ARTICLE II: CONVERSION

                  2.1  CONSIDERATION. For purposes of this Agreement the terms:

                       (A) (I) "MERGER CONSIDERATION" shall mean the aggregate of the Series A Merger Consideration, the Series B Merger Consideration, the Series C Merger Consideration and the Series D Merger Consideration, and shall be equal to $56,000,000 (the "BASE AMOUNT"), as adjusted pursuant to this Agreement.

                           (II) "SERIES A MERGER  CONSIDERATION"  shall mean the
Base Amount, as adjusted pursuant to this Agreement, less the sum of: (x) the Series B Merger Consideration, (y) the Series C Merger Consideration, and (z) the Series D Merger Consideration; and the "SERIES A MERGER CONSIDERATION PER SHARE" shall mean the Series A Merger Consideration divided by the number of issued and outstanding shares of Series A Premiere Shares at the Merger Time.

                           (III) "SERIES B MERGER  CONSIDERATION" shall mean (A)
$400,000 plus (B) ten percent (10%) of the sum of: (u) $56,000,000 (plus or minus, as the case may be, any adjustments to the Base Amount made pursuant to
Section 2.2(a)(i), Section 2.2(a)(ii), Section 2.4 or Article X); plus (v) $1,150,000; plus (w) $1,500,000; plus (x) $1,000,000; and the "SERIES B MERGER
CONSIDERATION PER SHARE" shall mean the Series B Merger Consideration divided by the number of issued and outstanding shares of Series B Premiere Shares at the Merger Time.

                           (IV)  "SERIES  C  MERGER  CONSIDERATION"  shall  mean
$1,000,000; and the "SERIES C MERGER CONSIDERATION PER SHARE" shall mean the Series C Merger Consideration divided by the number of issued and outstanding shares of Series C Premiere Shares at the Merger Time.

                           (V)  "SERIES D MERGER  CONSIDERATION"  shall mean the
amount of the Closing Loans; and the "SERIES D MERGER CONSIDERATION PER SHARE" shall mean the Series D Merger Consideration divided by the number of issued and outstanding shares of Series D Premiere Shares at the Merger Time.

                           (VI) "PROPORTIONATE SHARE" shall mean with respect to
the holder of any series of Premiere Shares the fraction that the number of shares of such series held by such holder as at the Merger Time bears to the aggregate number of issued and outstanding shares of such series as at the Merger Time.

                  (B)      CONVERSION OF COMMON STOCK. At the Merger Time:

                           (I) each Series A Premiere  Share which is issued and
outstanding at the Merger Time shall by reason of the Merger, without any action by the holder thereof, be converted into the right to receive, in accordance with the procedures hereinafter described, the Series A Merger Consideration Per Share;

                           (II) each Series B Premiere Share which is issued and
outstanding at the Merger Time shall by reason of the Merger, without any action by the holder thereof, be converted into the right to receive, in accordance with the procedures hereinafter described, the Series B Merger Consideration Per Share;

                           (III) each  Series C Premiere  Share  which is issued
and outstanding at the Merger Time shall by reason of the Merger, without any action by the holder thereof, be converted into the right to receive, in accordance with the procedures hereinafter described, the Series C Merger Consideration Per Share;

                           (IV) each Series D Premiere Share which is issued and
outstanding at the Merger Time shall by reason of the Merger, without any action by the holder thereof, be converted into the right to receive, in accordance with the procedures hereinafter described, the Series D Merger Consideration Per Share; and

                           (V)  each  share of Newco  common  stock  outstanding
immediately prior to the Merger Time shall be unaffected by the Merger and shall continue to be held by a direct or indirect wholly owned subsidiary of Buyer.

                  (C) MANNER OF EXCHANGE. The Merger Consideration shall be paid as follows:

                          (I) Buyer shall  deliver  newly  issued  shares of the
Common Stock, par value $.001, of Integrated Health Services, Inc. ("IHS STOCK") having an aggregate value (using the Closing Date as the date of determination in accordance with Section 3.1(a) below) equal to the Series B Merger Consideration to the Shareholders' Representative for distribution to, and registered in the names of, the Minority Shareholders as set forth on Schedule 2.1(c)(i).

                          (II)  Buyer  shall  deliver  newly  issued  IHS Shares
having an aggregate value (using the Closing Date as the date of determination in accordance with Section 3.1(a) below) equal to the Series C Merger Consideration to the Angell Family Limited Partnership for distribution to, and registered in the name of, the holders of the Series C Merger Consideration.

                          (III)  Buyer  shall  deliver  newly  issued IHS Shares
having an aggregate value (using the Closing Date as the date of determination in accordance with Section 3.1(a) below) equal to the Series D Merger Consideration to the Principal Shareholders registered in the names of the Principal Shareholders in accordance with their respective Proportionate Shares of the Series D Merger Consideration.

                          (IV) (A)  Buyer  shall  deliver  to the  Escrowee  (as
defined in Section 2.5 below) newly issued IHS Shares having a value (using the Closing Date as the date of determination in accordance with Section 3.1(a) below) equal to ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000) (the "PRIMARY ESCROW DEPOSIT") which payment will be credited against a portion of the Series A Merger Consideration payable to the Principal Shareholders (in accordance with their respective Proportionate Shares of the Series A Merger

Consideration), plus, if applicable in accordance with this Agreement, additional shares of IHS Stock having a value (using the Closing Date as the date of determination in accordance with Section 3.1(a), below) equal to up to FIVE MILLION DOLLARS ($5,000,000) (the "SUPPLEMENTAL ESCROW DEPOSIT"), which payment shall be credited against a portion of the Series A Merger Consideration payable to the Principal Shareholders (in accordance with their respective Proportionate Shares of the Series A Merger Consideration), with all of such shares to be held by the Escrowee pursuant to the Escrow Agreement (as defined in Section 2.5(a), below) (collectively, the "ESCROW DEPOSIT"), plus additional shares of IHS Stock having a value (using the Closing Date as the date of determination in accordance with Section 3.1(a), below) equal to ONE MILLION DOLLARS ($1,000,000) (the "MANATEE ESCROW DEPOSIT"), which payment will be credited against a portion of the Series A Merger Consideration payable to the Principal Shareholders (in accordance with their respective Proportionate Shares of the Series A Merger Consideration), with all of such shares to be held by the Escrowee pursuant to the Manatee Escrow Agreement (as described in Section 2.5(a)(ii), below); and

                  (B) the balance of the Series A Merger Consideration shall be paid by the delivery by Buyer of shares of IHS Stock having a value equal to the amount of such balance (using the Closing Date as the date of determination in accordance with Section 3.1(a) below) to the Principal Shareholders registered in the names of the Principal Shareholders in accordance with their respective Proportionate Shares of the Series A Merger Consideration.

                  (D) TRANSMITTAL.  Upon delivery to Buyer of stock certificates representing any Premiere Shares, Buyer shall promptly pay to, or on behalf of, each person entitled thereto the amount of cash (in respect of fractional shares as described below) and shall deliver certificates representing the number of shares to which such person is entitled, as provided above. No interest will be paid or accrued on any Merger Consideration payable upon the surrender of any certificate or certificates or other instruments. Until surrendered in accordance with the provisions of this subsection (d), the certificate or certificates or instruments which immediately prior to the Merger Time represented issued and outstanding Premiere Shares shall represent for all purposes the right only to receive the Merger Consideration set forth in this Agreement. After the Merger Time, there shall be no further registration of transfers on the records of the Company of any Premiere Shares.

                  (E) NO FRACTIONAL SHARES. No certificates or scrip representing fractional shares of IHS Stock shall be issued upon the surrender for exchange of certificates representing any Company Shares, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of IHS. Notwithstanding any other provision of this Agreement, each holder of Premiere Shares exchanged pursuant to the Merger (after taking into account all certificates representing Premiere Shares delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of IHS Stock multiplied by the value of such share determined in accordance with Section 3.1(a) below.

                  (F) (I) Immediately prior to the Closing, Buyer shall make a loan (the CLOSING SWAIN LOAN") to Swain in an amount equal to the lesser of: (x) fifty percent (50%) of the amount of the negative working capital and long-term liabilities included in the Estimated Closing Date Balance Sheet (prior to the purchase of shares contemplated by this subsection (f)); and (y) $4,000,000, by depositing (by wire transfer) such amount in an account of the Company, and such deposit shall be deemed to be full consideration for the purchase by, and issuance to, Swain of fully paid and nonassessable shares (the "NEW SWAIN PREMIERE SHARES") of the Company's Non-Voting Series D Common Stock ("SERIES D PREMIERE SHARES"). The Closing Swain Loan shall bear interest at the rate of eight and one-half percent (8 1/2) per anum commencing ninety (90) days after the Effective Date (as hereinafter in Section 3.1(k)) and shall be payable in four (4) equal installments coming due at the end of each consecutive thirty
(30) successive day period commencing on the Effective Date, and shall be evidenced by a promissory note issued by Swain to IHS in the form of Exhibit 2.1(f)(i)-1 hereto (the "SWAIN NOTE"), and shall be secured pursuant to a Stock Pledge Agreement (the "SWAIN STOCK PLEDGE AGREEMENT") in the form of Exhibit 2.1(c)(i)-2 hereto by all of the shares of IHS Stock into which the New Swain Premiere Shares are converted pursuant to the Merger (the "ADDITIONAL SWAIN IHS SHARES").

                       (II) Immediately prior to the Closing, Buyer shall make a loan (the "CLOSING HERZOG LOAN", and together with the Closing Swain Loan, the "CLOSING LOANS") to Herzog in an amount equal to the lesser of: (x) fifty percent (50%) of the amount of the negative working capital and long-term liabilities included in the Estimated Closing Date Balance Sheet (prior to the purchase of shares contemplated by this subsection (f)); and (y) $4,000,000, by depositing (by wire transfer) such amount in an account of the Company, and such deposit shall be deemed to be full consideration for the purchase by, and issuance to, Herzog of fully paid and nonassessable Series D Premiere Shares (the "NEW HERZOG PREMIERE SHARES", and together with the New Swain Premiere Shares, the "NEW PREMIERE SHARES"). The Closing Herzog Loan shall bear interest at the rate of eight and one-half percent (8 1/2%) per anum commencing ninety
(90) days after the Effective Date, and shall be payable in four (4) equal installments coming due at the end of each consecutive thirty (30) successive day period commencing on the Effective Date, and shall be evidenced by a promissory note issued by Herzog to IHS in the form of Exhibit 2.1(f)(ii)-1 hereto (the "HERZOG NOTE", and together with the Swain Note, the "PRINCIPAL SHAREHOLDERS' NOTES"), and shall be secured pursuant to a Stock Pledge Agreement (the "HERZOG STOCK PLEDGE AGREEMENT", and together with the Swain Stock Pledge Agreement, the "PRINCIPAL SHAREHOLDERS' STOCK PLEDGE AGREEMENTS") in the form of
Exhibit 2.1(f)(ii)-2 hereto by all of the Additional Herzog IHS Shares.

                  2.2      CERTAIN ADJUSTMENTS TO THE BASE AMOUNT.

                           (A)      WORKING CAPITAL; LONG-TERM LIABILITIES.

                       (I) (A) At the Closing, the Principal Shareholders shall deliver a certificate certifying to be their best good faith estimate of the amount of the aggregate working capital (as defined in clause (vi) below) of the Company and its subsidiaries as of the Closing Date on a consolidated basis (the "ESTIMATED CLOSING DATE WORKING CAPITAL"). If the Estimated Closing Date Working Capital is a negative amount, the Base Amount (and correspondingly, the Series A Merger Consideration and the Series B Merger Consideration) will be reduced by an amount equal to such negative amount.

                       (B) If the Estimated Closing Date Working Capital shall be a positive amount, the Base Amount (and correspondingly, the Series A Merger Consideration and the Series B Merger Consideration) will be increased by an amount equal to such positive amount.

                       (II) Additionally, at the Closing, the Company shall deliver to Buyer the balance sheet of the Company and its subsidiaries on a consolidated basis as of the Closing Date, certified by the Principal Shareholders to be their best good faith estimate thereof (the "ESTIMATED CLOSING DATE BALANCE SHEET"). The Base Amount (and correspondingly, the Series A Merger Consideration and the Series B Merger Consideration) will be reduced by an amount equal to the amount of the long-term liabilities of the Company and its subsidiaries on a consolidated basis as determined in accordance with generally accepted accounting principles, consistently applied ("GAAP") (except as otherwise provided in Section 2.2(a)(vi)) as set forth on the Estimated Closing Date Balance Sheet.

                       (III) Within one hundred twenty (120) days following the Closing Date, Buyer shall use its best efforts to complete a review ("BUYER'S REVIEW") of the balance sheet of the Companies and its subsidiaries on a consolidated basis as of the Closing Date (the "CLOSING DATE BALANCE SHEET"). If the Base Amount, after giving effect to any adjustments made at the Closing pursuant to Section 2.2(a)(i) and (ii), above, shall be subject to further adjustment based upon the Buyer's Review indicating that the aggregate working capital of the Company and the Subsidiaries on a consolidated basis as of the Closing Date (the "ACTUAL WORKING CAPITAL") was different from the Estimated Closing Date Working Capital, then the parties shall make such payments to each other as shall result in the Base Amount (and, correspondingly, the Series A Merger Consideration) being the amount that it would have been had the Actual Working Capital been used at Closing in lieu of the Estimated Closing Date
Working Capital. Any increase to the Series A Merger Consideration resulting therefrom shall be made by delivery by Buyer to the Principal Shareholders of shares of IHS Stock having an aggregate value equal to such increase valued based on the Applicable Valuation Date, and if the Series A Merger Consideration resulting therefrom is reduced, then the Escrowee (as defined below) shall deliver over to Buyer shares of IHS Stock having a value determined in accordance with Section 3.1(a), below, equal to such deficiency. In the event the deficiency exceeds the Escrow Deposit (as defined above) held by Escrowee, the Principal Shareholders shall be jointly and severally obligated to refund to Buyer the amount of such deficiency in IHS Stock valued in accordance with
Section 3.1(a), below. Furthermore, if the Buyer's Review reveals the aggregate amount of the Company's and the Subsidiaries' (on a consolidated basis) long-term liabilities as of the Closing Date (the "ACTUAL LONG-TERM
LIABILITIES") exceeded the amount of Company's and Subsidiaries' (on a consolidated basis) long-term liabilities as indicated on the Estimated Closing Date Balance Sheet, the Base Amount (and, correspondingly, the Series A Merger Consideration) shall be deemed to have been reduced by the amount of such excess, and the Escrowee shall deliver over to Buyer IHS Stock having a value equal to such excess. In the event the amount of such excess is greater than the Escrow Deposit held by Escrowee, the Principal Shareholders shall be jointly and severally obligated to refund to Buyer the amount of such excess in IHS Stock. The value of any IHS Stock to be distributed to the Buyer from the Escrowee will be as set forth in Section 3.1(a), below. Unless a Delay Payment Notice (as defined in clause (iv) below) shall have been given, or a Delay Payment Notice is under good faith consideration (prior to the last date on which such a Delay Payment Notice may be given), any such payment shall be made within two (2) business days after demand by the party entitled to the adjustment.

                       (IV) If the Principal Shareholders shall in good faith dispute the amount of working capital or long-term liabilities of the Companies and its subsidiaries on a consolidated basis as of the Closing Date as set forth in Buyer's Review, they shall give notice to Buyer (a "DELAY PAYMENT NOTICE") within thirty (30) days after delivery to them of Buyer's Review that all or any portion of the payment specified should not then be made and setting forth in reasonable detail their objections and the basis therefor, in which case, the disputed portion of any payment otherwise required to be made pursuant to clause
(iii) above shall be delayed, and Buyer and the Principal Shareholders' shall meet and in good faith attempt to resolve any disagreements within thirty (30) days after delivery to Buyer of the Delay Payment Notice. If the Principal Shareholders shall fail to timely deliver a Delay Payment Notice, the working capital and long-term liabilities amounts set forth in Buyer's Review shall be deemed accepted by the Group and shall be conclusive and binding on all parties hereto, absent fraud. If a Delay Payment Notice is timely delivered and the parties are unable to resolve such disagreements within such time period, the disagreements shall be referred to a "Big 4" accounting firm independent of the Buyer and Sellers selected by agreement between the Buyer and the Shareholders' Representative, or, if the Buyer and the Shareholders' Representative cannot so agree within the 30 day period referred to above, by lot (the "ARBITRATING ACCOUNTANTS"), and the determination of the Arbitrating Accountants shall be final, conclusive and binding on the parties hereto. The Arbitrating Accountants shall be directed to use their best efforts to reach a determination not more than thirty (30) days after such referral. The costs and expenses of the services of the Arbitrating Accountants shall be borne by the party whose proposal is further (by dollar amount) from the amount finally determined by the Arbitrating Accountants. Within two (2) business days after the final resolution of any matter covered by a Delay Payment Notice, any delayed payment shall be made to the extent determined to be due in accordance with such resolution.

                       (V) If there shall be discovered any liability that should have been included as a current liability or long-term liability on the Closing Date Balance Sheet but that was not so included, then Buyer, in its sole discretion, may elect to include such liability as a Permitted Liability, in which case such liability shall be included as a current liability or long-term liability, as the case may be, in the determination of the Actual Working Capital Amount or long-term liabilities, as the case may be, or to exclude such liability therefrom, in which case such liability shall be a Prohibited Liability and shall not be included as a current liability in the determination of the Actual Working Capital Amount, or in the Actual Long-term Liabilities.

                       (VI) For the purposes hereof, "WORKING CAPITAL" means the excess of current assets over current liabilities (including, without limitation all closing costs and expenses to the extent included on the Estimated Closing Date Balance Sheet), as determined in accordance with GAAP, applied consistently with the past application of GAAP by the Company; and "LONG- TERM LIABILITY" means any liability that would be set forth as a long-term liability on a balance sheet in accordance with GAAP, applied consistently with the past application of GAAP by the Company, with the following exceptions:

                       (A) all inter-company assets and liabilities among the Company and among its subsidiaries shall be excluded;

                       (B) all utility deposits in an amount not to exceed $130,000, and all cash reserves provided by the Company or any Subsidiary to any landlord, lessor, public utility or mortgagee to the extent the inclusion of such cash reserves is consistent with the accounting treatment used in the preparation of the Balance Sheet, and the debt services reserves for the Crystal Springs Facility (in an amount not to exceed $350,000) shall be included as current assets of the Company or such Subsidiary, except to the extent of any reasonable reserve taken for claims against such amounts by the holders thereof;

                       (C) working capital and long-term liabilities shall be determined as if the amount, if any, of the purchase price paid by the Company or its Subsidiaries pursuant to the closings under the SHCM Agreements (as hereinafter defined in Section 2.2(d)), as finally adjusted and paid pursuant to such SHCM Agreements (including, without limitation, any earnest money deposits credited against the purchase price) (the "AGGREGATE SCHM PURCHASE PRICE"), had not been paid (regardless of whether such purchase price is paid from the Company's cash or by incurring loans or by some combination thereof);

                       (D) any loan made by Buyer or its affiliates to Premiere pursuant to Section 2.2(d)(iii) below shall not be included as liabilities in the calculation of working capital or long-term liabilities for purposes hereof; and the assets and the liabilities of SHCM Holdings, Inc. and its subsidiaries shall not be included in the calculation of working capital or long-term liabilities for purposes hereof to the extent that such assets and liabilities are included in the calculation of any purchase price adjustment paid pursuant to Section 8.3 of the SHCM Stock Purchase Agreement (as hereinafter defined in
Section 2.2(d)); provided that it is understood that any liability arising out of the termination of any Contract (including, without limitation, any employment agreement) of SCHM Holdings, Inc. or any of its subsidiaries pursuant to Section 2.4 below) shall constitute liabilities of the Company for purposes of the determination of working capital and long-term liabilities; and

                       (E) based on the representation and warranty of the Company and the Principal Shareholders that all of the factual matters incorporated into the calculations attached hereto as Exhibit 2.2(a)(vi)(E) are true and correct, there shall be only an accrual of $310,000 included in working capital with respect to accrued sick pay days for employees of the Company or any Subsidiary who are not members of any union, and there shall be an additional accrual for accrued sick pay days of employees of the Company or any Subsidiary who are members of a union in the amount of $90,000; and

                       (F) the amount of the Series D Merger Consideration shall be deducted from the working capital.

                       (VII) Notwithstanding anything to the contrary contained in this Agreement, no liabilities of Manatee (as such term is defined in Section 12.2(d) below) or any of its direct or indirect wholly owned subsidiaries, including without limitation any Manatee Liability (as such term is defined in
Section 12.2(d) below) shall be included as a current liability or long-term liability of the Company or any Subsidiary for purposes of this Section 2.2(a), and no current assets of Manatee or any of its direct or indirect wholly owned subsidiaries shall be included as a current asset for such purpose. All liabilities of Manatee or any of its direct or indirect wholly owned subsidiaries, including without limitation, any Manatee Liability, shall constitute Prohibited Liabilities (as defined in Section 2.3(b)).

                       (VIII) Notwithstanding anything to the contrary contained in this Agreement, no liabilities of HCPIII Kansas, Inc. or any of its direct or indirect wholly owned subsidiaries (the "KANSAS SUBSIDIARIES") or Angell Care of Cahokia, Inc., Angell Care of Caseyville, Inc., or Caseyville Healthcare Association, Inc. or any of their respective direct or indirect wholly owned subsidiaries (the "ILLINOIS SUBSIDIARIES"), shall be included as a current liability or long-term liability of the Company or any Subsidiary for purposes of this Section 2.2(a), and none of their respective current assets shall be included as a current asset for such purpose. All liabilities of the Kansas Subsidiaries and the Illinois Subsidiaries shall constitute Prohibited Liabilities.

                       (B) EXTENSION OF SHORT LEASES. If any lease identified as a "SHORT LEASE" on Schedule 5.11(a) is not amended on or prior to the Closing Date to extend the term thereof (or to provide the tenant thereunder with the irrevocable (assuming no default) (and to the extent such Short Lease is otherwise assignable, the assignable) right to extend such term for no further consideration (excluding nominal payments such as reasonable attorney fees or which restate existing obligations) other than predetermined increases of rent) until the year 2013 on terms and conditions approved by Buyer, such approval not to be unreasonably withheld, then shares of IHS Stock having a value (valued using the Closing Date as the date of determination in accordance with Section 3.1(a) below) equal to the portion of the Series A Merger Consideration allocable to such Short Lease as set forth on Schedule 2.2(b) (the "SHORT LEASE EXTENSION ALLOCATION") shall, in lieu of being delivered to the Principal Shareholders, be deposited with the Escrowee, shall constitute Supplemental Escrow Deposit, and shall be added to the Primary Escrow Deposit. After the Closing, the Company, Principal Shareholders and Buyer shall cooperate to cause such Short Leases to be so amended at no cost or expense to Buyer (other than its reasonable legal fees and expenses). At such time as any Short Lease shall be amended as provided above, shares having a value (valued using the Closing Date as the date of determination in accordance with Section 3.1(a) below) equal to the Short Lease Extension Allocation amount applicable thereto shall be delivered to the Principal Shareholders (as payment of Series A Merger
Consideration) by the Escrowee from the Escrow Deposit, or if there are insufficient shares in the Escrow Deposit, Buyer shall deliver shares valued using the Closing Date as the date of determination or cash, at Principal Shareholders' election, to the extent necessary to cover any such deficiency. If any Short Lease relating to the Facilities known as "Old Capital", "Heritage Inn" or "Hart Care" (the "CARR FACILITIES") or to the Facilities known as "Oceanside" or "Savannah Beach" (the "FOSTER FACILITIES") (each a "CARR/FOSTER LEASE") is not so amended by the fifth anniversary of the Closing Date, or if any other Short Lease is not so amended by the second anniversary of the Closing Date, then the Base Amount (and the Series A Merger Consideration) shall be deemed reduced by the amount of the Short Lease Extension Allocation applicable to such Short Lease (and the Shareholders shall have no further right to recoup such reduction (whether or not the term of such Short Lease is thereafter extended)), and shares having a value (valued using the Closing Date as the date of determination in accordance with Section 3.1(a) below) equal to the Short Lease Extension Allocation amount applicable thereto shall be delivered to Buyer by the Escrowee from the Escrow Deposit, or if there are insufficient shares in the Escrow Deposit, the Principal Shareholders shall deliver shares valued using the Closing Date as the date of determination or cash, at Shareholders' Representative's election, to the extent necessary to cover any such deficiency. The Company and Principal Shareholders represent and warrant that they have delivered to Buyer true and complete copies of certain extension agreements, and based on the foregoing, Buyer acknowledges that, as of the date hereof, the Short Leases with respect to the Heart of Georgia Facility and the Macon Facility have been extended as required pursuant to this subsection (b), and accordingly, $2,100,000 of the $5,000,000 shall not be deposited in the Escrow Deposit and shall be included in the Base Amount (and correspondingly, the Series A Merger Consideration).

                  (C) AMENDMENTS TO BISHOP LEASES. If all (but not less than all) of the leases covering the Facilities identified as being leased from Gene Bishop, as landlord (the "BISHOP LEASES") on Schedule 2.2(c) are amended on or prior to the Closing Date to extend the term thereof until the year 2022 on substantially the same terms and conditions as are in existence on the date hereof (subject to base rent escalations of up to 2% per year), then the Base Amount (and, correspondingly, the Series A Merger Consideration) shall be increased by $1,150,000 and shares of IHS Stock having a value (valued using the Applicable Valuation Date (as defined in Section 3.1(a)) as the date of determination in accordance with Section 3.1(a) below) equal to such $1,150,000 shall be paid to the Principal Shareholders as additional Series A Merger Consideration. If any such amount shall become payable after the Closing, then such payment shall be made by delivery to the Principal Shareholders of shares of IHS Stock (valued using the Applicable Valuation Date as the date of determination in accordance with Section 3.1(a) below). The Company and the Principal Shareholders represent and warrant that they have delivered to Buyer true and complete copies of certain amendments to the Bishop Leases. Based on the foregoing, Buyer acknowledges that, as of the date hereof, the Bishop Leases have been amended (effective as of the Closing Date) in accordance with this subsection (c) and that upon receipt of the consent to such amendments from Pacific Life Insurance Company, the amounts payable pursuant to this subsection
(c) shall be included in the Base Amount (and correspondingly, the Series A Merger Consideration).

                       (D) LEASE OR ACQUISITION OF SOUTHEASTERN FACILITIES. (I) Buyer acknowledges that the Company has entered into that certain Stock Purchase Agreement (the "SHCM STOCK PURCHASE AGREEMENT") dated December 6, 1997 with Steven D. Johnson, Trustee under the Steven D. Johnson Revocable Trust, John W. Trost, Trustee under the John W. Trost Revocable Trust, and Brenda J. Trost, Trustee under the Brenda J. Trost Revocable Trust, with respect to all of the issued and outstanding shares of capital stock of SHCM Holdings, Inc. Furthermore, Buyer acknowledges that HCPIII Jesup, Inc., one of the Subsidiaries has entered into those two (2) certain Agreements of Purchase and Sale (each, a "SCHM ASSET PURCHASE AGREEMENT", and together with the SHCM Stock Purchase Agreement, the "SHCM AGREEMENTS"), each dated December 6, 1997, respectively with SHCM East Point Properties, Inc. and SHCM Atlanta Properties, Inc. to acquire the fee simple interest in the property upon which are located the Facilities known as the "Bonterra Nursing Home" and "Parkview Nursing Home" (the

"SOUTHEASTERN FACILITIES"). The parties agree that the SCHM Agreements constitute Contracts (as defined in Section 5.7 below). If all (but not less than all) of the transactions contemplated by the SCHM Agreements are consummated on or prior to the first anniversary of the Closing (and Premiere shall not have waived any of its conditions to closing thereunder), then the Base Amount (and, correspondingly, the Series A Merger Consideration) shall be increased by One Million Five Hundred Thousand Dollars ($1,500,000), and shares of IHS Stock, having a value (valued using the Applicable Valuation Date on the date of determination in accordance with Section 3.1(a) below) equal to such One Million Five Hundred Thousand Dollars ($1,500,000) shall be paid to the Shareholders' Representative for distribution to the Principal Shareholders (in accordance with their respective Proportionate Shares as additional Series A Merger Consideration.

                      (II) The Company (prior to the Closing) and each Principal
Shareholder hereby jointly and severally represent and warrant to Buyer that if each of the Southeastern Facilities was owned by HCPIII Jesup, Inc. on the date hereof, and the transactions contemplated by the SCHM Agreements all had been consummated prior to the date hereof, none of the representations and warranties made by them pursuant to this Agreement would, by reason thereof, be rendered false or inaccurate; it being understood that, without limiting the foregoing, all agreements, leases, contracts, instruments and commitments relating to the business of any Southeastern Facility or to which SCHM Holdings, Inc. or any of its subsidiaries (collectively with SCHM Holdings, Inc., the "SCHM SUBSIDIARIES") is a party or by which any SCHM Subsidiary or any of the assets of any SCHM Subsidiary or any of the assets acquired pursuant to either of the SCHM Asset Purchase Agreements are bound shall, for these purposes, be deemed to be Contracts, the employees, directors, officers and agents of each SCHM Subsidiaries shall, for these purposes, be deemed to be employees, directors, officers and agents of a Subsidiary of the Company, the SCHM Subsidiaries shall, for these purposes, be deemed to be Subsidiaries, the assets and the liabilities of the SCHM Subsidiaries shall, for these purposes, be deemed to be assets and liabilities of Subsidiaries (subject to Section 2.2(a)(vi)(C) and (D) above), the assets acquired and liabilities assumed by the Subsidiaries pursuant to the SCHM Asset Purchase Agreements would be deemed to be assets and liabilities of Subsidiaries (subject to Section 2.2(a)(vi)(C) and (D) above), and all tax returns, declarations of estimated tax and other reports required to be filed by any of the SCHM Subsidiaries shall be deemed to be Tax Returns (as hereinafter defined in Section 5.22). In furtherance of the foregoing, all of the disclosure schedules of the Company and the Principal Shareholders to this Agreement (other than the Financial Statements) have been prepared as if each of the Southeastern Facilities was owned by HCPIII Jesup, Inc. on the date hereof, and the transactions contemplated by the SCHM Agreements all had been consummated prior to the date hereof; provided that each of such disclosure schedules indicates which disclosures relate to the SCHM Facilities and the SCHM Subsidiaries. Notwithstanding anything to the contrary contained in Section 2.4 or any other provision of this Agreement, except for liabilities included in the determination of the Aggregate SCHM Purchase Price, or in the determination of working capital or long-term liabilities of the Company on a consolidated basis in accordance with Section 2.2(a)(vi)(D), all liabilities of any SCHM Subsidiary or arising under or out of any SCHM Agreement shall be Prohibited Liabilities (as hereinafter defined in Section 2.3(b)) (the "SCHM PROHIBITED LIABILITIES"). Without limiting the generality of the foregoing, any liability with respect to any wage and salary dispute including any employees of any SCHM Subsidiary shall be a Prohibited Liability except to the extent taken into account in determining the Aggregate SCHM Purchase Price or the working capital or long-term liabilities as aforesaid.

                      (III) No more than five (5) business days prior to the scheduled closing date under the SCHM Agreements, and provided that all of the conditions to purchaser's obligations to close under the SCHM Agreements shall have been satisfied (and not waived without Buyer's prior written consent), Buyer or one of its affiliates shall provide financing to the Company to complete the transactions contemplated by the SCHM Agreements on terms and conditions no less favorable to the Company than the terms and conditions offered to the Company by Omega Healthcare Corporation as set forth in the term sheet heretofore delivered by the Company to Buyer; provided, however, that Buyer or its affiliate shall be granted an option to purchase the assets and/or the issued and outstanding capital stock covered by the SCHM Agreements for a price equal to the sum of (x) the amount of the financing provided as set forth above, plus (y) $1,500,000, which purchase price may be paid by offsetting amounts due to Buyer or such affiliate, by cash, or by delivery of shares of IHS Stock (valued as of the date of exercise in accordance with Section 3.1 below); provided, however, that Buyer in its sole discretion may elect, upon payment to Premiere of the amount of the earnest money deposit paid to the sellers under the SCHM Asset Purchase Agreements by the Company prior to the date hereof and applied against the purchase price, to have the SCHM Asset Purchase Agreements assigned to it or its affiliates in lieu of providing the financing to complete the transactions contemplated thereby, in which case the option price referred to above shall be reduced by the amount of the financing that would have been provided therefor. The parties to such transactions shall be entitled to the same conditions, representations, warranties, covenants, indemnifications (subject to similar, but proportionately reduced, "deductibles" and "indemnification caps"), restrictive covenants and other benefits and protections to which such parties would have been entitled had the transactions contemplated by the SCHM Agreements been closed by the Company's Subsidiaries prior to the Closing Date.

                  (E) LEASE OF DADE COUNTY FACILITIES. (I) If the commencement of both (but not just one) of those two (2) certain Leases (the "SKYLER LEASES") dated December 31, 1997, each by and between Skyler Miami, Inc., as lessor and HCPIII South Florida, Inc., as lessee, with respect to the Facilities known as the "NORTH MIAMI NURSING AND REHABILITATION CENTER" and the "FOUNTAINHEAD NURSING CENTER" (collectively, the "DADE COUNTY FACILITIES") has occurred prior to the Closing, or the Company or any Subsidiary, or the Buyer, or any of its subsidiaries, leases or manages both (but not just one) of the Dade County Facilities on terms and conditions reasonably satisfactory to Buyer prior to the first anniversary of the Closing, then the Base Amount (and, correspondingly, the Series A Merger Consideration) shall be increased by $1,000,000, and shares of IHS Stock having a value (using the Applicable Valuation Date as the date of determination in accordance with Section 3.1(a) below) equal to One Million Dollars ($1,000,000) shall be paid to the Shareholders' Representative for distribution to the Principal Shareholders (in accordance with their respective Proportionate Shares of the Series A Premiere Shares) as payment of Series A Merger Consideration. Notwithstanding anything to the contrary contained in
Section 2.4 or any other provision this Agreement, all liabilities (the "SV/SOUTH FLORIDA LIABILITIES") arising under or out of the Agreement between Premiere Associates Management Company, Inc. and SV\South Florida Operations, Inc. ("SV/SOUTH FLORIDA") relating to the termination of certain management agreements (the "SV/SOUTH FLORIDA TERMINATION AGREEMENT"), or the Operations Transfer Agreement between HCPIII South Florida, Inc. and SV/South Florida dated as of December 31, 1997 (the "OPERATIONS TRANSFER AGREEMENT", and together with the SV/South Florida Termination Agreement, the "SV/SOUTH FLORIDA AGREEMENTS") shall be Prohibited Liabilities except to the extent such liabilities are taken into account in the determination of the Actual Working Capital Amount or the Actual Long-term Liabilities under Section 2.2(a). The Company and Principal Shareholders represent and warrant that each of said Skyler Leases commenced on February 1, 1998, and that the Management Agreements referred to in the SV/South Florida Termination Agreement have been terminated; and based on the foregoing, Buyer acknowledges that the additional Series A Merger Consideration referred to in this clause (i) is payable. Notwithstanding anything to the contrary set forth in this subsection (e), if termination of any Management Agreement covering any Dade County Facility, or if the entering into of any Skyler Lease shall constitute a breach of any union contract, then the increase in the Base Amount (and, correspondingly, the Series A Merger Consideration) contemplated by this subsection (e) shall be postponed until such breach is resolved to the satisfaction of Buyer, and the Principal Shareholders shall indemnify Buyer from and against any Losses (as hereinafter defined) arising out of any such breach.

                      (II) The Company (prior to the Closing) and each Principal Shareholder hereby jointly and severally represent and warrant to Buyer that if each of the Dade County Facilities was leased by a Subsidiary on the date hereof, and the transactions contemplated by the SV/South Florida Agreements all had been consummated prior to the date hereof, none of the representations and warranties made by them pursuant to this Agreement would, by reason thereof, be rendered false or inaccurate; it being understood that, without limiting the foregoing, all agreements, leases, contracts, instruments and commitments relating to the business of any Dade County Facility shall, for these purposes, be deemed to be Contracts, the employees, directors, officers and agents of each Dade County Facility shall, for these purposes, be deemed to be employees, directors, officers and agents of a Subsidiary of the Company, and any liabilities arising under the Skyler Leases shall, for these purposes, be deemed to be liabilities of Subsidiaries. In furtherance of the foregoing, all of the disclosure schedules (other than the Financial Statements) of the Company and the Principal Shareholders to this Agreement have been prepared as if each of the Dade County Facilities was leased by a Subsidiary of the Company on the date hereof, and the transactions contemplated by the SV/South Florida Agreements all had been consummated prior to the date hereof; provided that each of such disclosure schedules indicates which disclosures relate to the Dade County.

                  (F) SHAREHOLDERS' REPRESENTATIVE. Notwithstanding anything to the contrary contained in this Section 2.2, Buyer shall make any payments of Purchase Price adjustments to the Shareholders as instructed by Shareholders' Representative (as hereinafter defined). Each Shareholder hereby designates Swain, and Swain hereby accepts the designation as the representative of Shareholders ( the "SHAREHOLDERS' REPRESENTATIVE") to act for and on behalf of the Shareholders as provided in this Agreement. Each Shareholder shall be bound by all actions taken or omitted by Shareholders' Representative on behalf of any Shareholder as provided in this Agreement, and each Shareholder shall be deemed to have received any notice deemed given or payment made to Shareholders' Representative in accordance with the notice provisions of this Agreement on the date deemed given or the date paid to Shareholders' Representative, and Buyer shall be entitled to rely on all notices and consents given, and all settlements entered into on behalf of any Shareholder to the extent authorized pursuant to the terms of this Agreement notwithstanding any objections made by any Shareholder prior to, concurrently with or subsequent to the giving of any such notice or consent or the settlement of any such matter. Shareholders' Representative may be replaced only if and when all of the Shareholders shall notify Buyer that a new individual person (named in such notice) has been unanimously selected by them to be the new Shareholders' Representative, in which case such new person shall thereafter be the Shareholders' Representative.

                  2.3 ASSETS AND LIABILITIES.

                      (A) As of the Closing Date, the owned, leased and managed assets (the "ASSETS") of the Company and its Subsidiaries (as hereinafter defined in Section 5.1 (a)) will include all of the tangible and intangible assets which comprise or are utilized or are held for use in connection with the Company or any of the Subsidiaries or are necessary to the operation of the business of the Company and the Subsidiaries as presently constituted (the "BUSINESS"), including, without limitation, all property, plant, and equipment, contract rights, leasehold interests, fixed and moveable equipment, vehicles, furnishings, tangible personal property, inventory, supplies, cash, cash equivalents, prepaid expenses and accounts receivable (other than accounts receivable collected, cash expended and inventory, supplies, and other assets consumed, used or disposed of, in each case, in the ordinary course of business, consistent with prior practice and otherwise in conformance with the requirements of this Agreement), goodwill, tradenames, trademarks, all patient records and files, Certificates of Need, Medicare and Medicaid provider agreements and numbers, provider agreements with third party payors, telephone numbers, capital stock in subsidiaries, and to the extent permitted by law, all permits, licenses and other governmental approvals. Notwithstanding anything to the contrary contained herein, the Assets shall not include any capital stock in, or assets, of Manatee or any of its subsidiaries, or of any Kansas Subsidiary or of any Illinois Subsidiary. As of the Closing, all of the Assets shall be free and clear of all Liens other than Permitted Liens (as such term is defined in Section 5.6(c) below).

                      (B) As of  the  Closing,  there  will  not be  outstanding against the Company or any of its subsidiaries any claim, lawsuit, liability, obligation or debt of any kind or nature whatsoever (regardless of whether the same would constitute a liability to be set forth on a balance sheet in accordance with GAAP), whether absolute, accrued, due, direct or indirect, contingent or liquidated, matured or unmatured, joint or several, whether or not for a sum certain, whether for the payment of money or for the performance or observance of any obligation or condition ("PROHIBITED LIABILITIES"), other than
(x) such liabilities as are taken into account in the determination of the Actual Working Capital Amount or the Actual Long-term Liabilities under Section 2.2(a), (y) liabilities covered by insurance to the extent of insurance proceeds collected (or reasonably expected to be collected) with respect thereto, and (z) obligations arising out of services or products or other benefits to be provided to the Company or its subsidiaries after Closing under Contracts (as hereinafter defined in Section 5.7(a)) that are not to be terminated in accordance with
Section 2.4 below ("PERMITTED LIABILITIES"). It is expressly agreed that the Principal Shareholders shall be responsible for all Prohibited Liabilities of the Company or any of its subsidiaries, including, without limitation, (i) liabilities of the Company or any of its subsidiaries arising out of participation in the Medicare or Medicaid programs, or arrangements with any other third party payor, or arrangements with any person or entity that participates in the Medicare or Medicaid programs or any other third party payor program, including without limitation, with respect to any excess reimbursement, recapture, adjustment or overpayment whatsoever, in each case, attributable to any period on or prior to the Closing Date ("REIMBURSEMENT LIABILITIES"), (ii) malpractice claims asserted by patients or any other tort claims asserted, claims for breach of contract, or any claims of any kind asserted by patients, former patients, employees or any other party that are based on acts or omissions occurring on or before the Closing Date (except to the extent of insurance proceeds collected (or reasonably expected to be collected) with respect thereto), (iii) any accounts payable or employment or other taxes (except to the extent of the amount thereof, if any, included in the calculation of the Actual Working Capital Amount or Actual Long-term Liabilities), and (iv) accrued but unpaid compensation or other benefits to any of the employees, agents, consultants or advisers of the Company or any of its subsidiaries, including accrued vacation (except to the extent of the amount thereof, if any, included in the calculation of the Actual Working Capital Amount or Actual Long- term Liabilities). As set forth in Section 2.2(a)(vii) above, all liabilities of Manatee or any of its direct or indirect subsidiaries, shall be Prohibited Liabilities, including, without limitation, any Manatee Liability, as set forth in Section 2.2(a)(viii) above, all liabilities of the Kansas Subsidiaries and the Illinois Subsidiaries shall constitute Prohibited Liabilities, as set forth in Section 2.2(d)(ii) above, the SCHM Prohibited Liabilities shall constitute Prohibited Liabilities, and as set forth in Section 2.2(c) above the SV/South Florida Liabilities shall be Prohibited Liabilities. At Closing, the Principal Shareholders shall assume and undertake in a writing satisfactory to Buyer (the "UNDERTAKING") to perform all Prohibited Liabilities when and as the same become due in accordance with their terms. The Company, its subsidiaries and Buyer will not assume any liabilities of any Shareholder or provide any guaranty therefor or obtain any release of any of the same.

                  2.4 DESIGNATED CONTRACTS. Within ten (10) business days after the date hereof, Buyer shall deliver to the Shareholders' Representative
Schedule 2.4 setting forth each of the Contracts identified on Schedule 5.7(b) that the Company or any of its subsidiaries shall not retain as of the Closing (the "DESIGNATED CONTRACTS"); provided that no Management Agreement or Tenancy Lease shall be included on Schedule 2.4. Within five (5) days after Buyer shall have delivered Schedule 2.4 to Shareholders' Representative, the Shareholders' Representative may terminate this Agreement in accordance with Section 13.1 by giving notice thereof during such five (5) day period if any Contracts shall be listed on Schedule 2.4. If Shareholders' Representative shall not so notify Buyer within such time period, then such right to terminate this Agreement shall expire. Prior to the Closing, each Contract described on Schedule 5.26 and each other Designated Contract shall be terminated (or the Company and its subsidiaries shall otherwise be released from all liability with respect thereto) at the sole cost and expense of the Principal Shareholders (or at the cost of the Company or its subsidiaries to the extent such cost is expressly included in the calculation of the Actual Working Capital Amount or Actual Long-term Liabilities). It shall be a condition precedent of Buyer to the Closing that all required consents shall have been obtained from each party to each Contract (that is not a Designated Contract) with respect to which the change in control contemplated by this Agreement requires such consent ("CONSENT CONTRACTS"), except to the extent that the failure to obtain such consents with respect to Consent Contracts that do not constitute Lease-Related Contracts (as hereinafter defined) is not reasonably likely to have a material adverse effect on the Company or the operation of the Business. The Company (prior to the Closing only) and each Principal Shareholder hereby jointly and severally represent and warrant to Buyer that Schedule 5.7(b) correctly identifies each Consent Contract that is necessary for the Company or any Subsidiary to continue as the lessee under any Lease other than the Georgia billing office Lease identified as item 9 (ee) on Schedule 5.7(b) (each, a "LEASE-RELATED CONTRACT"). If the Company and Shareholders comply with their obligations under Section 9.4 below and any required consent is not obtained on or prior to Closing with respect to any Lease-Related Contract, then Buyer shall not be permitted to terminate its obligations under this Agreement by reason thereof, but the Base Amount (and, correspondingly, the Series A Merger Consideration and the Series B Merger Consideration), shall be reduced by the amount allocated to the Facility to which such Lease-Related Contract relates as set forth on Annex A to Schedule 5.7(b); provided, however, that if the aggregate amount of such reduction to be made by reason of this
Section 2.4 shall be equal to or exceed $7,000,000, then Buyer shall be entitled to terminate its obligations under this Agreement. If the Company or any of its subsidiaries shall enter into any agreement, lease, contract, instrument or commitment after the date hereof and prior to Closing that would be deemed to be "material" as defined in Section 5.7 below if it were in existence on the date hereof, or if there shall be disclosed any agreement, lease, contract, instrument or commitment that should have been disclosed on Schedule 5.7(b) hereto but that was not so disclosed, then Buyer shall have five (5) business days from the date on which so disclosed to Buyer to notify the Shareholders' Representative as to whether such agreement, lease, contract, instrument or commitment shall be a Designated Contract. If Buyer fails to so notify the Shareholders' Representative then such agreement, lease, contract, instrument or commitment shall not be deemed to be a Designated Contract. Without limiting the generality of the foregoing, all of the employment agreements referred to in
Schedule 6.6A to the SCHM Stock Purchase Agreement other than the one-year employment agreements with Brenda Canada, Sharon Leuzinger, Pamela Stripling, Tama Douglas, and Paul Stickland substantially in the form heretofore provided by Buyer to the Principal Shareholders, shall be terminated (or all amounts payable under such employment agreements at any time shall be included as current liabilities in the working capital of the Company and its subsidiaries on a consolidated basis as of the Closing Date regardless of whether in accordance with GAAP); provided further, that in the case of the employment agreement with Timothy Johnson, such employment agreement need not be terminated on the condition that any payments that may become due to such employee upon the subsequent termination of his employment after the second anniversary of the Closing Date (without releasing him from any restrictive covenants), shall be Prohibited Liabilities (and shall not be subject to Section 12.6(b) below).

         2.5      ESCROW INDEMNIFICATION.

                  (A) (I) At the Closing, pursuant to an Escrow Agreement to be executed by the parties in substantially the form and substance of Exhibit 2.5(a)(i) hereto, the Escrow Deposit shall be deposited with CoreStates Bank, N.A. or another escrow agent acceptable to Buyer and Shareholders' Representative (the "ESCROWEE") and shall be held by the Escrowee, together with all interest or income, if any, earned thereon in accordance with the Escrow Agreement, as a non-exclusive source of indemnification from the Principal Shareholders for any amount due to any Buyer Indemnitee (as such term is hereinafter defined in Section 12.2) pursuant to Articles II, XII, or otherwise. The Escrow Deposit (plus all interest or income earned thereon in accordance with the Escrow Agreement) less any claims made for Losses (as such term is defined in Section 12.2) and any amounts paid to Buyer or the Principal Shareholders in accordance with Section 2.2(b) above shall be released to Shareholders' Representative (for distribution to the Principal Shareholders) on the second anniversary of the Closing Date (the "ESCROW RELEASE DATE"). If on the Escrow Release Date, all amounts that may be due to the Principal Shareholders with respect to the extension of the Carr/Foster Leases have not been paid to the Principal Shareholders, then such unpaid amounts shall be delivered to Buyer in shares of IHS Stock, valued using the Closing Date as the date of determination or cash, at Principal Shareholders' election; provided however, that such delivery to Buyer shall not relieve Buyer of its obligations with respect thereto under Section 2.2(b), above.

                      (II) At the Closing, pursuant to the Manatee Escrow Agreement to be executed by the parties in substantially the form and substance of Exhibit 2.5(a)(ii) hereto, the Manatee Escrow Deposit shall be deposited with the Escrowee and shall be held by the Escrowee, together with all interest or income, if any, earned thereon in accordance with the Manatee Escrow Agreement, as a non-exclusive source of indemnification from the Principal Shareholders for any amount due to any Buyer Indemnitee pursuant to Section 12.2(d), below. The Manatee Escrow Deposit (plus all interest or income earned thereon in accordance with the Manatee Escrow Agreement) less any claims made for Losses pursuant to
Section 12.2(d), below, shall be released to the Shareholders' Representative (for distribution to the Principal Shareholders) on the earlier to occur of: (x) the third anniversary of the Closing Date and (y) such date as Buyer, the Company and their respective subsidiaries are fully released from the Manatee Liability in writing satisfactory in form and substance to Buyer (the "MANATEE RELEASE DATE").

                  (B) Subject to the limitations set forth in Article III below (including without limitation, with respect to the sale of shares of IHS Stock issued pursuant to this Agreement), if Shareholders' Representative shall so request, the shares of IHS Stock constituting all or part of the Escrow Deposit or Manatee Escrow Deposit, as the case may be, shall be sold in a bona fide third party transaction if the entire proceeds (net of broker's fees and commissions) of such sale shall become part of the Escrow Deposit or Manatee Escrow Deposit, as the case may be, and shall be deposited with the Escrowee and held pursuant to the Escrow Agreement or Manatee Escrow Agreement, as the case may be, and Buyer shall have reasonably determined that a satisfactory procedure shall have been established so that at all times before, during and after such sale, the escrowed shares of IHS Stock to be sold and said proceeds (net of broker's fees and commissions) thereof shall be subject to the sole possession and control of the Escrowee pursuant to the terms of the Escrow Agreement or Manatee Escrow Agreement, as the case may be and shall be, free and clear of all Liens of third parties (other than Liens in favor of the Escrowee to the extent, if any, provided in the Escrow Agreement or Manatee Escrow Agreement, as the case may be ).

                       (C) If any shares of IHS Stock constituting any part of the Escrow Deposit or Manatee Escrow Deposit, as the case may be shall be sold, the gross proceeds thereof shall be held by the Escrowee pursuant to the terms of the Escrow Agreement or Manatee Escrow Agreement, as the case may be, and shall be invested in accordance with the instructions of Shareholders' Representative (subject to the reasonable approval of Buyer) as provided in the Escrow Agreement or Manatee Escrow Agreement, as the case may be. Any interest or income or dividends paid on or in respect of all or any part of the Escrow Deposit or Manatee Escrow Deposit ("ESCROW INCOME") shall be added to, and shall thereafter constitute part of the Escrow Deposit or Manatee Escrow Deposit, as the case may be, and shall be paid pro rata with any payment of the Escrow Deposit or Manatee Escrow Deposit, as the case may be not constituting Escrow Income.

                       (D) The costs, fees and expenses of the Escrowee shall be borne equally by Buyer, on the one hand, and Principal Shareholders, on the other hand.

         2.6       ANGELL TRANSACTIONS.

                  (A) ANGELL OPTIONS. On or prior to Closing, the Principal Shareholders and the Company shall cause all of the Angell Options to be exercised. The Angell Family Limited Partnership shall be permitted to exercise the Angell Options to purchase up to an amount such that the Angell Group will hold Series C Common Shares entitling the Angell Group to receive up to $1,000,000 of IHS Shares if, but only if, each holder of the Angell Shares shall have entered into the Angell Agreement. The Merger Consideration otherwise allocated to the Series A Common Shares hereunder shall be reduced by the amount of Merger Consideration payable to the holders of the Angell Shares under the Angell Agreement.

                  (B) ANGELL GROUP NOTES. Buyer agrees that at the Closing it shall guaranty the repayment of the Angell Group Notes and that the Angell Group Notes may be amended to provide that they shall not be prepaid during the three-year period following the Closing Date, if the Pledged Shares shall be released from any Liens held by any or all members of the Angell Group.

                             ARTICLE III: IHS STOCK

         3.1 IHS STOCK. As set forth in this Agreement, the Merger Consideration and various adjustments to the Merger Consideration shall be payable by means of the delivery of shares of IHS Stock. Such deliveries shall be made in accordance with the following:

                  (A) SHARE VALUE. Whenever shares of IHS Stock are to be delivered pursuant to this Agreement, the number of shares of IHS Stock shall be valued as of the Applicable Valuation Date (defined below) by using the average closing New York Stock Exchange ("NYSE") price of IHS Stock for the sixty (60) trading day period ending on the date which is two (2) trading days prior to the applicable date of determination. Unless otherwise expressly provided elsewhere in this Agreement, the applicable valuation date (the "APPLICABLE VALUATION DATE") shall mean the date on which the dollar amount to be paid (whether by reason of an indemnification claim or Base Amount adjustment or otherwise) is finally determined.

                  (B) REGISTRATION RIGHTS. Buyer will use its best efforts to cause to be prepared, filed and declared effective by the Securities and Exchange Commission (the "COMMISSION"), within ninety (90) days following the Closing Date, a registration statement (a "SHELF REGISTRATION STATEMENT") for the registration of the IHS Stock issued to Shareholders, under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and Buyer shall maintain the effectiveness of such registration statement for a period of one (1) year following the Closing Date, or until no Shareholder shall own any of the shares of IHS Stock issued pursuant to this Agreement, whichever shall occur first, in each case except to the extent that an exemption from registration may be available.

                  (C) REGISTRATION EXPENSES. Shareholders shall not be responsible for, and Buyer shall bear, all of the reasonable expenses of the Buyer related to such registration including, without limitation, the fees and expenses of its counsel and accountants, all of its other costs, fees and expenses incident to the preparation, printing, registration and filing under the Securities Act of the Shelf Registration Statement and all amendments and supplements thereto, the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of shares of IHS Stock and the costs and expenses (including fees and disbursements of its counsel) incurred in connection with the qualification of the shares of IHS Stock under the Blue Sky laws of various jurisdictions. Buyer, however, shall not be required to pay or incur underwriter's or brokerage discounts, commissions or expenses, or to pay or incur any costs or expenses arising out of any Shareholder's failure to comply with its obligations under this Article III, or to pay or incur any costs or expenses arising out of the inclusion of any transferee of any Shareholder in the Shelf Registration Statement.

                  (D) RESALE  LIMITATIONS.  The  Principal  Shareholders  hereby covenant with Buyer that all resales by the Principal Shareholders and, if any, their transferees of such shares (other than transferees acquiring shares pursuant to a sale pursuant to an effective registration statement or Rule 144 promulgated pursuant to the Securities Act ("RULE 144") and in accordance with subsection (d)) of shares of IHS Stock issued pursuant to this Agreement shall be effected solely through Salomon Smith Barney, Inc., as broker, and resales by the Principal Shareholders and, if any, their transferees of such shares (other than transferees acquiring shares pursuant to a sale pursuant to an effective registration statement or Rule 144 and in accordance with this subsection (d)), shall not at any time, in the aggregate, during the period commencing on the Closing Date and ending 120 days after the Effective Date, exceed one hundred and thirty thousand (130,000) shares (plus, if any shares of IHS Stock are issued to the Principal Shareholders pursuant to subsection (k) below, twenty-five percent (25%) of the number of such additionally issued shares) during any thirty (30) day period, or thereafter exceed One Hundred Thousand (100,000) shares during any thirty (30) day period. For purposes of this subsection (d), the term Principal Shareholder shall include the Magnolia Shareholder, but shall exclude the Angell Group members, if any, and the Minority Shareholders with respect to any shares of IHS Stock received by them by reason of the Merger. Notwithstanding the foregoing, Buyer agrees that the foregoing volume restrictions shall not apply to: sales, until 150 days after the Shelf Registration Statement is declared effective, of shares of IHS Stock held in escrow and made pursuant to Section 2.5(b) above to satisfy
indemnification   or  Merger   Consideration   reduction   obligations   of  the
Shareholders.

                  (E) REGISTRATION PROCEDURES, ETC. In connection with the registration rights granted to the Shareholders with respect to the shares of IHS Stock as provided in this Section 3.1, after the Closing Buyer covenants and agrees as follows:

                      (I) Buyer will promptly notify the Shareholders' Representative, at any time when a prospectus relating to the Shelf Registration Statement is required to be delivered under the Securities Act, of the happening of any event known to Buyer as a result of which the prospectus included in the Shelf Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                      (II) Buyer shall furnish the Shareholders' Representative with such number of prospectuses as shall reasonably be requested by Shareholders' Representative in connection with any actual or contemplated resales.

                      (III) Subject to the ultimate sentence in Section 3.1(c) above, Buyer shall take all necessary action which may be required in qualifying or registering the shares of IHS Stock included in a Shelf Registration Statement for offering and resale under the securities or Blue Sky laws of such states as reasonably are requested by the Shareholders' Representative, provided that Buyer shall not be obligated to qualify as a foreign corporation or dealer to do business under the laws of any such jurisdiction.

                      (IV) The information included or incorporated by reference in the Shelf Registration Statement will not, at the time such Shelf Registration Statement becomes effective, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein as necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or as necessary to correct any statement in any earlier filing of such Shelf Registration Statement or any amendments thereto. The Shelf Registration Statement will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. Buyer shall indemnify the Shareholders and each person, if any, who controls such Shareholders within the meaning of ss.15 of the Securities Act or ss.20(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or any other statute, common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in such Shelf Registration Statement executed by Buyer or based upon written information furnished by Buyer filed in any jurisdiction in order to qualify shares of IHS Stock under the securities laws thereof or filed with the Commission, any state securities commission or agency, NYSE or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements contained therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to Buyer by any of the Shareholders specifically for use in such Shelf Registration Statement (it being understood that Buyer may rely on the representations and warranties of any Shareholder (relating to such Shareholder only) made pursuant to this Agreement in preparing the Shelf Registration Statement), any amendment or supplement thereto or any application, as the case may be. If any action is brought against any of the Shareholders or any controlling person of any of the Shareholders in respect of which indemnity may be sought against Buyer pursuant to this subsection 3.1(e)(iv), such person shall within thirty (30) days after the receipt thereby of a summons or complaint, notify Buyer in writing of the institution of such action and Buyer shall assume the defense of such action, including the employment and payment of reasonable fees and expenses of counsel (reasonably satisfactory to the applicable Shareholder or such controlling person). Such Shareholder or such controlling person shall have the right to employ her, his, its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Shareholder or such controlling person unless (A) the employment of such counsel shall have been authorized in writing by Buyer in connection with the defense of such action, or (B) Buyer shall not have employed counsel to have charge of the defense of such action within twenty
(20) days of the request therefor, or (C) such indemnified party or parties shall have reasonably concluded and notified Buyer that there may be defenses available to her, him, it or them which are different from or additional to those available to Buyer (in which case, Buyer shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the fees and expenses of not more than one additional firm of attorneys for the Shareholders and such controlling persons shall be borne by Buyer.

                       (V) The Shareholders, and their successors and assigns, shall severally, and not jointly, indemnify Buyer, its officers and directors and each person, if any, who controls Buyer within the meaning of ss.15 of the Securities Act or ss.20(a) of the Exchange Act against all loss, claim, damage, expense and liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or any other statute, common law or otherwise (Federal, State, local or otherwise), arising from inaccuracies in or omissions from information furnished in writing by or on behalf of any of such Shareholders, or any of their successors or assigns specifically for inclusion in the Shelf Registration Statement, any Exchange Act filing or any State Blue Sky Law filing.

                  (F) NOTICE OF SALE. No Shareholder shall resell or otherwise transfer any interest in any of the shares of IHS Stock issued to such Shareholder pursuant to this Agreement unless such Shareholder shall have complied in all material respects, with all of his, her or its obligations under this Agreement, and unless such Shareholder shall have given prior notice to Buyer, describing in reasonable detail such Shareholder's intention to effect the transfer and the manner of the proposed transfer. If the transfer is to be pursuant to an effective Shelf Registration Statement as provided herein, such Shareholder will resell only in compliance with the disclosure therein and discontinue any offers and sales thereunder upon notice from Buyer to the Shareholders' Representative that the Shelf Registration Statement relating to the shares of IHS Stock being transferred is not "current" until Buyer gives further notice that offers and sales may be recommenced. In the event of any such notice from Buyer, Buyer agrees to file expeditiously such amendments to such Shelf Registration Statement as may be necessary to bring it current during the period specified in this Section 3.1 and to give prompt notice to Shareholders' Representative when the Shelf Registration Statement has again become current. If any of the Shareholders delivers to Buyer an opinion of counsel reasonably acceptable to Buyer and its counsel in form and substance reasonably acceptable to them and to the effect that the proposed transfer of shares of IHS Stock may be made without registration under the Securities Act and all applicable state securities laws, such Shareholder will, subject to
Section 3.1(d) above, be entitled to transfer said shares of IHS Stock in accordance with the terms of the notice and opinion of their counsel.

                  (G) CONDITIONS. It shall be a condition precedent to the obligations of the Buyer to take any action pursuant to this Article III that the Shareholders' shall furnish to the Buyer such information regarding themselves, the shares of IHS Stock held by them, the intended method of disposition of such securities, and such other information as shall reasonably be requested by Buyer to the extent necessary to effect the registration of their shares of IHS Stock. In that connection, each Shareholder shall be required represent and warrant to the Buyer that all such information which is given is both complete and accurate in all material respects. It also shall be a condition precedent to the obligations of the Buyer to take any action pursuant to this Article III that the Shareholders shall deliver to the Buyer a statement in writing that they bona fide intend to resell, transfer or otherwise dispose of the shares of IHS Stock. Each Shareholder will, severally, promptly notify Buyer at any time when a prospectus relating to a Shelf Registration Statement covering such Shareholder's shares under this Section 3.1 is required to be delivered under the Securities Act, of the happening of any event known to such Shareholder as a result of which the prospectus included in such Shelf Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which such statements are made.

                  (H) INVESTMENT REPRESENTATIONS. All shares of IHS Stock to be issued hereunder will be newly issued shares of Buyer. Shareholders represent and warrant to Buyer that the IHS Stock being issued hereunder are acquired, and will be acquired, by the Shareholders for investment for their own accounts and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act or any applicable state securities law other than pursuant to an effective registration statement or Rule 144; the Shareholders acknowledge that the shares of IHS Stock issued to them pursuant to this Agreement constitute restricted securities under Rule 144, and may have to be held indefinitely, and the Shareholders agree that no shares of IHS Stock issued to them pursuant to this Agreement may be sold, transferred, assigned, pledged or otherwise disposed of except pursuant to an effective registration statement or an exemption from registration under the Securities Act, the rules and regulations thereunder, and under all applicable state securities laws. The Shareholders represent and warrant that each has the knowledge and experience in financial and business matters, is capable of evaluating the merits and risks of the investment, is able to bear the economic risk of such investment, and is an accredited investor within the meaning of Regulation D promulgated pursuant to the Securities Act. The Shareholders represent and warrant that each has had the opportunity to make inquiries of and obtain from representatives and employees of Buyer such other information about Buyer as he, she or it deems necessary in connection with such investment.

                  (I) LEGEND. It is understood that, prior to resale of any shares of IHS Stock pursuant to an effective Shelf Registration Statement pursuant to subsection (e) above, the certificates evidencing such shares of IHS Stock shall bear the following (or a similar) legend (in addition to any legends which may be reasonably required in the opinion of Buyer's counsel by the applicable securities laws of any state), and upon resale of such shares pursuant to such an effective registration, new certificates shall be issued for the shares sold without such legends except as otherwise required by law:

                      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF THE COMPANY'S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

                  (J) CERTAIN TRANSFEREES. Except in the case of any transfer of any shares of IHS Stock issued pursuant to this Agreement to a person pursuant to the laws of intestacy and succession upon the death of a Shareholder or in an open market transaction subsequent to the effective date of, and pursuant to, the Shelf Registration Statement covering such shares of IHS Stock or in accordance with Rule 144 promulgated under the Securities Act, no Shareholder shall transfer any such shares of IHS Stock to any person or entity unless such transferee shall have agreed in a writing, in form and substance satisfactory to Buyer, to be bound by the provisions applicable to the Shareholders under this
Article III and such transfer shall be made in accordance with all applicable Federal and state securities laws as set forth in subsection (g) above and otherwise in accordance with this Article III.

                  (K) If, notwithstanding the use of its best efforts as provided in subsection (b) above, Buyer does not cause the Shelf Registration Statement to be prepared, filed and declared effective within one hundred and fifty (150) days after the Closing Date, then as of the date that such Shelf Registration Statement shall become effective (the "EFFECTIVE DATE"), the number of Additional IHS Shares shall be adjusted so that the number of Additional IHS Shares issued to the Principal Shareholders pursuant to this Agreement shall have an aggregate fair market value equal to the original principal amount of the Closing Loans based upon a price per share of such stock equal to the average closing NYSE price of such stock for the thirty (30) trading day period ending on the date which is two (2) trading days prior to such effective date (the "ADJUSTED MARKET VALUE PER ADDITIONAL IHS SHARE"). Within five (5) business days after such effective date Buyer shall deliver notice (the "ADJUSTMENT NOTICE") to the Principal Shareholders of the Adjusted Market Value Per Additional IHS Share and the number of shares to be delivered by Buyer to Principal Shareholders (if the Adjusted Market Value Per Additional IHS Share shall be less than the average market value per share used on the Closing Date (the "INITIAL MARKET VALUE PER SHARE") or by the Principal Shareholders to Buyer (if the Adjusted Market Value Per Additional IHS Share shall be greater than the Initial Market Value Per Share) so as to effect the adjustment described in this subsection 3.l(k). The number of shares to be delivered or issued, as the case may be, shall be rounded up or down so that no fractional shares need be issued. Within five (5) business days the parties shall make the delivery of the shares of IHS Stock required in the Adjustment Notice.

                  (L) RULE 144 REPORTING. With a view to making available the benefits of the certain rules and regulations of the Commission which may permit the resale of restricted securities to the public without registration under certain circumstances, the Buyer agrees, so long as there shall be outstanding in the hands of the Shareholders 100,000 shares of IHS Stock issued pursuant to this Agreement, to furnish to each Shareholder who so reasonably requests in writing from time to time, a written statement by the Buyer as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Buyer, and such other reports and documents so filed with the Commission and that are publicly available as such Shareholder may reasonably request from time to time in availing himself, herself or itself of any rule or regulation of the Commission allowing such holder to sell any such shares without registration.

                             ARTICLE IV: THE CLOSING

                  4.1 TIME AND PLACE OF CLOSING. The closing (the "CLOSING") of the transactions contemplated by this Agreement shall take place by mail through escrow arrangements satisfactory to the parties hereto on the day that is one
(1) business day after satisfaction of all of the conditions to closing set forth in this Agreement, shall have been tendered, made or expressly waived, but in no event later than March 31, 1998, unless all necessary regulatory approvals have not been obtained. In such event, the Closing shall take place at such other time and place upon which the parties may agree. The date on which the Closing is held is referred to in this Agreement as the "CLOSING DATE".

           ARTICLE V: REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL
                            SHAREHOLDERS AND COMPANY

                      The Company (prior to the Closing) and each Principal Shareholder hereby jointly and severally represent and warrant to Buyer as follows:

         5.1      ORGANIZATION AND STANDING OF THE COMPANY; SUBSIDIARIES.

                      (A) Except as set forth on Schedule 5.1(a), the Company has no equity interest or investment, directly or indirectly, in any other corporation, limited liability company or partnership, limited or general partnership, joint venture, or other entity, organization or association.
Schedule 5.1(a) also sets forth the percentage equity interest and percentage voting interest held directly or indirectly (in which case the nature of such indirect interest also is set forth on Schedule 5.1(a)) in the entities, if any, listed on Schedule 5.1(a) and whether or not such equity interest or voting interest is held beneficially and of record. The parties agree that each entity in which the Company holds an equity interest and that is identified as a "Subsidiary" on Schedule 5.1(a) is sometimes referred to in this Agreement as a "SUBSIDIARY". Except as set forth on Schedule 5.1(a), the financial results of each Subsidiary are included in the Financial Statements (as such term is hereinafter defined in Section 5.8) on a consolidated basis in accordance with GAAP.

                      (B) Except as set forth on Schedule 5.1(b), each of the Company and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Copies of the Articles of Incorporation and By-Laws of the Company and copies of the Articles of Incorporation and By-Laws or other governance documents (such as certificates of limited partnerships and limited partnership agreements in the case of limited partnerships or articles of organization and operating agreements in the case of limited liability companies) ("GOVERNING DOCUMENTS"), and all amendments thereof to date, have been delivered to Buyer and are complete and correct. Each of the Company and each Subsidiary has the power and authority to own the property and assets now owned by it and to conduct the business presently being conducted by it and to enter into this Agreement and each of the Transaction Documents (as defined below in Section 5.2) to which it is a party and to perform its obligations hereunder and thereunder. Each of the Company and each Subsidiary is qualified to do business as a foreign corporation in each state where the ownership of its assets or the conduct of its business would make such qualification necessary.

         5.2 AUTHORITY. The Company has the full corporate power and authority to make, execute, deliver and perform this Agreement (including all Schedules and Exhibits hereto), and all other agreements, instruments, certificates and documents required or contemplated hereby or thereby (collectively "TRANSACTION DOCUMENTS") to be executed or delivered by it, and to consummate all of the transactions contemplated hereby and thereby. Such execution, delivery, performance and consummation have been duly authorized by all necessary action, corporate or otherwise, on the part of the Company. Any rights of any holder of equity in the Company to seek appraisal or to dissent to the transactions contemplated hereby have been irrevocably waived.

                  (B) Each Principal Shareholder has the full legal power and capacity to make, execute, deliver and perform this Agreement (including all Schedules and Exhibits hereto), and all Transaction Documents to be executed or delivered by him, her, or it, and to consummate all of the transactions contemplated hereby and thereby. Such execution, delivery, performance and consummation have been made in the exercise of each such Principal Shareholder's free will and volition, and any necessary consents of holders of indebtedness of such Principal Shareholders to the transactions contemplated by this Agreement have been obtained. In the case of any Principal Shareholder that is not an individual person, such execution, delivery, performance and consummation has been duly authorized by all necessary action, corporate, limited partnership, limited liability company or otherwise, on the part of such Principal Shareholder and its equity holders.

         5.3 BINDING EFFECT. This Agreement constitutes, and when delivered at or prior to the Closing, each Transaction Document executed by any Principal Shareholder or the Company will constitute, the legal, valid and binding obligations of such Principal Shareholder or the Company, as the case may be, enforceable against it, him or her, as the case may be, in accordance with their respective terms.

         5.4 ABSENCE OF CONFLICTING AGREEMENTS. Neither the execution or delivery of this Agreement or any of the Transaction Documents by any Principal Shareholder or the Company nor the performance by any Principal Shareholder or the Company of the transactions contemplated hereby and thereby, conflicts with, or constitutes a breach of or a default under or will cause the termination of
(A) in the case of the Company, any Subsidiary or any Principal Shareholder that is not an individual person, its Certificate of Incorporation or other Governing Document; or (B) any judgment, order, writ, injunction, decree, statute, law, rule, regulation, directive, mandate, ordinance or guideline ("GOVERNMENTAL REQUIREMENTS") of any Federal, state, local or other governmental or quasi-governmental agency, bureau, board, council, administrator, court, arbitrator, commission, department, instrumentality, body or other authority ("GOVERNMENTAL AUTHORITIES") applicable to it, him or her or the operation of the Business or the ownership of any of the Assets; or (C) any agreement, indenture, contract or instrument to which any Principal Shareholder is now a party or by which any of them or any of their respective assets is bound.

         5.5 CONSENTS. Except as set forth on Schedule 5.5, no authorization, consent, approval, license, filing or registration by the Company, any Subsidiary, any Shareholder or, to the best knowledge of the Group, the Buyer, with any Governmental Authority, is or will be necessary in connection with the entry into, execution, delivery and performance of this Agreement or any of the Transaction Documents by the Company or any Principal Shareholder, or for the consummation of the transactions contemplated hereby and thereby.

         5.6      SCHEDULE OF ASSETS AND PROPERTIES; TITLE; CONDITION.

                  (A) (I) Set forth on Schedule 5.6(a)(i)-1 is a complete and accurate list, arranged by Facility, of all material items of machinery, and all material items of equipment, office equipment, and furniture, and any other items of personal property, in each case that comprise or are utilized or are held for use in connection with the Company or any of the Subsidiaries or are necessary to the operation of the Business. For purposes of the foregoing, "material" means an item having a value in excess of $10,000. Set forth on
Schedule 5.6(a)(i)-2 is a complete and accurate list, arranged by Facility (and indicating the interest held therein), of all vehicles used in connection with the Business or owned or leased by the Company or any Subsidiary. Said Schedules 5.6(a)(i)-1 and 5.6(a)(i)-2 also set forth which of such assets are owned by the Company or any of the Subsidiaries (the "OWNED ASSETS"), leased by the Company or any of the Subsidiaries (the "LEASED ASSETS"), or managed by the Company or any of the Subsidiaries (the "MANAGED ASSETS").

                      (II) Set forth on Schedule 5.6(a)(ii) is a complete and accurate list of all patents, trademarks, service marks, copyrights, or applications for any of the same, franchises, proprietary rights and other authorizations (other than Licenses as set forth on Schedule 5.10 hereof), if any, and any other items of intangible or intellectual property that are owned, possessed or used by the Company (owned, managed, leased or licensed) that comprise or are utilized or are held for use in connection with the Company or any of the Subsidiaries or are necessary to the operation of the Business (the "PROPRIETARY RIGHTS"). There is no basis for any claim of infringement or misappropriation by or against the Company or any Subsidiary with respect to any of the Proprietary Rights.

                  (B) Except as set forth on Schedule 5.6(b), the Company or one of its Subsidiaries has good and marketable title to all of the Owned Assets or a good and valid leasehold interest in all of the Leased Assets, or the unrestricted right to use all of the Managed Assets, subject to no liens, claims, security interests, mortgages, pledges, charges, easements, rights of set off, restraints on transfers, restrictions on use, options, or encumbrances of any kind or nature whatsoever ("LIENS"), other than Permitted Liens (as defined below in subsection (c)). Except as set forth on Schedule 5.6(b), no person other than the Company or one of its Subsidiaries has any right to the use or possession of any of such property and no currently effective financing statement (other than financing statements granted by lessors of any Facilities leased to the Company or one of the Subsidiaries or by operators of any Facilities managed by any of the Company or Subsidiaries) with respect to any of such personal property has been filed in any jurisdiction, and none of the Company and the Subsidiaries has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement. Since formation, each of the Company and each Subsidiary has conducted its business activities only under the corporate and/or trade names set forth in Section 5.6(b) hereto. All of such personal property comprising equipment, improvements, furniture and other tangible personal property, whether owned, leased, managed or licensed, is in good operating condition and repair except for normal wear and tear in the ordinary course of business and except for items to be replaced in the ordinary course of business consistent with past practice, and is functioning in the manner and for the purpose for which it was intended and is in compliance with (and the operation thereof is in compliance with) all applicable Governmental Requirements, and is sufficient and suitable to operate the Business in a normal and efficient manner.

                  (C) "PERMITTED LIENS" means:

                      (I) each lien, if any, described on Schedule 5.6(c) hereto;

                      (II) carriers', warehouseman's, mechanics, materialmen's, repairmen's or other like liens arising in the ordinary course of business which are not overdue for a period of more than 30 days, that in the aggregate do not exceed $50,000;

                      (III) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business, provided that each such deposit shall be included in the Assets and shall not exceed $15,000 in any one case, or $75,000 in the aggregate;

                      (IV) pledges or deposits in connection with worker's compensation, unemployment insurance, and other social security legislation;

                      (V) (A) liens in favor of Magnolia or its wholly owned subsidiaries, or (B) the rights of lessors of Leased Assets under the leases thereof, or (C) Liens created by the owners of any Leased Facilities (as hereinafter defined in Section 5.11(b)) to the extent permitted by the applicable Tenancy Leases (as hereinafter defined in Section 5.11(b)) (but only to the extent that such Liens will not have a material adverse effect on the operation of the applicable Leased Facility), or (D) the rights of the owners of Managed Assets under the applicable Management Agreements, or (E) Liens created by the owners of Managed Facilities (as hereinafter defined in Section 5.11(b)) to the extent permitted by the applicable Management Agreement (but only to the extent that such Liens will not have a material adverse effect on the operation of the applicable Managed Facility); and

                      (VI) easements, rights-of-way, restrictions and other encumbrances which, in the aggregate, are not substantial in amount with respect to any Facility, and which do not in any case materially interfere with the ordinary conduct of such Facility.

                  (D) Except as set forth on Schedule 5.6(d), none of the personal property referred to in subsection (a) above is subject to a lease, sublease, license, sublicense, conditional sale, or similar arrangement.
Schedule 5.6(d) sets forth the annual rental and unexpired lease term of each such item, and all the information set forth thereon is true, complete and correct.

                  (E) The accounts receivable of the Company and the Subsidiaries are reflected properly on each of their books and records in accordance with GAAP, have been billed or invoiced in the ordinary course of business consistent with past practice, are not in dispute, and are bona fide.

                  (F) The quantities of inventory and supply items referred to in subsection (a) above are reasonable in light of the present and anticipated volume of the business of the Company and the Subsidiaries and the inventory and supplies are good, usable, merchantable, and salable in the ordinary course of the business of the Company and the Subsidiaries, in each case, as determined by the Company in good faith and consistent with past practice.

         5.7      CONTRACTS.

                  (A) The Principal Shareholders have made available for review by Buyer true, complete and correct copies of each agreement, lease, contract, instrument or commitment relating to the Business or to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of the Assets are bound ("CONTRACTS") that is in writing, and a written description of each material oral Contract. Without limiting the foregoing, the Principal Shareholders have delivered to Buyer true, complete and correct copies of each material written Contract. Each material Contract was entered into and requires performance in the ordinary course of business and is in full force and effect. None of the Company and the Subsidiaries is in default under any material Contract and there has not been asserted, either by or, to the knowledge of the Group, against the Company or any Subsidiary under any material Contract, any notice of default, set-off or claim of default. Except as set forth on Schedule 5.7(b), to the knowledge of the Group, the parties to the material Contracts, other than the Company and the Subsidiaries, are not in default of any of their respective obligations under any of the Contracts, and there has not occurred any event which with the passage of time or the giving of notice (or both) would constitute a default or breach under any material Contract. Except as set forth in Schedule 5.7(b), all amounts payable or receivable under each of the Contracts are, and will at the Closing Date, be on a current basis. Except as set forth in Schedule 5.7(b), the change of control in the Company or any Subsidiary to Buyer will not be deemed an assignment of, or require consent under any material Contract. None of the Company, the Subsidiaries and the Principal Shareholders has received notice or has reason to believe that any of the material Contracts will be terminated by any party thereto within 90 days after the date hereof pursuant to any provision thereof permitting any such party to terminate such material Contract with or without cause. For purposes of this Agreement, a Contract shall not be deemed to be "material" if: (i) it is not required to be disclosed pursuant to subsection (b) below, and (ii) (x) it is terminable by the Company or Subsidiary at a cost not to exceed $10,000 or
(y) it involves annualized payments of less than $50,000 and it is terminable at no cost within thirty (30) days. Attached hereto as Exhibit 5.7(a) is a standard form of therapy contract to which the Company or its Subsidiaries is a party. No therapy or rehabilitation or respiratory services contract with Communi-Care of America, Inc. or with any other third party deviates in any material respect from such standard contract, except as set forth on Schedule 5.7(b).

                  (B) Except as listed on Schedule 5.7(b), no Company or Subsidiary has any continuing rights or obligations under any written or express, oral or implied:

                      (I) contract, agreement or commitment for the employment or retention of, or collective bargaining, severance or termination of or with, any director, officer, employee, consultant, sales representative, or agent or group of employees, or any non-competition, non-solicitation, confidentiality or similar agreement with any such person or persons (provided that the foregoing shall not require the disclosure of immaterial oral agreements or oral commitments such as "at will" contracts);

                      (II) contract, agreement or arrangement for the acquisition or disposition of any assets, property or rights having a value in excess of $10,000 or in excess of $25,000 in any series of related transactions or requiring the consent of any party to the transfer and assignment of any such assets, property or rights (by purchase or sale of assets, purchase or sale of stock, merger or otherwise), including without limitation, option agreements;

                      (III) contract, agreement, instrument or commitment which contains any provisions requiring the Company or any Subsidiary to indemnify or act for any other person or entity or to guaranty or act as surety for any other person or entity;

                      (IV) contract, agreement or commitment restricting the Company or any Subsidiary from, or in favor of the Company or any Subsidiary and restricting any other person or entity from, conducting business anywhere in the world for any period of time or restricting the use or disclosure of any confidential or proprietary information or prohibiting the solicitation of business or of employees, agents or others;

                      (V) partnership, joint venture or management contract or similar arrangement, or agreement which involves a right to share profits or future payments with respect to the Business or any portion thereof or the business of any other person or entity;

                      (VI) licensing, distributor, dealer, franchise, sales or manufacturer's representative, agency or other similar contract, arrangement or commitment that involves annual payments in excess of $10,000;

                      (VII) contract, agreement or arrangement granting a leasehold or other interest in personal property to the Company or any Subsidiary, including without limitation, subleases, licenses and sublicenses that involves annual payments in excess of $10,000;

                      (VIII) contract, agreement or arrangement granting a leasehold or other interest in real property by any Company or Subsidiary, including without limitation, subleases, licenses and sublicenses, other than ordinary and customary rights of residents and patients of the Facilities;

                      (IX) contract, agreement or arrangement granting a leasehold or other interest in real property to any Company or Subsidiary, including without limitation, all Tenancy Leases (as defined in Section 5.11(b)) and Managed Leases (as defined in Section 5.11(c));

                      (X) management agreement with respect to any Facility (the "MANAGEMENT AGREEMENTS");

                      (XI) profit sharing, thrift, bonus, incentive, deferred compensation, stock option, stock purchase, severance pay, pension, retirement, hospitalization, insurance or other similar plan, agreement or arrangement applicable to any employee, consultant or agent of the Company or any Subsidiary not covered by clause (i) above;

                      (XII) agreement, consent order, plea bargain, settlement or stipulation or similar arrangement with any Governmental Authority;

                      (XIII) agreement with respect to the settlement of any litigation or other proceeding with any third person or entity;

                      (XIV) agreement relating to the ownership, transfer, voting or exercise of other rights with respect to any equity in the Company, any Subsidiary or any other entity, including without limitation, registration rights agreements, voting trust agreements and shareholder and proxy agreements; or

                      (XV) agreement not made in the ordinary and normal course of business and consistent with past practice, or that is not terminable by the Company or the applicable subsidiary at any time within thirty (30) days at a cost of not more than $10,000 or that involves annualized payments of in excess of $50,000 that is not set forth in subsections (i) through (xiv) above.

         5.8          FINANCIAL STATEMENTS.

                      (A) Attached hereto as Schedule 5.8(a) are the unaudited financial statements of the Company and the Subsidiaries on a consolidated basis for the fiscal quarters ended March 31, 1997, June 30, 1997, and September 30, 1997, and for the eleven (11) month period ended November 30, 1997, the audited financial statements of the Company and the Subsidiaries on a consolidated basis for the fiscal year ended December 31, 1995, and the audited financial statements of the Company and the Subsidiaries on a consolidated basis for the fiscal year ended December 31, 1996 (the "FINANCIAL STATEMENTS"). The Financial Statements (including any related notes thereto) are true and correct in all material respects and present fairly the financial condition and results of operations of the Company as, at and for the periods therein specified and were prepared in accordance with GAAP except as expressly set forth on Schedule 5.8(a). Each of the Financial Statements has been accompanied by the written certification of the Chief Financial Officer of the Company and the Principal Shareholders' to be true and correct in all material respects, to present fairly the financial condition and results of operations of the Company and the Subsidiaries on a consolidated basis as, at and for the periods therein specified, and to have been prepared in accordance with GAAP except as expressly set forth on Schedule 5.8(a). The books of account of the Company and the Subsidiaries from which the Financial Statements were prepared accurately reflect all of the items of income and expense, assets, liabilities and accruals of the Company and the Subsidiaries. The income statements included in the Financial Statements do not contain any items of special or nonrecurring income or expense or any other income not earned or expense not incurred in the ordinary course of business except as expressly specified therein, and such financial statements include all adjustments, which consist only of normal recurring accruals, necessary for such fair presentation.

                      (B) The unaudited balance sheet (the "BALANCE SHEET") contained in the Financial Statements as of September 30, 1997 (the "BALANCE SHEET DATE") reflects all liabilities as of the date thereof, and none of the Company and the Subsidiaries has any liabilities that are not reflected thereon, except for such current liabilities as have been incurred since the date of the Balance Sheet in the ordinary course of business consistent with past practice, and liabilities for the items and in the amounts listed on Schedule 5.8(b). Except to the extent set forth or reserved against on the Balance Sheet there is no basis for the assertion against the Company or any Subsidiaries of any liability of any nature or in any amount (other than current or scheduled liabilities as aforesaid).

                      (C) Attached hereto as Schedule 5.8(c) are the unaudited financial statements of the SCHM Subsidiaries on a consolidated basis for the fiscal year ended June 30, 1997 and the five (5) month period ended November 30, 1997 (the "SCHM SUBSIDIARY FINANCIAL STATEMENTS"). The Financial Statements (including any related notes thereto) are true and correct in all material respects and present fairly the financial condition and results of operations of the SCHM Subsidiaries as, at and for the periods therein specified and were prepared in accordance with GAAP. The books of account of the SCHM Subsidiaries from which the SCHM Subsidiary Financial Statements were prepared accurately reflect all of the items of income and expense, assets, liabilities and accruals of the SCHM Subsidiaries. The income statements included in the SCHM Subsidiary Financial Statements do not contain any items of special or nonrecurring income or expense or any other income not earned or expense not incurred in the ordinary course of business except as expressly specified therein, and such financial statements include all adjustments, which consist only of normal recurring accruals, necessary for such fair presentation.

                      (D) Attached as Schedule 5.8(d) are the unaudited income statements of the Dade County Facilities on a consolidated basis for the nine
(9) month period ended September 30, 1997 (the "DADE COUNTY FINANCIAL STATEMENTS"). The Dade County Financial Statements (including any related notes thereto) are true and correct in all material respects and present fairly the financial condition and results of operations of the Dade County Facilities for the periods therein specified and were prepared in accordance with GAAP. The books of account of the Dade County Facilities from which the Dade County Financial Statements were prepared accurately reflect all of the items of income and expense, assets, liabilities and accruals of the Dade County Facilities. The Dade County Financial Statements do not contain any items of special or nonrecurring income or expense or any other income not earned or expense not incurred in the ordinary course of business except as expressly specified therein, and such financial statements include all adjustments, which consist only of normal recurring accruals, necessary for such fair presentation.

          5.9          MATERIAL  CHANGES.  Except as  specifically  described on
Schedule 5.9 hereto, since the Balance Sheet Date, there has not been any material adverse change in the condition or prospects (financial or otherwise), of the assets, properties or operations of the Company or any of its Subsidiaries, and each of the Company and each of the Subsidiaries has conducted its business only in the ordinary course, consistent with past practice. The Company has identified and communicated to Buyer all material information that is peculiar or unique to the Business (but not applicable generally to all persons or entities in such business) with respect to any fact or condition that, to the knowledge of the Group, might adversely affect the future prospects (financial or otherwise) of any of the Business.

         5.10 LICENSES; PERMITS; CERTIFICATES OF NEED. Schedule 5.10 sets forth a description of each license, approval, permit, right or other authorization, other than immaterial local business licenses, that is necessary for the operation of any part of the Business (collectively, the "LICENSES"). The Company has delivered to Buyer true, correct and complete copies of all of the Licenses and the applications therefor. Schedule 5.10 also sets forth a description of each accreditation of the Business, copies of which the Principal Shareholders have delivered to Buyer. The Company or one of the Subsidiaries, as applicable, owns, possesses or has the legal right to use the Licenses, free and clear of all Liens. None of the Company and the Subsidiaries is in default under, and none of the Company and the Subsidiaries has received any notice of any claim or default or any other claim or proceeding relating to, any such License. Except as set forth on Schedule 5.10, none of the Licenses will expire prior to the first anniversary of the Closing Date or which may not be renewed in the ordinary course of business. The Business is, as it is currently conducted, licensed by all Governmental Authorities from which Licenses are required to carry on the Business. No stockholder, director or officer, employee or former employee of the Company or any Subsidiary, or any other person, firm or entity owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part in any License, except for the licensors to the Company or Subsidiary, and except for licenses of employees described on
Schedule 5.10 as such.

        5.11      THE FACILITIES.

                  (A) Schedule 5.11(a) is a list of all of the Facilities, and sets forth for each Facility all of the following information:

                      (I) the name of such Facility;

                      (II) the owner of the fee simple title to such Facility, the lessee of such Facility (if applicable), and the manager of such Facility (if applicable);

                      (III) (A) the number of licensed long-term care beds at the Facility, (B) the current rates charged by the Facility to its patients or residents, (C) the number of beds or units presently occupied in, and the occupancy percentage at, the Facility, (D) the number of patients or residents at the Facility: (x) who receive reimbursement from, or are participants in, any federal or state Medicare or Medicaid program or (y) for whom payment is not made by Medicare of Medicaid; and

                      (IV) whether said Facility is subject to a Short Lease (and if so, the Short Lease Extension Allocation applicable to such Short Lease), a Bishop Lease, or the New Greenville Lease, or is a Southeast Facility or a Salem Facility.

                  (B) The Company or one of its Subsidiaries has good and marketable title to the Facility that it listed as owned by it on Schedule 5.11(a)(ii) (the "OWNED FACILITY"), and has a good and valid leasehold interest for the term specified in the applicable lease (each a "TENANCY LEASE") for each Facility that it listed as leased by it on Schedule 5.11(a)(ii) (each a "LEASED FACILITY"), the Company does not have knowledge that any person or entity listed as the owner of any Leased Facility or of any Facility that is listed as managed by the Company or one of its Subsidiaries on Schedule 5.11(a)(ii) (each a "MANAGED FACILITY") does not have good and marketable title to such Leased or Managed Facility, and the Company does not have knowledge that any person or entity listed as the tenant of any Managed Facility does not have a good and valid leasehold interest for a term that is at least as long as the term of the applicable Management Contract for such Managed Facility, in each case, subject to no Liens other than Permitted Liens;

                  (C) To the best knowledge of the Company (but without independent investigation), with respect to each Managed Facility that is managed by the Company or any of its Subsidiaries pursuant to a Management Agreement on behalf of an operator (each, a "LESSEE/OPERATOR") that leases (rather than owns) such Managed Facility (each, a "MANAGED LEASED FACILITY"), neither said Lessee/Operator nor the applicable landlord is in default of any of its obligations under the lease (each, a "MANAGED LEASE") with respect to such Managed Leased Facility, and there has not occurred any event which with the passage of time or the giving of notice (or both) would constitute a default or breach by either of them under said Managed Lease; and a true and complete copy of each Managed Lease has been delivered to Buyer, and each such Managed Lease is, to the best knowledge of the Company (but without independent investigation), in full force and effect; and

                  (D) Except as set forth on Schedule 5.11(d), there are no leases or other agreements of the Company as lessor or operator, granting to any third party the right to use, occupy or manage any Facility (except the ordinary and customary rights of the patients and residents of the Facilities), and no person has any ownership interest or option or right of first refusal to acquire any ownership interest in any Facility or any building or improvements thereon.

                  (E) No written notices of violation have been received by the Company or any Subsidiary, or to the best knowledge of the Company (but without independent investigation), by any owner of any Leased Facility or any Lessee/Operator of any Managed Leased Facility, from any Governmental Authority that remains in effect which prohibits or restricts the existing use of the structures presently comprising the Facilities;

                  (F) Except as set forth on Schedule 5.11(f), to the best knowledge of the Company, there is no plan, study or effort by any Governmental Authority that would in any material way affect the present use or zoning of any Facility or any part thereof, and to the best knowledge of the Company, there are no assessments or proposed assessments and there is no existing, proposed or contemplated plan to widen, modify or realign any street or highway or any existing, proposed or contemplated eminent domain proceedings that would in any material way affect any Facility;

                  (G) Except to the extent set forth on the engineering reports attached hereto as Schedule 5.11(g), the buildings and other improvements comprising each Facility and all of their systems, including without limitation, the heating, ventilating and air conditioning systems, and the plumbing, electrical, mechanical and drainage systems, and roofs are in good operating condition, repair and working order, normal wear and tear excepted;

                  (H) No assessment for public improvements has been made against any Facility that remains unpaid and for which the Company or any Subsidiary is liable, and all public improvements ordered, commenced or completed with respect to any Facility prior to the date of this Agreement and for which the Company or any Subsidiary is liable, shall be paid for in full by the Company prior to the Closing; and



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

                  (I) None of the Company and the Subsidiaries has received any written notice of material noncompliance from any Governmental Authority regarding any of the improvements constructed at any Facility or the use or occupancy thereof which remains uncured.

         5.12 LEGAL PROCEEDINGS. Other than as set forth on Schedule 5.12, there are no disputes, claims, actions, suits or proceedings, arbitrations or investigations, either administrative or judicial, pending, or, to the knowledge of the Company, threatened or contemplated, nor, to the knowledge of the Company, is there any basis therefor, against or affecting the Company, any Subsidiary or any of the Assets, or the rights of the Company or any Subsidiary therein or the ability of any Shareholder or the Company to consummate the transactions contemplated herein, at law or in equity or otherwise, before or by any Governmental Authority, including, without limitation, any of the foregoing relating to the infringement of Proprietary Rights. None of the Company and the Subsidiaries has received any requests for information with respect to the transactions contemplated hereby from any Governmental Authority. Without limiting the generality of the foregoing, the investigation by the Office of the Inspector General of the United States of the Facility known as the "St. Petersburg Healthcare Center" does not, to the best knowledge of the Company and each Shareholder, involve any alleged violations of Governmental Requirements by the Company, any Subsidiaries or any Shareholder.

         5.13 EMPLOYEES. With respect to any employee of the Company or any Subsidiary receiving an annual salary of $75,000 or more, Schedule 5.7(b)(i), Schedule 5.7(b)(ix) and Schedule 5.13 together contain a true, complete and correct list of the name, position, current rate of compensation (together with a description of any specific arrangements or rights concerning such persons that are not reflected in any agreement or document referred to in
Schedule 5.7). Each of the Company and each Subsidiary is in compliance with all Governmental Requirements applicable to any and all of the employee benefit plans, agreements and arrangements referred to on Schedule 5.7(b)(i) or 5.7(b)(xi), including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). No such employee, consultant or agent has any vested or unvested retirement benefits or other termination benefits, except as described on Schedule 5.7(b)(i) or 5.7(b)(xi). The Balance Sheet contains an adequate reserve for vacation accruals. There are no severance obligations or continuing sick pay obligations of any Company or Subsidiary except as set forth on Schedule 5.13 or the calculations set forth on Exhibit 2.2(a)(vi)(E) above. Each employee, agent and consultant of the Company or any Subsidiary has all licenses necessary to carry on his or her obligations as an employee of the Company or any Subsidiary and to the knowledge of the Company (but without independent investigation), each such licensee is in compliance with all of the terms of all such licenses held by him or her. Except as set forth on Schedule 5.13, none of the Company and the Subsidiaries has received notice that any senior executive, facility administrator or director of nursing will terminate his or her employment within 180 days after the Closing Date, and the Company has no reason to believe that any such termination will be likely by reason of any change of control in the Company (or any Subsidiary) contemplated by this Agreement.



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

         5.14        COLLECTIVE   BARGAINING,   LABOR   CONTRACTS,   EMPLOYMENT
PRACTICES, ETC. Since the date that is two (2) years prior to the date hereof, there has been no material adverse change in the relationship between the Company or any Subsidiary and its employees nor any strike or labor disturbance by any of such employees affecting the Business and there is no indication that such a change, strike or labor disturbance is likely. Except as set forth on
Schedule 5.14, no employees of the Company or any Subsidiary are represented by any labor union or similar organization in connection with their employment by or relationship with, the Company or any Subsidiary, and to the knowledge of the Company, there are no pending or threatened activities the purpose of which is to achieve such representation of all or some of such employees. Except as set forth on Schedule 5.14, there are no pending suits, actions or proceedings against the Company or any Subsidiary relating to any of its past or present employees, and there are no threats of strikes, work stoppages or pending filed grievances by any such employees. Except as set forth on Schedule 5.14, none of the Company and the Subsidiaries has any collective bargaining or other labor contracts. Except as disclosed on Schedule 5.14, no Facility has been audited by the United States Department of Labor during the two (2) year period ending on the date hereof.

         5.15 ERISA. Except as set forth on Schedule 5.15, none of the Company and the Subsidiaries maintains or make contributions to and none of the Company and the Subsidiaries has at any time in the past maintained or made contributions to any employee benefit plan which is subject to the minimum funding standards of ERISA. Each plan identified on Schedule 5.15 is in compliance with ERISA and is fully funded. None of the Company and the Subsidiaries maintains or makes contributions to and none of them has, at any time in the past, maintained or made contributions to any multi-employer plan subject to the terms of the Multi-employer Pension Plan Amendment Act of 1980 (the "MULTI-EMPLOYER ACT").

           5.16 QUESTIONNAIRE. The healthcare law questionnaire heretofore delivered to the Company by Buyer (the "QUESTIONNAIRE") and attached hereto as
Exhibit 5.16 has been fully and accurately completed and does not contain any material misstatement of any fact and does not omit any fact that would have to be stated in order not to render any response to such Questionnaire materially misleading.

           5.17 INSURANCE AND SURETY AGREEMENTS. Schedule 5.17 contains a true and correct list of: (A) all policies of fire, liability and other forms of insurance held or owned by the Company or any Subsidiary or otherwise in force and providing coverage for the Business or any of the Facilities or Assets (including but not limited to medical malpractice insurance, and any state sponsored plan or program for worker's compensation); (B) all bonds, indemnity agreements and other agreements of suretyship made for or held by the Company or otherwise in force and relating to the Business or any of the Facilities or Assets, including a brief description of the character of the bond or agreement, the name of the surety or the indemnifying party. Schedule 5.17 sets forth for each such insurance policy the name of the insurer, the amount of coverage, the type of insurance, the policy number, the annual premium and a brief description of the nature of insurance included under each such policy and of any claims made thereunder or increases in premiums therefore during the past two years.
Such policies are owned by and payable solely to the Company or one of its Subsidiaries, and said policies or renewals or replacements thereof will be outstanding and duly in force at the Closing Date. All insurance policies listed on Schedule 5.17 are in full force and effect, all premiums due on or before the Closing Date have been or will be paid on or before the Closing Date, none of the Company and the Subsidiaries has been advised by any of its insurance carriers of an intention to terminate or modify or materially raise the premiums for any such policies, nor have any of them failed to comply with any of the material conditions contained in any such policies.

         5.18 RELATIONSHIPS. Except as disclosed on Schedule 5.18, no officer, director or employee of the Company or of any Subsidiary, and no Shareholder, no member of any Shareholder's immediate family or of the immediate family of any principal or partner of any Shareholder, and no person or entity which is controlled by, under common control with, or controlling any of them (each, an "AFFILIATE") has, or at any time within the last two (2) years has had, a material ownership interest in any business, corporate or otherwise, that is a party to, or in any property that is the subject of, business relationships or arrangements of any kind relating to the operation of the Business. Except as set forth on Schedule 5.18, no Shareholder or Affiliate is guaranteeing any obligations of the Company or of any Subsidiary.

          5.19 ASSETS COMPRISING THE BUSINESS. The Assets, including without limitation, all Owned Assets, Leased Assets and Managed Assets (including without limitation, all inventory included therein), Facilities, Contracts, Proprietary Rights and Licenses listed on the Schedules to this Agreement, are all of the tangible and intangible properties (real, personal and mixed), including, without limitation, all licenses, intellectual property, permits and authorizations, contracts, leases and other agreements that are necessary or material to the operation of the Business as now operated.

          5.20 ABSENCE OF CERTAIN EVENTS. Except as set forth on Schedule 5.20, since the Balance Sheet Date, none of the Company and the Subsidiaries has:

                      (A) sold, assigned, transferred or disposed of any Assets, except in the ordinary course of business consistent with past practice;

                      (B) mortgaged, pledged or subjected to any Lien of any nature whatsoever any of the Assets, other than Permitted Liens;

                      (C) entered into any Contract, or made or suffered any termination of any Contract, or made or suffered any modification or amendment of any Contract except for terminations, modifications and amendments of Contracts made in the ordinary course of business consistent with past practice and which would not adversely affect earnings or otherwise be material, and none of the Company and the Subsidiaries has received notice or has knowledge that any Contract has been terminated or will be terminated or modified or amended (as aforesaid);

                      (D) except in the ordinary course of business, consistent with past practice, or otherwise to comply with any applicable minimum wage law, increased the salaries or other compensation of any of its employees, or made any increase in, or any additions to, other benefits to which any of such employees may be entitled;



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

                      (E) discharged or satisfied any Lien or encumbrance, or satisfied, paid or prepaid any material liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities, the failure to pay or discharge of which has caused or may cause any actual damage or risk of loss to the Company or any Subsidiary or the Business or the Assets;

                      (F) incurred any liabilities, other than trade payables and other operating liabilities that would be reflected on the date incurred as current liabilities on a balance sheet of the Company and the Subsidiaries, on a consolidated basis, in accordance with GAAP, and in the ordinary course of business consistent with past practice;

                      (G) failed to collect accounts receivable in the ordinary course of business consistent with past practice;

                      (H) changed any of the accounting principles followed by it or the methods of applying such principles;

                      (I) canceled, modified or waived any debts or claims held by it, other than in the ordinary course of business consistent with past practice, or waived any rights of substantial value, whether or not in the ordinary course of business; or

                      (J) issued any capital stock, or declared or paid or set aside or reserved any amounts for payment of any dividend or other distribution in respect of any equity interest or other securities, or redeemed or repurchased any of its capital stock or other securities, or made any payment to any Affiliate except for payments of compensation in the ordinary course of business consistent with past practice and disclosed to Buyer as such;

                      (K) failed to collect, withhold and/or pay to any proper Governmental Authority, any Taxes (as hereinafter defined in Section 5.22) required by applicable Governmental Requirement to be so collected, withheld and/or paid;

                      (L) instituted, settled or agreed to settle any litigation, action or proceeding before any Governmental Authority relating to it or its property or received any threat thereof, except for settlements of cost report claims in the ordinary course of business consistent with past practice and that have not had a material adverse effect on the Company or the Business;

                      (M) entered into any material transaction other than in the ordinary course of business consistent with past practice; or

                      (N) agreed or otherwise become committed to do any thing described in any of subsections (a) through and including (m) above.

         5.21         COMPLIANCE WITH LAWS.

                      (A) The Company and each Subsidiary is in compliance with, and to the Group's knowledge, each of their respective licensed employees are in material compliance with, all Governmental Requirements applicable to them, the Assets or the operation of the Business.

None of the Company and the Subsidiaries has received any claim or notice that any of the Facilities or Assets is not in compliance with any applicable
Governmental Requirement. The Company shall report to Buyer, within five (5) days after its receipt thereof, any written or oral claims or notices that any of the licensed employees of it or any Subsidiary, any of the Facilities, or any of the Assets is not in compliance with any of the foregoing.

                      (B)  Except  as set  forth  on the  environmental  reports identified on Schedule 5.21(b), at all times, each of the Company and each Subsidiary has complied, and is complying in all respects with all environmental and related Governmental Requirements applicable to it, the Facilities, and its Assets, including, but not limited to, the Resource Conservation and Recovery Act of 1976, as amended, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act, and subsequent amendments, the Federal Toxic Substances Control Act, as amended, with respect to the environmental or healthful state, condition or quality of any property (collectively "ENVIRONMENTAL LAWS"). The foregoing representation and warranty applies to all aspects of the operation of the Business and the use and ownership of the Assets including, but not limited to, the use, handling, treatment, storage, transportation and disposal of any hazardous, toxic or infectious waste, material or substance (including medical waste), and to petroleum products, material or waste whether performed on any of the Leased Properties, at any Facility, or at any other location. No uncured notice from any Governmental Authority has been served upon the Company or any Subsidiary, or any of its agents or representatives claiming any violation of any Environmental Law, or requiring or calling attention to the need for any work, repairs, or demolition, on or in connection with any of such properties in order to comply with any Environmental Law.

        5.22 TAXES. Except for Taxes that have accrued in the ordinary course of business since the Balance Sheet Date, the Balance Sheet sufficiently provides for all accrued, deferred and unpaid federal, state, local and foreign net or gross income, profits, property, sales, use, excise, license, franchise, severance, stamp, occupation, premium, windfall profits tax, alternative and add-on minimum taxes, customs duty, added value, payroll, employer's income, withholding and social security taxes, excise or other taxes ("TAXES") and any penalties, interest, governmental charges, assessments and deficiencies related thereto, payable by the Company or any Subsidiary. All Taxes payable by the Company or any Subsidiary, and all interest and penalties thereon, whether disputed or not, have been paid in full when due, all tax returns, declarations of estimated tax and other reports required to be filed in connection therewith ("TAX RETURNS") have been accurately prepared and completed on an appropriate basis and duly and timely filed in accordance with all Governmental Requirements, all computations and taxable income correctly and accurately made and reported in accordance with all Government Requirements, and all withholdings and deposits required by Governmental Requirements to be made by the Company or any Subsidiary with respect to employee's withholding taxes have been duly made. Except as set forth on Schedule 5.22, neither the Company nor any of the Subsidiaries has any tax deficiency or claim outstanding, proposed or assessed against it, and there is no basis for any such deficiency or claim. There is not now in force any extension of time with respect to the date on which any Tax Return was or is due to be filed by or with respect to the Company or any Subsidiary or any waiver or agreement by the Company or any Subsidiary for the extension of time for assessment of any Tax. None of the Company and the Subsidiaries is a party to any pending action or proceeding, and, to the knowledge of the Company, no action or proceeding has been threatened by any Governmental Authority for assessment or collection of any Taxes, nor has any claim for assessment or collection of Taxes been asserted against the Company or any Subsidiary. None of the Company and the Subsidiaries is a party to any tax sharing agreement or arrangement. True and complete copies of all Federal and State Tax Returns of the Company and the Subsidiaries for the tax years ending December 31, 1996 and 1995 have been delivered to Buyer.

                  5.23 ENCUMBRANCES CREATED BY THIS AGREEMENT. Neither the execution and delivery of this Agreement nor the execution and delivery of any of the Transaction Documents by the Company or any Shareholder creates, and the consummation of the transactions contemplated hereby or thereby will not create, any Liens on any of the Assets in favor of third parties.

                  5.24 QUESTIONABLE PAYMENTS. None of the Company's, Subsidiaries and Shareholders has, and to the knowledge of the Company, no director, officer, agent or employee of the Company or any Subsidiary has made or received any illegal or unlawful payment, bribe, kickback, political contribution or other similar questionable payment for any referrals or otherwise in connection with the ownership or operation of the Business, including, without limitation, any of the same that would constitute a violation of the Foreign Corrupt Practices Act of 1977, as amended.

                  5.25 REIMBURSEMENT MATTERS. Except as set forth on Schedule 5.25, each of the Company, each Subsidiary and, to the Company's knowledge, each operator of any Managed Facility (each, a "MANAGED FACILITY OPERATOR"), to the extent necessary to conduct its business in a manner consistent with past practice, is qualified for participation in the Medicare and Medicaid programs, and each other third party reimbursement source in which it participates. Except as set forth on Schedule 5.25, none of the Company, any Subsidiary and any Managed Facility Operator has any liability with respect to recoupment from the Medicare or Medicaid programs or any other third party reimbursement source (inclusive of managed care organizations) that would exceed the reserves or allowances made therefor as set forth on the Balance Sheet, and there is no basis for the assertion of any such recoupment claim, and none of the Company, any Subsidiary and any Managed Facility Operator has received any notice of any such assertion, including without limitation, any notice of denial or recoupment from the Medicare or Medicaid programs, or any other third party reimbursement source that arose out of any transactions completed prior to the date hereof, and no Medicare or Medicaid investigation, survey, or audit is pending or, to the knowledge of the Company, threatened with respect to the operation of the business of any Facility. None of the Company, any Subsidiary and any Managed Facility Operator nor, to the knowledge of the Company, any of their respective licensed employees has been convicted of, or pled guilty or nolo contendere to any criminal offense related to any Medicare or Medicaid program while such person was an employee of any of them or after the termination of such person's employment by any of them for acts committed while employed by any of them, and, to the knowledge of the Company, none of such employees has committed any offense which may serve as the basis for suspension, restriction, or exclusion of the Company, any Subsidiary or any Managed Facility Operator from the Medicare and Medicaid programs, or any other third party reimbursement source. Except as set forth on Schedule 5.25, since January 1, 1998, none of the Company, the Subsidiaries and the Managed Facility Operators has received any notice from the Medicare or Medicaid programs or any other third party reimbursement source to the effect that the basis on which it receives reimbursement for its services is to be changed in any manner that could have a material adverse effect on the Company and the Subsidiaries taken as a whole. The Company has made available to Buyer true, complete and correct copies of the most recent surveys and inspection reports from, and plans of correction provided by, the Company, any Subsidiary or any Managed Facility Operator to, any governmental health care regulatory agency, intermediary or authority or any other licensing organization and any and all correspondence between or on behalf of any such regulatory agency, intermediary or authority or licensing organization concerning any and all deficiencies, inadequacies or non-compliance with regulations or standards applicable to any Facility. Except as set forth on
Schedule 5.25, there are no violations, orders or deficiencies issued or recommended by any such Governmental Authority (including, without limitation, licensing organizations), and except as set forth on Schedule 5.25, there are (and within the past three (3) years there has been) no inspections, license reviews, investigations or proceedings of any sort pending by or before any such Governmental Authority that relate to any Facility. All such violations and deficiencies have been fully remedied by the applicable Company, Subsidiary or Managed Facility Operator or withdrawn by the applicable Governmental Authority. During the twelve-month period immediately preceding the date hereof, no Facility has been placed on "Vendor Hold" or similar status or become subject to any other disciplinary or punitive action, or been cited for any violations that are likely to lead to the Facility being placed on "Vendor Hold" or similar status or subject to any other disciplinary or punitive action. Except as set forth on Schedule 5.25, none of the Company, any Subsidiary and any Managed Facility Operator has been served with any notice which (x) requires the performance of any work or alterations on any Facility, or in the streets bounding thereon, or (y) orders the installation, repair or alteration of any public improvements on or about any Facility or the streets bounding thereon. Each Facility is in material compliance with all "Conditions and Standards of Participation" in the Medicare or Medicaid Programs. Each of the Company, the Subsidiaries and the Managed Facility Operators has timely filed all required cost reports with respect to Medicare and Medicaid, and has provided to Buyer its audited and unaudited cost reports for Medicare and Medicaid and all other rate compensation and reimbursement reports, audits and schedules prepared or issued by, or filed with, any Governmental Authority with respect to the operations of any Facility for the last three (3) years, and each such report is complete and accurate in all material respects.

                  5.26 CAPITAL STOCK OF THE COMPANY.  Schedule 5.26 sets forth a complete list and description of all of the authorized capital stock of the Company, the number of shares issued and outstanding of such capital stock and the identity of each holder thereof, in each case indicating the number of shares held. No shares of the Company's capital stock are held in the treasury of the Company. The Company has only one class of capital stock. The Shareholders are the lawful record and beneficial owners of all of the Subject Shares as indicated on Schedule 5.26, free and clear of all Liens, and all of such stock is duly authorized, validly issued, and fully paid and non-assessable. Each Shareholder has the full legal power to transfer and deliver the Subject Shares listed as owned by him, her or it on Schedule 5.26 in accordance with this Agreement, and delivery of such Subject Shares to Buyer pursuant hereto will convey good and marketable title thereto, free and clear of all Liens. Except for the stock options granted as set forth on Schedule 5.26, there are not now any and, on the Closing Date there will be no, subscription, participation, preemptive or first refusal rights to purchase or otherwise acquire shares of capital stock of the Company from the Company or any Shareholder or any one else pursuant to any provision of law or the Articles of Incorporation or ByLaws of the Company or by agreement or otherwise. Except for the Angell Options granted as set forth on Schedule 5.26, there are not now any and, on the Closing Date there shall not be any, outstanding warrants, options, or other rights to subscribe for or purchase from the Company any shares of capital stock of the Company or any Shareholder or any one else, nor are there and there shall not be outstanding on the Closing Date, any securities convertible into or exchangeable for any such shares. Except as described on Schedule 5.26, there are no voting agreements, arrangements, trusts or restrictions relating to any of the Subject Shares. The consent of each member of the Angell Group to the consummation of the transactions contemplated by this Agreement has been obtained if and to the extent such consent is required.

                  5.27 FINDERS. No broker or finder has acted for any Shareholder or the Company in connection with the transactions contemplated by this Agreement other than Robinson-Humphrey Company, Inc. (the "BROKER"), and other than the Broker, no other broker or finder is entitled to any broker's or finder's fee or other commission in respect thereof based in any way on agreements, understandings or arrangements with any Shareholder or the Company.

                  5.28 SHAREHOLDER UNTRUE STATEMENT. None of the representations and warranties of the Company or any Shareholder made in or pursuant to this Agreement contains any untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such representation not misleading in any material respect.

                  5.29 MANATEE, KANSAS AND ILLINOIS SUBSIDIARIES. None of the Kansas or Illinois Subsidiaries has any material liabilities or assets (including rights such as options), and except as set forth on Schedule 5.29, no items of revenue, income or expense from any of them or from Manatee or any of its subsidiaries was included in any of the Financial Statements.

           ARTICLE VI: REPRESENTATIONS AND WARRANTIES OF THE MINORITY
                                  SHAREHOLDERS

                  Each Minority Shareholder hereby severally represents and warrants to Buyer as follows:

                  6.1 AUTHORITY. Such Shareholder has the full legal power and capacity to make, execute, deliver and perform this Agreement (including all Schedules and Exhibits hereto), and all Transaction Documents to be executed or delivered by him, her, or it, and to consummate all of the transactions contemplated hereby and thereby. Such execution, delivery, performance and consummation have been made in the exercise of each such Shareholder's free will and volition, and any necessary consents of holders of indebtedness of such Shareholder to the transactions contemplated by this Agreement have been obtained.

                  6.2 BINDING EFFECT. This Agreement constitutes, and when delivered at or prior to the Closing, each Transaction Document executed by such Shareholder will constitute, the legal, valid and binding obligation of such Shareholder enforceable against it, him or her, as the case may be, in accordance with their respective terms.

                  6.3 ABSENCE OF CONFLICTING AGREEMENTS. Neither the execution or delivery of this Agreement or any of the Transaction Documents by such Shareholder nor the performance by such Shareholder of the transactions contemplated hereby and thereby, conflicts with, or constitutes a breach of or a default under or the termination of (A) any Shareholder that is not an individual person, its Certificate of Incorporation or other Governing Document; or (B) any Governmental Requirements applicable to it, him or her or the operation of the Business or the ownership of any of the Assets; or (C) any agreement, indenture, contract or instrument to which such Shareholder is now a party or by which it, him or her or any of its, his or her respective assets is bound.

                  6.4 CONSENTS. Except as set forth on Schedule 6.4, no authorization, consent, approval, license, filing or registration by such Shareholder with any Governmental Authority is or will be necessary in connection with the entry into, execution, delivery and performance of this Agreement or any of the Transaction Documents by such Shareholder, or for the consummation of the transactions contemplated hereby and thereby.

                  6.5 CAPITAL STOCK.  Such  Shareholder is the lawful record and beneficial owner of all of the shares of Company Stock as indicated on Schedule 5.26, free and clear of all Liens, and all of such stock is duly authorized, validly issued, and fully paid and non-assessable. Such Shareholder has the full legal power to transfer and deliver the Subject Shares listed as owned by him, her or it on Schedule 5.26 in accordance with this Agreement, and delivery of such Subject Shares to Buyer pursuant hereto will convey good and marketable title thereto, free and clear of all Liens. Such Shareholder has no subscription, participation, preemptive or first refusal rights to purchase or otherwise acquire shares of capital stock of the Company from the Company or any other Shareholder or any one else pursuant to any provision of law or the Articles of Incorporation or By-Laws of the Company or by agreement or otherwise. There are not now any and, on the Closing Date there shall not be, outstanding any warrants, options, or other rights to subscribe for or purchase from the Company any shares of capital stock of the Company in favor of such Shareholder, nor does such Shareholder have any rights in any securities convertible into or exchangeable for any such shares. Such Shareholder is not a party to any voting agreement, arrangement, trust or restriction relating to any of the Subject Shares.

                  6.6 UNTRUE STATEMENTS. To such Shareholder's actual knowledge without investigation other than pursuant to such Shareholder's responsibility as an officer or employee of the Company, all of the representations and warranties set forth in Section 2.2(d)(ii) and 2.2(e)(ii), and in Article V are true and correct in all material respects. The foregoing, however, shall not be deemed to apply to the Manatee Liability.

              ARTICLE VII: REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer   represents   and  warrants  to  the  Company  and  the
Shareholders as follows:

                  7.1 ORGANIZATION AND STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  7.2 POWER AND AUTHORITY. Buyer has the corporate power and authority to execute, deliver and perform this Agreement, and as of the Closing, Buyer will have the corporate power and authority to execute and deliver the Transaction Documents required to be executed and delivered by it to the Shareholders at the Closing.

                  7.3 BINDING AGREEMENT. This Agreement has been duly executed and delivered by Buyer. This Agreement is, and when executed and delivered by Buyer at the Closing, each of the Transaction Documents executed by Buyer will be, the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms.

                  7.4 SEC DOCUMENTS. Buyer has furnished the Company and the Shareholders with a correct and complete copy of its report on Form 10-K for its fiscal years ended December 31, 1996, its proxy statement prepared in connection with its annual meeting held on June 20, 1997, and its special meeting held on October 21, 1997 and each press release or other schedule or report required by it to be publicly disclosed or filed with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act since January 1, 1997 (the "SEC DOCUMENTS"). As of their respective dates, none of the SEC Documents contained any untrue statements, or omitted to make any disclosures, which, in light of the circumstances would render any of such documents materially misleading, and the SEC Documents complied when filed in all material respects with the then applicable requirements of the Exchange Act, and the rules and regulations promulgated by the Commission thereunder.

                  7.5 ABSENCE OF CONFLICTING AGREEMENTS. Neither the execution or delivery of this Agreement and, as of the Closing Date, the execution and delivery of the Transaction Documents, by Buyer nor the performance by Buyer of the transactions contemplated hereby and thereby conflicts with, or constitutes a breach of or a default under (A) the Certificate of Incorporation or By-laws of Buyer, or (B) any law, rule, judgment, order, writ, injunction, or decree of any court currently in effect applicable to Buyer, or (C) any Governmental Requirement applicable to Buyer, or (d) any agreement, indenture, contract or instrument to which the Buyer is now a party or by which any of the assets of Buyer is bound.

                  7.6 CAPITAL STOCK. Buyer has duly authorized and reserved for issuance the shares of IHS Stock to be issued in connection herewith, and, when issued in accordance with the terms of Article III, such shares of IHS Stock will be validly issued, fully paid, and nonassessable and free of preemptive rights.

                  7.7 MATERIAL CHANGES. Except as set forth in SEC Documents delivered to the Shareholders' Representative, or as set forth on Schedule 7.7 hereto, since September 30, 1997, there has not been any material adverse change in the condition or prospects (financial or otherwise), of the assets, properties or operations of the Buyer and its subsidiaries. Each Stockholder acknowledges that the information set forth on Schedule 7.7 is not public information and is confidential. Accordingly, each Stockholder agrees to hold such information confidential, and to refrain from making any purchases or sales of shares of IHS Stock until such time as Buyer notifies the Shareholders' Representative that such information has become publicly available.

                  7.8 NO UNTRUE STATEMENTS. To the Buyer's knowledge, all of the representations and warranties set forth in this Article VII are true and correct in all material respects.

          ARTICLE VIII: INFORMATION AND RECORDS CONCERNING THE COMPANY

                  8.1      ACCESS TO INFORMATION AND RECORDS BEFORE CLOSING.

                  Prior to the Closing Date, Buyer may make, or cause to be made, such investigation of the financial and legal condition of the Company, the Subsidiaries and the Facilities as Buyer deems necessary or advisable to familiarize itself therewith and/or with matters relating to their history or operation. The Company shall permit Buyer and its authorized representatives (including legal counsel and accountants), to have full access to the books and records of the Company, the Subsidiaries and the Facilities upon reasonable notice and during normal business hours, and the Company will furnish, or cause to be furnished, to Buyer such financial and operating data and other information and copies of documents with respect to the products, services, operations and assets of the Company and the Subsidiaries as Buyer shall from time to time reasonably request. The documents to which Buyer shall have access shall include, but not be limited to, the Tax Returns and related work papers since inception of the Company and the Subsidiaries; and the Company shall make, or cause to be made, extracts thereof as Buyer or its representatives may request from time to time to enable Buyer and its representatives to investigate the affairs of the Company and the Subsidiaries and the accuracy of the representations and warranties made in this Agreement. The Company shall cause its accountants to cooperate with Buyer and to disclose the results of audits relating to the Company and the Subsidiaries and to produce the working papers relating thereto. Without limiting any of the foregoing, it is agreed that Buyer will have full access to any and all agreements between and among the previous and current shareholders regarding their ownership of shares or the management or operation of the Company and the Subsidiaries. The Company will, subject to mutually acceptable conditions and schedules, permit Buyer (or its representatives) to meet with and interview the employees and representatives of the Company and the Subsidiaries that are responsible for the responses to, or have information with respect to, the questions set forth on the Questionnaire. Notwithstanding anything to the contrary contained in this Section 8.1, none of the Company and the Subsidiaries shall be required to disclose or make available to Buyer prior to Closing any information if it reasonably believes, based on the opinion of its legal counsel, that the disclosure thereof can not be made without waiving the attorney/client privilege with respect thereto; provided, however, that the failure to disclose such information by reason of this sentence shall not be deemed to limit or modify any representations or warranties of the Company, any Subsidiary or any Shareholder.

              ARTICLE IX: OBLIGATIONS OF THE PARTIES UNTIL CLOSING

                  9.1 CONDUCT OF BUSINESS PENDING CLOSING. Between the date of this Agreement and the Closing, the Company shall, and shall cause each Subsidiary to, maintain its existence and conduct its business in good faith and in the customary and ordinary course of business consistent with past practice.

                  9.2 NEGATIVE COVENANTS OF THE COMPANY. Without the prior written approval of Buyer, the Company shall not (and the Company shall cause each Subsidiary not to), between the date hereof and the Closing (or the earlier termination of this Agreement):

                      (A) cause or permit to occur any of the events or occurrences described in Section 5.20 (Absence of Certain Events) of this Agreement;

                      (B) dissolve, reorganize, merge, consolidate or enter into a share exchange with or into any other entity;

                      (C) enter into any contract or agreement with any union or other collective bargaining representative representing any employees (provided that the foregoing shall not prohibit the Company or any Subsidiary from negotiating in good faith with any union to the extent required by applicable Governmental Requirements and Buyer shall not unreasonably withhold its consent to any such contract or agreement);

                      (D) sell or dispose of any Assets other than supplies, inventory and obsolete equipment sold, consumed or used in the usual and ordinary course of business and consistent with past practice; the Company or such Subsidiary shall replace all items thus disposed of with Assets of at least the same quality, type and quantity having an aggregate value at least equal to the aggregate value of the items sold or otherwise disposed of;

                      (E) make any change to its by-laws or articles of incorporation;

                      (F) perform, take or fail to take any action or incur or permit to exist any of the acts, transactions, events or occurrences of a type which would have been inconsistent with the representations, warranties and covenants set forth in this Agreement had the same occurred prior to the date hereof; provided however, that the foregoing shall not prohibit the Company or any Subsidiary from acquiring or disposing of assets, or incurring trade payables, or entering into contracts or taking any other action that is in the ordinary course of business and consistent with past practice and all Governmental Requirements, in each case, to the extent not otherwise prohibited by this Agreement;

                      (G) enter into any agreement, contract, commitment, lease or instrument, except for agreements, in each case which are entered into in the ordinary and customary course of business with unrelated third parties on customary terms and conditions and for customary prices as disclosed to Buyer; or

                      (H) except as permitted pursuant to Section 13.1(b) below, take any action that would prevent consummation of the transactions contemplated by this Agreement.



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

         9.3 AFFIRMATIVE COVENANTS. Between the date hereof and the Closing, the Company shall (and shall cause each Subsidiary to):

                      (A) maintain the Assets in substantially the state of repair, order and condition as on the date hereof, reasonable wear and tear or loss by casualty excepted;

                      (B) maintain in full force and effect all Licenses currently in effect with respect to its business;

                      (C) maintain in full force and effect the insurance policies and binders currently in effect, or the replacements thereof;

                      (D) use its reasonable efforts to preserve intact the present business organization of the Company and the Subsidiaries; keep available the services of the present employees and agents of the Company and the Subsidiaries; and maintain the relations and goodwill with suppliers, landlords, lessors, managed facility operators, employees, affiliated medical personnel and any others having business relating to the Company or any Subsidiary;

                      (E) maintain all of the books and records in accordance with its past practices;

                      (F) comply in all material respects with all provisions of the Contracts and with any other material agreements that the Company or any Subsidiary enters into in the ordinary course of business after the date of this Agreement, and comply in all material respects with the provisions of all Governmental Requirements applicable to the business of the Company or any Subsidiary;

                      (G) cause to be paid when due, all Taxes, imposed upon it or on any of its properties or which it is required to withhold and pay over;

                      (H) promptly advise Buyer in writing of the threat or commencement against the Company or any Subsidiary of any claim, action, suit or proceeding, arbitration or investigation or any other event that could materially adversely affect the operations, properties, assets or prospects of the Company or any Subsidiary;

                      (I)   promptly   notify   the  Buyer  in  writing  of  the
termination of any material Contract; and

                      (J) promptly notify the Buyer in writing of any act, event or occurrence that constitutes, or that will constitute on the Closing Date, a breach by the Company of any Shareholder of any representation, warranty or covenant made pursuant to this Agreement; and

                      (K) promptly notify the Buyer in writing of any event involving the Company or any Subsidiary which has had or may be reasonably expected to have a material adverse effect on the business or financial condition of the Company or any Subsidiary or may involve the loss of relationships with any of the customers of the Company or any Subsidiary.

                  9.4      PURSUIT OF CONSENTS AND APPROVALS.

                      (A) Prior to the Closing, the Company shall use its best efforts to obtain all consents and approvals of all parties other than Governmental Authorities, including without limitation, any landlords and mortgagees, necessary for the lawful consummation of the transactions contemplated hereby and the lawful use, occupancy and enjoyment of the business of the Company and the Subsidiaries by Buyer in accordance herewith ("REQUIRED NON-GOVERNMENTAL APPROVALS"). Buyer shall cooperate with and use its commercially reasonable efforts to assist the Company in obtaining all such approvals.

                      (B) Prior to the Closing, the Buyer shall use its best efforts to obtain all consents and approvals of Governmental Authorities necessary for the lawful consummation of the transactions contemplated hereby and the lawful use, occupancy and enjoyment of the business of the Company and the Subsidiaries by Buyer in accordance herewith ("REQUIRED GOVERNMENTAL APPROVALS", and together with the Required Non-Governmental Approvals, the "REQUIRED APPROVALS"). The Company and each Shareholder shall cooperate with and use its, his or her commercially reasonable efforts to assist the Buyer in obtaining all such approvals.

                      (C) The Buyer, on the one hand, and the Shareholders on the other hand, each shall bear fifty percent (50%) of the filing fees required pursuant to the H-S-R Act (as defined in Section 10.9).

                  9.5 PURSUIT OF NONDISTURBANCE AGREEMENTS AND ESTOPPEL CERTIFICATES. Prior to the Closing, the Company shall use its best efforts to obtain nondisturbance agreements (the "NONDISTURBANCE AGREEMENTS") (on terms and conditions reasonably satisfactory to Buyer) from all applicable mortgagees with respect to all Leased Facilities and Managed Leased Facilities that will be subject to mortgages after the Closing, and to obtain estoppel certificates (the "ESTOPPEL CERTIFICATES") from all applicable landlords, mortgagees and Managed Facility Operators with respect to all Leased Facilities and Managed Facilities to the effect that there are no breaches of any representations, warranties or covenants under any of the Tenancy Leases, Management Agreements or mortgages affecting any of the Leased Facilities or Managed Facilities. Buyer shall cooperate to assist the Company in obtaining all such approvals.

                  9.6  SUPPLEMENTARY  FINANCIAL  INFORMATION.  Within forty-five
(45) days after the end of each calendar month between the date of this Agreement and the Closing Date, the Company shall provide to Buyer unaudited financial statements (including at a minimum, income statements and a balance sheet) for such month then ended that shall present fairly the results of the operations of the Company and the Subsidiaries, on a consolidated basis, at such date and for the period covered thereby, all in accordance with GAAP, in each case, certified as true and correct by the Company's chief financial officer and the Principal Shareholders.

                  9.7 EXCLUSIVITY. Until the earlier of the Closing Date or the termination of this Agreement pursuant to Section 12.1, no Shareholder nor the Company, nor any of their respective Affiliates, shall solicit or entertain any offers or engage in any discussions or negotiations or enter into any agreement or letter of intent directly or indirectly with any other party in respect of the sale of any capital stock of the Company or any Subsidiary or of substantially all of the assets of the Company or any Subsidiary, or in respect of any merger, consolidation or other sale of the Company (any of said transactions being referred to herein as a "PROHIBITED TRANSACTION"). The Company shall promptly advise Buyer of any offer or solicitation that it receives for a Prohibited Transaction, including, without limitation, the name of the person making such offer or solicitation and the terms of such offer or solicitation.

                  9.8 SPIN-OFFS. Notwithstanding anything to the contrary contained in Section 9.2 or 9.3 above, prior to the Closing the Company shall sell, without recourse: (x) all of the capital stock of each of Manatee and its subsidiaries to the Principal Shareholders for approximately $750,000; and (y) the Kansas Subsidiaries and the Illinois Subsidiaries for nominal consideration to the Principal Shareholders or their Affiliates (other than the Subsidiaries).

                  9.9 CERTAIN BONUSES. Notwithstanding anything to the contrary contained in Section 9.2 or 9.3 above, prior to the Closing the Company may pay bonuses to the Principal Shareholders in an aggregate amount not to exceed $100,000.

                  9.10 SPECIAL COUNSEL. Promptly following the date hereof, and in any event within five (5) business days, the Company shall retain special legal counsel (the "SPECIAL COUNSEL") reasonably acceptable to Buyer to represent the Company and its Subsidiaries (other than Manatee and its subsidiaries) with respect to any alleged Manatee Liability, including without limitation, any alleged criminal liability with respect thereto. In connection therewith, the Company shall, and it shall cause each Subsidiary (other than Manatee and its subsidiaries) to provide such Special Counsel with all information relating thereto in the possession of the Company or any Subsidiary (other than Manatee and its subsidiaries) or to which the Company or any of its Subsidiaries (other than Manatee and its subsidiaries) has access, including, without limitation, any information with respect to which the Company or any such Subsidiary (other than Manatee and its subsidiaries, or any Principal Shareholder) may be entitled to assert the attorney client privilege or the attorney work product doctrine or any other applicable privilege ("PROTECTED INFORMATION"). To the extent permitted by applicable Governmental Requirements, immediately prior to Closing, the Company may transfer any Protected Information to Manatee (together with any privileges associated therewith) if Buyer shall have been provided with a legal opinion from the Special Counsel in the form and substance of paragraph 7 of Exhibit 10.28 hereto; provided that any such transfer shall be made subject to the right of the Company, in the event necessary to defend against any investigation by any Governmental Authority, to review and utilize such Protected Information on terms and conditions, to the extent possible, reasonably designed to preserve such privileges, in writing reasonably satisfactory to Manatee and the Company. Access of the Special Counsel to such Protected Information and delivery of such legal opinion shall not be intended to waive any previously asserted privilege.

         9.11 ACQUISITION OF CHRISTOPHER MANOR OF ST. PETERSBURG, INC. Notwithstanding anything to the contrary contained in Section 9.2 or 9.3 above, prior to the Closing, the Company shall purchase for nominal consideration and free and clear of all Liens all of the issued and outstanding shares of capital stock of Christopher Manor of St. Petersburg, Inc. not owned by it legally and beneficially as of the date hereof.

        9.12 UPDATING. The Company and Principal Shareholders shall notify Buyer of any changes or additions to any of their Schedules to this Agreement by the delivery of updates thereof, if any, not later than two (2) business days prior to the Closing. No such updates made pursuant to this Section shall be deemed to cure any breach of any representation or warranty made in this Agreement, nor shall any such notification be considered to constitute or give rise to a waiver by Buyer of any condition set forth in this Agreement.

             ARTICLE X: CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

                  Buyer's obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by Buyer, with any such waiver to be effective only if in writing. Upon failure of any of the following conditions, Buyer may terminate this Agreement pursuant to and in accordance with Article XII herein.

            10.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Company and each Shareholder made pursuant to this Agreement shall be true and correct in all material respects (except those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) at and as of the date hereof, and at and as of the Closing Date, as though such representations and warranties were made at and as of such time (as updated by the revising of Schedules contemplated by Section 9.12, to the extent Buyer shall have accepted such updates in writing).

            10.2 PERFORMANCE OF COVENANTS. Each of the Shareholders and the Company shall have performed or complied in all material respects with their respective agreements and covenants required by this Agreement to be performed or complied with by them prior to or at the Closing.

            10.3 DELIVERY OF CLOSING CERTIFICATE. Each of the Shareholders and the Company's President shall have executed and delivered to Buyer a certificate dated the Closing Date, upon which Buyer may rely, certifying that the conditions contemplated by Sections 10.1 and 10.2 applicable to them have been satisfied.


            10.4 OPINIONS OF COUNSEL. The Shareholders shall have delivered to Buyer an opinion, dated the Closing Date, of their counsel, in the form and substance of Exhibit 10.4. Said opinion shall be addressed to and may be relied upon by Buyer.

            10.5 LEGAL MATTERS. No preliminary or permanent injunction or other order (including a temporary restraining order) of any Governmental Authority which prohibits or prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect.

            10.6 AUTHORIZATION DOCUMENTS. Buyer shall have received a certificate of the Secretary or other officer of the Company certifying as of the Closing Date a copy of resolutions of its Boards of Directors authorizing the execution and full performance of this Agreement and the Transaction Documents and the incumbency of its officers.

            10.7 MATERIAL CHANGE. Since the date hereof, there shall not have been any material adverse change in the condition (financial or otherwise) of the assets, properties, operations or prospects of the Company and the Subsidiaries, taken as a whole (except to the extent covered by the condition set forth in Section 10.30 below).

            10.8      REQUIRED APPROVALS.

                      (A) Subject to Section 2.4 hereof, all Required Approvals shall have been granted;

                      (B) None of the foregoing consents or approvals (i) shall have been conditioned upon the modification, cancellation or termination of any material lease, contract, commitment, agreement, license, easement, right or other authorization with respect to the Business or any business of Buyer (or any of its subsidiaries or affiliates), or (ii) shall impose on Buyer (or any subsidiary or affiliate of Buyer) any material condition or provision or requirement with respect to the Business or any business of Buyer or the respective operation thereof that is more restrictive than or different from the conditions imposed upon such operation prior to Closing.

           10.9 HART-SCOTT RODINO ACT. All applicable waiting periods under the Hart- Scott-Rodino Antitrust Improvements Act of 1976 (the "H-S-R ACT") shall have expired or been terminated, and no action shall have been taken or formal protest made by the United States Department of Justice or the Federal Trade Commission or any other person or entity to prohibit the transactions contemplated by this Agreement by reason of a claimed violation of any antitrust laws. Without limiting the foregoing, no obligation arising out of the H-S-R Act shall have been imposed on Buyer to divest any material portion of its business or to restrict any of its business conduct by reason of the transactions contemplated by this Agreement.

           10.10 SURVEYS. Buyer shall have received, at Buyer's expense, a standard real estate boundary and as built survey of each Facility in form and substance reasonably satisfactory to Buyer, prepared by a land surveyor licensed in the State in which such Facility is located and approved by Buyer that confirms the condition of the property. If any such survey indicates that any Liens exist that do not constitute Permitted Liens, the parties shall in good faith agree upon a reasonable adjustment to the Base Amount (and, correspondingly, to the Series A Merger Consideration and Series B Merger Consideration on a proportionate basis) to reflect any damages that the Buyer might sustain by reason thereof, and upon such adjustment being made, Buyer shall be deemed to have been wholly compensated for any such damages and shall not be entitled to indemnification with respect thereto. Nothing contained in this subsection shall be deemed to limit Buyer's right to terminate this Agreement by reason of the failure of any other condition, including, without limitation, Section 10.1 above.

           10.11 TERMITE INSPECTIONS. Buyer shall have received, at Buyer's expense, reports from qualified inspectors approved by Buyer with respect to any termite, wood boring insect or other pest infestation at each Facility, and/or resultant damage that has not been corrected in all material respects. If such reports shall indicate any matters that would constitute a breach of any representation or warranty by any Shareholder or the Company, then the parties shall in good faith agree upon a reasonable adjustment to the Base Amount (and, correspondingly, the Series A Merger Consideration and Series B Merger Consideration on a proportionate basis) to reflect any damages that the Buyer might sustain by reason thereof, and upon such adjustment being made, Buyer shall be deemed to have been wholly compensated for any such damages and shall not be entitled to indemnification with respect thereto. Nothing contained in this subsection shall be deemed to limit Buyer's right to terminate this Agreement by reason of the failure of any other condition, including, without limitation, Section 10.1 above.

          10.12 ZONING REPORT. Buyer shall have received, at Buyer's expense, reports, from qualified zoning inspectors approved by Buyer with respect to the compliance of each Facility with all applicable zoning requirements, and if such reports shall indicate any matters that would constitute a breach of any representation or warranty by any Shareholder or the Company then the parties shall in good faith agree upon a reasonable adjustment to the Base Amount (and, correspondingly, to the Series A Merger Consideration and Series B Merger Consideration on a proportionate basis) to reflect any damages that the Buyer might sustain by reason thereof, and upon such adjustment being made, Buyer shall be deemed to have been wholly compensated for any such damages and shall not be entitled to indemnification with respect thereto. Nothing contained in this subsection shall be deemed to limit Buyer's right to terminate this Agreement by reason of the failure of any other condition, including, without limitation, Section 10.1 above.

           10.13 TITLE INSURANCE. Buyer shall have obtained, at its expense, at normal rates, a title commitment from a reputable title insurance company selected by Buyer (the "TITLE COMPANY") for an owner's title policy (owner's ALTA Policy Form B, as amended 10/17/70), insuring that title to each Owned Facility and the leasehold interest in each Leased Facility and any option to purchase any Managed Facility shall be good and marketable and free and clear of all Liens and other title objections (including any lien or future claim from materials or labor supplied for improvement of such property), except for Permitted Liens, the standard exceptions normally contained in the ALTA Form B Title Policy and schedules thereto. If any such title commitment indicates any matter that would constitute a breach of any representation or warranty by any Shareholder or the Company, then the parties shall agree upon a reasonable adjustment to the Base Amount (and, correspondingly, to the Series A Merger Consideration and Series B Merger Consideration on a proportionate basis) to reflect any damages that the Buyer might sustain by reason thereof, and upon such adjustment being made, Buyer shall be deemed to have been wholly compensated for any such damages and shall not be entitled to indemnification with respect thereto. Nothing contained in this subsection shall be deemed to limit Buyer's right to terminate this Agreement by reason of the failure of any other condition, including, without limitation, Section 10.1 above. At the request of Buyer, the Principal Shareholders shall provide such affidavits to the Title

Company or take such other reasonable actions (at no expense to Buyer, the Company or any of the Subsidiaries) that would enable the Title Company to remove any of such standard exceptions (provided that the foregoing shall not be deemed to require the Company or any Subsidiary to obtain any survey).

         10.14 NON-COMPETITION AGREEMENTS. Each Principal Shareholder shall have entered into a Non-competition Agreement in the form and substance respectively of Exhibit 10.14- A-1 and Exhibit 10.14-A-2 (each a "NON-COMPETITION AGREEMENT"), for no further consideration, with Buyer, pursuant to which such Shareholder shall agree that after the Closing Date for the period set forth below (the "NON-COMPETE PERIOD"), such Shareholder will not, directly or indirectly, for herself, himself, or itself, or on behalf of any other person, firm, entity or other enterprise, be employed by, be an officer, director or manager of, act as a consultant for, be a partner in, have a proprietary interest in, or loan money to any person, enterprise, partnership, limited liability company, association, corporation, joint venture or other entity which is directly or indirectly in the business of owning, operating or managing any skilled nursing facility business, located in the States of South Carolina, Georgia and Florida. The Non-Competition Agreements shall not prohibit the ownership of less than 2% of the issued and outstanding stock of any competitive business whose stock is listed on a national securities exchange or traded on the NASDAQ national market system, and shall not prohibit any Shareholder from carrying on certain other activities as more particularly provided on Exhibit 10.14-A. Each Non-Competition Agreement also shall contain confidentiality and non-solicitation provisions reasonably acceptable to Buyer. The Non-Compete Period for each Principal Shareholder shall commence on the Closing Date and end five (5) years from the Closing Date. Each Minority Shareholder shall have entered into a Non-Solicitation Agreement in the form of
Exhibit 10.14-B hereto.

         10.15 COST AND EXPENSES. The Shareholders shall have paid (or assumed the liability with respect to) all costs, fees and expenses (including without limitation, filing fees, transfer taxes, stamp taxes, legal fees and broker, audit and appraisal fees) incurred by the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

         10.16 CONSENTS. The condition set forth in Section 2.4 shall have been satisfied.

         10.17 CLOSING DATE BALANCE SHEET. The Principal Shareholders and Company shall have furnished the Estimated Closing Date Balance Sheet to Buyer certified as required by Section

2.2(a) hereof.

                  10.18 RESIGNATION OF COMPANY BOARDS OF DIRECTORS AND OFFICERS. Each director and officer of the Company and each Subsidiary shall have submitted his or her resignation to be effective no later than the Closing Date.

        10.19 ESTIMATED CLOSING DATE LONG TERM LIABILITIES; NEGATIVE WORKING CAPITAL.

                      (A) The long-term liabilities of the Company and its subsidiaries on a consolidated basis as set forth on the Estimated Closing Date Balance Sheet shall not exceed $33,000,000.

                      (B) The negative working capital of the Company and the Subsidiaries on a consolidated basis as set forth on the Estimated Closing Date Balance Sheet shall not be more than $8,000,000.

         10.20 TERMINATION OF ANGELL OPTIONS. All of the Angell Options, shall have been terminated, canceled and satisfied in full, and Buyer shall have purchased all of the Angell Shares, if any, pursuant to the terms of the Angell Agreement.

         10.21       CLOSING  OF   MAGNOLIA/MEDI-SERVE   MERGER  AGREEMENT.  The
Closing shall have occurred under the Magnolia/Medi-Serve Merger Agreement.

         10.22 WOODRUFF FACILITY. The Woodruff Facility shall be leased to Magnolia pursuant to a "triple-net" lease with a term of at least 25 years, with annual base rent of $330,000 per year (subject to annual 2% escalations), and otherwise with terms and conditions reasonably satisfactory to Buyer.

         10.23 SHAREHOLDER SETTLEMENTS. All accounts receivable or other amounts due from, and all current or other liabilities due to, any Shareholder or any Affiliate of any Shareholder shall be settled immediately prior to Closing.

         10.24 SPIN-OFFS. None of the Company and the Subsidiaries shall be the legal or beneficial owner of any shares of the capital stock or assets of Manatee, any Kansas Subsidiary or any Illinois Subsidiary, or be liable for any liabilities of any of them.


         10.25 ESCROW AGREEMENTS. The Escrow Agreement and the Manatee Escrow Agreement shall have been executed and delivered by each party thereto other than the Buyer.

         10.26 IHS STOCK PRICE. The closing NYSE price of IHS Stock on the last trading day prior to the Closing Date shall not be less than $10.

         10.27       PRINCIPAL   SHAREHOLDERS'  LOANS.  All of the  transactions
contemplated by Section 2.1(c) shall have been completed.

         10.28 OPINION OF SPECIAL COUNSEL. The Special Counsel shall have delivered to Buyer a legal opinion acceptable to Buyer with respect to the matters set forth on Exhibit 10.28 hereof.

         10.29 TERMINATION OF RELATIONSHIP WITH MANATEE. All contractual relationships between Manatee (and any of its subsidiaries) and the Company and any of its other Subsidiaries shall have been terminated and all obligations and liabilities among them shall have been settled or satisfied. Without limiting the foregoing, Manatee shall no longer be a party to any loan agreement to which the Company or any such other Subsidiary is a party, and no UCC termination statements filed against the Company or any such other Subsidiary shall secure any obligations of Manatee.

          10.30       CHRISTOPHER OF ST. PETERSBURG, INC.

                      (A) The Company shall have purchased for nominal consideration and free and clear of all Liens all of the issued and outstanding shares of capital stock of Christopher Manor of St. Petersburg, Inc. ("ST. PETERSBURG") not owned by it legally and beneficially as of the date hereof.

                      (B) Buyer, in its good faith judgement, shall have determined that since the Balance Sheet Date, no material adverse change with respect to the assets, liabilities, operations, census, licensure requirements or prospects of St. Petersburg or the Facility leased by it, shall have occurred or shall be reasonably likely to occur. If the foregoing condition shall not be satisfied prior to Closing, the parties shall nevertheless proceed to the Closing as if such condition had been satisfied; provided however, the Base Amount (and, correspondingly, the Series A Merger Consideration and Series B Consideration, on a proportionate basis) shall be reduced by an amount equal to $6,500,000, and all of the capital stock of St. Petersburg shall be transferred to the Principal Shareholders at their cost and expense (including, without limitation, any Taxes associated therewith) (and accordingly the liabilities and assets of St. Petersburg shall not be included in the determination of working capital or long-term liabilities for purposes of Section 2.2(a) above). In lieu thereof, the parties may negotiate in good faith a reasonable reduction in the Base Amount (and, correspondingly, the Series A Merger Consideration and Series B Merger Consideration on a proportionate basis), in which case St. Petersburg shall not be transferred to the Principal Shareholders.

          10.31 ARTICLES OF MERGER. The Articles of Merger shall have been executed, delivered, filed and accepted for filing by the Secretary of State of North Carolina.

          10.32       OTHER DOCUMENTS.

                      (A) The Shareholders and Company shall have furnished Buyer with all other documents, certificates and other instruments required to be furnished to Buyer by the Shareholders and Company pursuant to the terms hereof, including, without limitation, the Undertaking and all stock certificates evidencing the Subject Shares.

                      (B) All stock certificates representing all of the capital stock in each of the Subsidiaries shall have been delivered to Buyer other than the shares pledged to Omega Healthcare Corporation as disclosed on the Disclosure Schedule hereto.

          ARTICLE XI: CONDITIONS PRECEDENT TO SHAREHOLDERS' OBLIGATIONS

                  The obligation of the Shareholders to consummate the transactions contemplated by this Agreement is subject to the satisfaction, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by Shareholder's Representative, with any such waiver to be effective only if in writing. Upon failure of any of the following conditions, Shareholders' Representative may terminate this Agreement pursuant to and in accordance with Article XIII herein.

         11.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer made pursuant to this Agreement shall be true and correct in all material respects (except those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) at and as of the Closing Date as though such representations and warranties were made at and as of such time.

         11.2 PERFORMANCE OF COVENANTS. Buyer shall have performed or complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing.

         11.3 DELIVERY OF CLOSING CERTIFICATE. Buyer shall have delivered to Shareholders a certificate of an officer of Buyer dated the Closing Date upon which Shareholders may rely, certifying that the statements made in Sections 11.1 and 11.2 are true, correct and complete as of the Closing Date.

         11.4         OPINION  OF  COUNSEL.   Buyer  shall  have   delivered  to
Shareholders an opinion, dated the Closing Date, of its counsel, in the form and substance of Exhibit 11.4.

         11.5 LEGAL MATTERS. No preliminary or permanent injunction or other order (including a temporary restraining order) of any Governmental Authority which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect.

        11.6 AUTHORIZATION DOCUMENTS. Shareholders shall have received a certificate of the Secretary or other officer of Buyer certifying a copy of resolutions of the Board of Directors of Buyer authorizing Buyer's execution and full performance of this Agreement and the Transaction Documents and the incumbency of the officers of Buyer.

        11.7 HART-SCOTT RODINO ACT. All applicable periods under the H-S-R Act shall have expired or been terminated, and no action shall have been taken or formal protest made by the United States Department of Justice or the Federal Trade Commission or any other person or entity to prohibit the transactions contemplated by this Agreement by reason of a claimed violation of any antitrust laws.

        11.8          CLOSING OF  MAGNOLIA/MEDI-SERVE  STOCK PURCHASE AGREEMENT.
The closing shall have occurred under the Magnolia/Medi-Serve Stock Purchase Agreement.

        11.9 ESCROW AGREEMENTS. The Escrow Agreement and the Manatee Escrow Agreement shall have been executed and delivered by each party thereto other than the Shareholders.

        11.10 TERMINATION OF GUARANTIES. Each Shareholder shall have been released from any guaranty by him or her of any Permitted Liability, or Buyer shall have agreed, in form and substance reasonably satisfactory to the applicable Shareholder, to indemnify and hold such Shareholder harmless from all liabilities arising out of any guaranty by him or her of any Permitted Liability.

         11.11 IHS STOCK PRICE. The closing NYSE price of IHS Stock on the last trading day prior to the Closing Date shall not be less than $10.

         11.12 OTHER DOCUMENTS. Buyer shall have furnished Shareholders with all documents, certificates and other instruments required to be furnished to Shareholders by Buyer pursuant to the terms hereof.

                    ARTICLE XII: SURVIVAL AND INDEMNIFICATION

         12.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by each party in this Agreement and in each Schedule and Transaction Document shall survive the Closing Date and for a period of two (2) years after the Closing notwithstanding any investigation at any time made by or on behalf of the other party, provided that the representations and warranties contained in Sections 5.22 (relating to Tax matters), 5.24 (relating to Questionable Payments), and 5.25 (relating to Medicare, Medicaid and other reimbursement matters), shall survive until thirty
(30) days after the end of the applicable period of limitations for audits by the applicable Governmental Authority shall have expired, the representations and warranties contained in Sections 5.26 (relating to capitalization) shall have no expiration date, and the representation and warranty contained in
Section 5.3 and 6.3 insofar as they relate to the legality, validity, binding effect and enforceability of the Non-Competition Agreements shall survive for the term of the Non-Competition Agreements. All representations and warranties related to any claim asserted in writing prior to the expiration of the applicable survival period shall survive (but only with respect to such claim) until such claim shall be resolved and payment in respect thereof, if any is owing, shall be made.

         12.2 INDEMNIFICATION BY SHAREHOLDERS. The Principal Shareholders and the Company (subject to the limitations set forth in Section
15.11 hereof) jointly and severally, and the Minority Shareholders (subject to the limitations set forth in Section 15.11 hereof), severally, shall indemnify and defend Buyer and each of its officers, directors, agents, employees and advisors, and their respective successors and assigns ("BUYER INDEMNITEES") and hold each of them harmless against and with respect to any and all damage, loss, liability, deficiency, cost and expense (including, without limitation, reasonable attorney's fees and expenses) (all of the foregoing hereinafter collectively referred to as "LOSS") resulting from or arising out of the following (provided that each Minority Shareholder shall be obligated (severally and not jointly) only as to a breach of his or her respective representations and warranties and covenants made pursuant to this Agreement, and not as to any other matters):

                      (A) any inaccuracy in any representation, or breach of any warranty or certification, made by any Shareholder or the Company pursuant to this Agreement;

                      (B) the breach of any covenant or undertaking by any Shareholder or the Company made pursuant to this Agreement;

                      (C)   any   Prohibited   Liability,   including,   without
limitation, any Reimbursement Liabilities;

                      (D) any Loss arising out of the prior ownership, operation or disposition of Manatee Medical Products and Services, Inc. ("MANATEE"), a wholly owned subsidiary of Premiere, including without limitation, any Reimbursement Liability (any of the foregoing being referred to as a "MANATEE LIABILITY") or arising out of the prior ownership, operation or disposition of any Kansas Subsidiary or any Illinois Subsidiary (together with any Manatee Liability, the "SPIN- OFF LIABILITIES"); or

                      (E) any Loss arising out of the failure of the Contract identified as item 3(sss) on Schedule 5.7(b) to be enforceable; or

                      (F) any Loss arising out of the guaranties provided by Premiere or its Subsidiaries (other than Manatee and its subsidiaries) of obligations of any Principal Shareholder; or

                      (G) any action, suit, proceeding, demand, claim, assessment, judgment, settlement (to the extent approved by the Shareholders' Representative, such approval not to be unreasonably withheld, delayed or conditioned), cost or legal or other expense incident to any of the foregoing.

         12.3 INDEMNIFICATION BY BUYER. Buyer shall indemnify and defend Shareholders and, if there shall not be a Closing, Company, and hold them and their respective advisors and their respective successors and assigns harmless against and with respect to any and all Loss resulting from or arising out of:

                      (A) any inaccuracy in any representation, or breach of any warranty or certification, made by Buyer pursuant to this Agreement;

                      (B) the breach of any covenant or undertaking by Buyer made pursuant to this Agreement;

                      (C) any Loss resulting solely from Buyer's operation of the Business after the Closing Date and not arising out of any breach of any representation or warranty or covenant of any Shareholder or the Company; and

                      (D) any action, suit, proceeding, demand, claim, assessment, judgment, settlement (to the extent approved by Buyer, such approval not to be unreasonably withheld, delayed or conditioned), cost or legal or other expenses incident to any of the foregoing.

         12.4         ASSERTION OF CLAIMS. Any claims for indemnification  under
Section 12.2(a) or 12.3(a) must be asserted by written notice on or prior to the date on which such representation or warranty expires.

          12.5        CONTROL OF DEFENSE OF INDEMNIFICABLE CLAIMS.

                      (A) (I) Buyer shall give Shareholders' Representative prompt notice of each claim for which it seeks indemnification. Failure to give such prompt notice shall not relieve the Shareholders of their indemnification obligation, provided that such indemnification obligation shall be reduced by any damages Shareholders demonstrate they have suffered resulting from a failure to give prompt notice hereunder. The Shareholders shall be entitled to participate in the defense of such claim. If at any time the Shareholders acknowledge in writing that the claim is fully indemnifiable by them under this Agreement, and, if requested by Buyer, post adequate bond or security, they shall have the right to assume control of the defense of such claim at their own expense. If the Shareholders do assume control of the defense of any such claim, the Buyer agrees not to settle such claim without the written consent of the Shareholders' Representative, which consent shall not be unreasonably withheld, delayed or conditioned. Nothing contained in this Section 12.5 shall prevent either party from assuming control of the defense and/or settling any claim against it for which indemnification is not sought under this Agreement.

                        (II) Notwithstanding the foregoing in clause (i), if there shall be any claim for any Reimbursement Liability or tax liability, Buyer will diligently and in good faith contest or appeal such claim using at least the same standard of care as it would apply to contests or appeals with respect to reimbursement liabilities or tax liabilities in general. Buyer may, in its sole and absolute discretion, at any time discontinue any such contest or appeal prior to the final determination thereof after all administrative appeals shall have been taken (a "FINAL DETERMINATION"); provided, however, that if Buyer intends to discontinue any such appeal or contest prior to Final Determination, then Buyer must provide Shareholders' Representative with reasonable prior written notice of such intent and of the current status of the appeal or contest, and upon request of Shareholders' Representative, Buyer shall assign to the Principal Shareholders all of its right, title and interest to contest and appeal such Reimbursement Liability or tax liability on behalf of and in the name of Buyer; it being understood, however, that any recovery with respect to any such Reimbursement Liability or tax liability shall belong to Buyer. Buyer may, in its sole discretion, elect not to so assign any of its right, title and interest to contest and appeal any such Reimbursement Liability or tax liability, in which case, Buyer shall not be entitled to be indemnified by the Principal Shareholders with respect to the otherwise appealable or contestable portion thereof.

                        (III) Buyer shall not be entitled to settle any claim which is the subject matter of the Manatee Escrow Agreement without the prior written consent of each Principal Shareholder (which consent shall not unreasonably be withheld, delayed or conditioned) unless all applicable Governmental Authorities agree (A) not to seek separate payment from either Principal Shareholder and/or Don G. Angell, and (B) not to impose criminal or material civil penalties against either Principal Shareholder and/or Don G. Angell.

                        (B) The Shareholders' Representative shall give Buyer prompt written notice of each claim for which any Shareholder seeks indemnification. Failure to give such prompt notice shall not relieve the Buyer of its indemnification obligation, provided that such indemnification obligation shall be reduced by any damages Buyer demonstrates it has suffered resulting from a failure to give prompt notice hereunder. The Buyer shall be entitled to participate in the defense of such claim. If at any time Buyer acknowledges in writing that the claim is fully indemnifiable by it under this Agreement, and, if requested by Shareholders' Representative, post adequate bond of security, it shall have the right to assume control of the defense of such claim at its own expense. If the Buyer assumes control of the defense of any such claim, the Shareholders shall not settle such claim without the written consent of the Buyer, which consent shall not be unreasonably withheld, delayed or conditioned. Nothing contained in this Section 12.5 shall prevent either party from assuming total control of the defense and/or settling any claim against it for which indemnification is not sought under this Agreement.

            12.6      LIMITATIONS ON INDEMNIFICATION OBLIGATIONS.

                      (A) Notwithstanding any other provision of this Agreement, the aggregate indemnification obligations of the Principal Shareholders, on the one hand, and Buyer, on the other hand, shall not exceed an amount equal to Thirty Seven Million Dollars ($37,000,000).

                      (B) Notwithstanding any other provision of this Agreement, after the Closing, the Principal Shareholders on the one hand, and Buyer, on the other hand, shall not have any obligation to indemnify the other party hereto for any Losses incurred by it or them unless, until and to the extent the aggregate amount of such Losses equals or exceeds $250,000; provided, however, that the foregoing shall not apply to: (i) any obligations with respect to payments of, or adjustments to, the Base Amount (and the Series A or Series B Merger Consideration) under Article II above, (ii) claims made by Buyer pursuant to Sections 12.2(b), (c), (d) or (f) above, or (iii) claims arising out of any breaches of representations or warranties of any Principal Shareholder to the extent that such Principal Shareholder had actual knowledge that such representation or warranty was incorrect or inaccurate in any material respect at the time made, or (iv) claims arising out of any breach of the representations and warranties contained in Section 5.26. The limitation set forth in this Section 12.6(b) shall not apply to any indemnification obligations arising out of any breach of the representations and warranties contained in
Section 5.11(g) or 5.21(b).

                      (C) Upon payment in full by an  indemnifying  party of any indemnification claim, whether such payment is effected by setoff or otherwise, or upon the payment in full by an indemnifying party of any judgment with respect to a third-party claim, the indemnifying party shall be subrogated (to the extent permitted by applicable law) to the extent of such payment to the rights of the indemnified party against any landlords (other than Magnolia and its subsidiaries), vendors, fee mortgagees, insurance carrier, workmens' compensation fund, attorneys, title insurance carrier, engineers, any Shareholder, surveyors, environmental inspectors, zoning experts and the other parties to the SCHM Agreements and the SV/South Florida Agreements. The foregoing shall not be deemed to require any Shareholder to reimburse the Company or any Subsidiary for any legal fees previously advanced or for any amounts accrued, in each case, to the extent set forth in the Financial Statements or the Closing Date Balance Sheet.

         12.7 WARN ACT LIABILITY. In reliance on the representations and warranties of t he Company and the Shareholders made pursuant to this Agreement, Buyer agrees to assume any liability arising under the Worker Adjustment and Retraining Notification Act (the "WARN ACT") out of any failure to give any required notices to appropriate persons with respect to any employment



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

loss that may arise as a result of the termination by Buyer of the employment of any employees of the Company or any of the Subsidiaries following the Closing Date, except to the extent that any notifications are required by reason of actions taken by the Company or any Subsidiary prior to the Closing Date.

         12.8 CERTAIN WAIVERS. Effective as of the Closing, each Shareholder hereby knowingly waives all rights that he or she may have to indemnification against the Company or any Subsidiary (other than Manatee) (except to the extent of insurance proceeds actually collectible by the Company or a Subsidiary with respect thereto or except for amounts previously paid or advanced by the Company to Shareholders in respect thereof), including, without limitation any right to receive advancement or reimbursement of legal fees or costs, or to insurance with respect to any claim against him or her arising out of any investigation by the Office of Inspector General of the United States or any matter related thereto. Effective as of the Closing, each Shareholder also hereby knowingly waives any claims that he or she may have against Magnolia or any of its subsidiaries on or prior to Closing arising out of the transactions contemplated by this Agreement or the Magnolia/Med-Serve Merger Agreement. The foregoing shall not be deemed to require any Shareholder to reimburse the Company or any Subsidiary for any legal fees accrued, to the extent set forth on the Closing Date Balance Sheet.

         12.9 CERTAIN ASSISTANCE. After the Closing, for a reasonable amount of time not to exceed ninety (90) days, Buyer shall endeavor to assist Manatee and its subsidiaries with preparing its billing, payroll and bookkeeping. It will also promptly forward to Manatee any of Manatee's accounts receivable that are delivered to it. Notwithstanding the foregoing, Buyer and the Company and the Subsidiaries shall have no obligation to expend any funds (beyond ordinary and reasonable wages) with respect to the foregoing and shall have no liability with respect to any failure to perform any of the foregoing.

                            ARTICLE XIII: TERMINATION

          13.1 TERMINATION. This Agreement may be terminated at any time at or prior to the time of Closing by:

                      (A) Buyer, if any condition precedent to the obligations of Buyer under this Agreement, including without limitation those conditions set forth in Article X hereof, have not been satisfied by the Closing Date or pursuant to Section 14.1, or otherwise as expressly provided in this Agreement;

                      (B) Shareholders' Representative, if any condition precedent to the obligations of the Shareholders hereunder, including without limitation those conditions set forth in Article XI hereof, have not been satisfied by the Closing Date, or otherwise as expressly provided in this Agreement;

                      (C)  the  mutual   consent  of  Buyer  and   Shareholders'
Representative.



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

         13.2 EFFECT OF TERMINATION. If a party terminates this Agreement because one of its conditions precedent has not been fulfilled, or if this Agreement is terminated by mutual consent, this Agreement shall become null and void without any liability of any party to the other; provided, however, that if such termination is by reason of the breach by any party of any of its representations, warranties or obligations under this Agreement, the other party shall be entitled to be indemnified for any Losses incurred by it by reason thereof in accordance with Section 12.2 or 12.3, as the case may be, hereof (and for such purposes such Section 12.2 or 12.3, as the case may be, shall survive the termination of this Agreement). Furthermore, nothing in this Section 13.2 shall affect Buyer's right to specific performance of the obligations of the Shareholders at Closing hereunder.

                       ARTICLE XIV: CASUALTY, RISK OF LOSS

         14.1 CASUALTY, RISK OF LOSS. Shareholders shall bear the risk of all loss or damage to any of the Assets from all causes which occur prior to the Closing. If at any time prior to the Closing any of the Assets are damaged or destroyed as a result of fire, other casualty or for any reason whatsoever and such will likely have a material adverse effect on the operation or financial condition of any Facility, Shareholders' Representative shall immediately give notice thereof to Buyer. Buyer shall have the right, in its sole and absolute discretion, within ten (10) days of receipt of such notice, to
(1) elect not to proceed with the Closing and terminate this Agreement, or (2) proceed to Closing and consummate the transactions contemplated hereby and receive any and all insurance proceeds received or receivable by the Company, any Subsidiary or any Shareholder on account of any such casualty (and such insurance proceeds shall not be included as current assets for purposes of determining Closing Date Working Capital nor shall the cost of such reconstruction be included as a liability to the extent of insurance reasonably collectible with respect thereto). Nothing contained in this Section 14.1 shall limit or adversely affect the right of Buyer to receive indemnification for any Losses incurred by it by reason of any breach by any Shareholder or the Company of any representation, warranty or obligation under this Agreement in accordance with Section 12.2 hereof (and for such purposes such Section 12.2 shall survive the termination of this Agreement).

                            ARTICLE XV: MISCELLANEOUS

         15.1 PERFORMANCE. In the event of a breach by any Shareholder or the Company of its obligations hereunder, the Buyer shall have the right, in addition to any other remedies which may be available, to obtain specific performance of the terms of this Agreement, and the breaching party hereby waives the defense that there may be an adequate remedy at law.

         15.2 BENEFIT AND ASSIGNMENT. This Agreement binds and inures to the benefit of each party hereto and its successors and proper assigns. Prior to Closing, Shareholders, the Company and Buyer may not assign their respective interests under this Agreement to any other person or entity without the prior written consent of the other parties hereto; provided, however, that Buyer may assign its rights, duties and obligations hereunder to one or more subsidiaries or affiliates of Buyer; and further provided that in the instance of such assignment Buyer shall remain



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

responsible for consummating the Closing as provided in this Agreement (such responsibility to include, without limitation, delivery of IHS Stock (and not the stock of any other entity) as provided herein). Buyer shall be entitled to assign its rights under this Agreement after the Closing.

         15.3 EFFECT AND CONSTRUCTION OF THIS AGREEMENT. This Agreement and the Exhibits and Schedules hereto embody the entire agreement and understanding of the parties and supersede any and all prior agreements, arrangements and understandings relating to matters provided for herein; provided, however that any confidentiality agreements among the parties shall survive until the Closing, at which time they shall terminate except to the extent provided in this Agreement. The captions used herein are for convenience only and shall not control or affect the meaning or construction of the provisions of this Agreement. This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one and the same agreement.

          15.4 COOPERATION - FURTHER ASSISTANCE. From time to time, as and when reasonably requested by any party hereto after the Closing, the other parties will (at the expense of the requesting party) execute and deliver, or cause to be executed and delivered, all such documents, instruments and consents and will use reasonable efforts to take all such action as may be reasonably necessary to carry out the intent and purposes of this Agreement.

          15.5 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed to be properly given when personally delivered to the party or parties entitled to receive the notice or three (3) business days after sent by certified or registered mail, postage prepaid, or on the business day after sent by nationally recognized overnight courier, in each case, properly addressed to the party or parties entitled to receive such notice at the address stated below:

If to the Company or any Shareholder,
to the Shareholders' Representative at:

                                   Stewart Swain
                                   115 Fieldwood Drive
                                   Advance, North Carolina 27006

with a copy to:                    George E. Hollodick, Esq.
                                   Blanco Tackabery Combs & Matamoros, P.A.
                                   110 South Stratford Road, Suite 500
                                   Winston-Salem, NC 27104

If to the Buyer:                   Integrated Health Services, Inc.
                                   10065 Red Run Boulevard
                                   Owings Mills, MD  21117
                                   Attn:  Elizabeth B. Kelly,
                                          Executive Vice President

                                              and



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

with a copy to:                     Integrated Health Services, Inc.
                                    10065 Red Run Boulevard
                                    Owings Mills, MD 21117
                                    Attn: Marshall A. Elkins, General Counsel

                                                and

                                    Blass & Driggs, Esqs.
                                    461 Fifth Avenue, 19th Floor
                                    New York, NY  10017
                                    Attention: Andrew S. Bogen

         15.6 WAIVER, DISCHARGE, ETC. This Agreement shall not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing executed by or on behalf of each of the parties hereto by their duly authorized officer or representative. The failure of any party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

         15.7 RIGHTS OF PERSONS NOT PARTIES. Except as expressly provided with respect to indemnification rights, nothing contained in this Agreement shall be deemed to create rights in persons not parties hereto, other than the successors and proper assigns of the parties hereto.

         15.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, disregarding any contrary rules relating to the choice or conflict of laws.

         15.9 AMENDMENTS, SUPPLEMENTS, ETC. At any time before or after the execution and delivery of this Agreement by the parties hereto, this Agreement may be amended or supplemented by additional agreements, articles or certificates, as may be mutually determined by the parties to be necessary, appropriate or desirable to further the purposes of this Agreement, to clarify the intention of the parties, or to add to or to modify the covenants, terms or conditions hereof or thereof. The parties hereto shall make such technical changes to this Agreement, not inconsistent with the purposes hereof, as may be required to effect or facilitate any governmental approval or acceptance of this Agreement or to effect or facilitate any filing or recording required for the consummation of any portion of the transactions contemplated hereby. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

         15.10 SEVERABILITY. Any provision, or distinguishable portion of any provision, of this Agreement which is determined in any judicial or administrative proceeding to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law which renders a provision hereof prohibited or unenforceable in any respect.



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

         15.11 JOINT AND SEVERAL. The Principal Shareholders and Company (unless there shall be a Closing, in which case the Company shall have no liability under this Agreement) shall be jointly and severally liable for all representations, warranties and covenants made by any of them pursuant to this Agreement. Each Minority Shareholder shall be liable only for such Minority Shareholder's own representations, warranties and covenants made by such Minority Shareholder pursuant to this Agreement. The Minority Shareholders acknowledge that they have no rights to the Escrow Deposit or the Manatee Escrow Deposit. After the Closing no Shareholder shall have any right of contribution or indemnity from the Company and no right of subrogation to proceed against the Company with respect to any of the foregoing or otherwise. For all purposes of this Agreement, any reference to the "knowledge" of any Principal Shareholder or to any of them having received "notice" of any matter or any similar qualification shall be deemed to include the knowledge of each of the Shareholders or notices to any of the Shareholders, as the case may be. For all purposes of this Agreement, any reference to the "knowledge" of the Company or to its having received "notice" of any matter or any similar qualification shall be deemed to include the knowledge of each of the Shareholders, directors, facility administrators, directors of nursing, the director of legal affairs and the executive officers of the Company or any Subsidiary or notices to any of them, as the case may be.

         15.12 RECORDS. On the Closing Date, Shareholders shall deliver, or cause to be delivered, to Buyer all records and files not then in Buyer's possession relating to the operations of the Company; provided, however, that the Shareholders' accountants and attorneys may retain duplicate copies of the same; provided, further that such retention shall not relieve any Shareholder of any of his or her obligations under any Non-Competition or Non-Solicitation Agreement.

         15.13 LATE DELIVERY OF EXHIBIT 2.2(A)(VI)(E). The parties acknowledge that Exhibit 2.2(a)(vi)(E) has not been delivered to Buyer as of the date hereof. The Principal Shareholdres agree to use their best efforts to deliver such Exhibit by no later than March 6, 1998. Buyer shall use its best efforts to notify the Shareholders' Representative by no later than two business days after its receipt of such Exhibit as to whether such Exhibit is reasonably acceptable to Buyer. If such Exhibit is not reasonably acceptable to Buyer, then the parties shall, notwithstanding anything to the contrary contained in this Agreement, agree to a reasonable adjustment to the amount of the accrual referred to in Section 2.2(a)(vi)(E).

                  IN WITNESS WHEREOF, each of the parties hereto and in the capacity indicated below has executed this Agreement as of the day and year first above written.

                                        COMPANY:

                                        PREMIERE ASSOCIATES, INC.

                                        By:
                                           -------------------------------------
                                        Its:
                                            ------------------------------------

                                        PRINCIPAL SHAREHOLDERS:


                                        ----------------------------------------
                                        W. Stewart Swain


                                        ----------------------------------------
                                        L.P. Herzog




                                        MINORITY SHAREHOLDERS:


                                        ----------------------------------------
                                        Jewell Austin


                                        ----------------------------------------
                                        Troy Curry


                                        ----------------------------------------
                                        Bruce W. Covell, Jr.


                                        ----------------------------------------
                                        M. Rebecca Muenchow

                                        BUYER:

                                        INTEGRATED HEALTH SERVICES, INC.

                                        By:
                                           -------------------------------------
                                        ------------------------,
                                        Executive Vice President


                                        INTEGRATED HEALTH SERVICES AT
                                        HAWTHORNE NURSING CENTER, INC.


                                        By:
                                           -------------------------------------
                                        Its:
                                            ------------------------------------

                             INDEX OF DEFINED TERMS

"ACTUAL LONG-TERM LIABILITIES" ........................ shall have the meaning as set forth in Section 2.2(a)(iii).
"ACTUAL WORKING CAPITAL" .............................. shall have the meaning as set forth in Section 2.2(a)(iii).
"ADDITIONAL SWAIN IHS SHARES".............................shall have the meaning as set forth in Section 2.1(f)(i).
"ADJUSTED MARKET VALUE PER ADDITIONAL IHS SHARE"...................................................................
 .............................................................shall have the meaning as set forth in Section 3.1(k).
"ADJUSTMENT NOTICE"..........................................shall have the meaning as set forth in Section 3.1(k).
"AGGREGATE SCHM PURCHASE PRICE".......................shall have the meaning as set forth in Section 2.2(a)(vi)(C).
"AGREEMENT".........................................shall have the meaning as set forth in the Introduction hereto.
"ANGELL"............................................shall have the meaning as set forth in the Introduction hereto.
"ANGELL AGREEMENT"..................................shall have the meaning as set forth in the Introduction hereto.
"ANGELL GROUP"......................................shall have the meaning as set forth in the Introduction hereto.
"ANGELL GROUP MEMBER"...............................shall have the meaning as set forth in the Introduction hereto.
"ANGELL GROUP NOTES"................................shall have the meaning as set forth in the Introduction hereto.
"ANGELL OPTIONS"....................................shall have the meaning as set forth in the Introduction hereto.
"ARBITRATING ACCOUNTANTS" .............................. shall have the meaning as set forth in Section 2.2(a)(iv).
"APPLICABLE VALUATION DATE" ................................ shall have the meaning as set forth in Section 3.1(a).
"ARTICLES OF MERGER"............................................shall have the meaning as set forth in Section 1.1.
"ASSETS".....................................................shall have the meaning as set forth in Section 2.3(a).
"AUSTIN"............................................shall have the meaning as set forth in the Introduction hereto.
"BALANCE SHEET" ............................................ shall have the meaning as set forth in Section 5.8(b).
"BALANCE SHEET DATE" ....................................... shall have the meaning as set forth in Section 5.8(b).
"BASE AMOUNT".............................................shall have the meaning as set forth in Section 2.1(a)(i).
"BISHOP LEASES" ............................................ shall have the meaning as set forth in Section 2.2(c).
"BROKER" ..................................................... shall have the meaning as set forth in Section 5.27.
"BUSINESS" ................................................. shall have the meaning as set forth in Section 2.3(a).
"BUYER'S INDEMNITEES" ........................................ shall have the meaning as set forth in Section 12.2.
"BUYER'S REVIEW" ......................................... shall have the meaning as set forth in Section 2.2(iii).
"CARR FACILITIES"........................................shall have the meaning as set forth in the Section 2.2(b).
"CARR/FOSTER LEASE" ........................................ shall have the meaning as set forth in Section 2.2(b).
"CATHCART"..........................................shall have the meaning as set forth in the Introduction hereto.
"CATHCART SHARES"...................................shall have the meaning as set forth in the Introduction hereto.
"CLOSING"...................................................... shall have the meaning as set forth in Section 4.1.
"CLOSING DATE BALANCE SHEET" ............................. shall have the meaning as set forth in Section 2.2(iii).
"CLOSING SWAIN LOAN"......................................shall have the meaning as set forth in Section 2.1(f)(i).
"CLOSING HERZOG LOAN"....................................shall have the meaning as set forth in Section 2.1(f)(ii).
"CLOSING LOANS"..........................................shall have the meaning as set forth in Section 2.1(f)(ii).
"COMMISSION".................................................shall have the meaning as set forth in Section 3.1(b).
"COMPANY"...........................................shall have the meaning as set forth in the Introduction hereto.
"CONSENT CONTRACTS" ........................................... shall have the meaning as set forth in Section 2.4.
"CONTRACTS" ................................................ shall have the meaning as set forth in Section 5.7(a).
"COVELL"............................................shall have the meaning as set forth in the Introduction hereto.
"CURRY".............................................shall have the meaning as set forth in the Introduction hereto.
"DADE COUNTY FACILITIES"..................................shall have the meaning as set forth in Section 2.2(e)(i).
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

"DADE COUNTY FINANCIAL STATEMENTS"...........................shall have the meaning as set forth in Section 5.8(e).
"DELAY PAYMENT NOTICE" .................................... shall have the meaning as set forth in Section 2.2(iv).
"DESIGNATED CONTRACTS" ........................................ shall have the meaning as set forth in Section 2.4.
"EFFECTIVE DATE".............................................shall have the meaning as set forth in Section 3.1(k).
"EMPLOYMENT AGREEMENTS" .................................. shall have the meaning as set forth in Section 10.16(a).
"ENVIRONMENTAL LAWS.........................................shall have the meaning as set forth in Section 5.21(b).
"ERISA"........................................................shall have the meaning as set forth in Section 5.13.
"ESCROW DEPOSIT"......................................shall have the meaning as set forth in Section 2.1(c)(iv)(A).
"ESCROW INCOME" ............................................ shall have the meaning as set forth in Section 2.5(c).
"ESCROW RELEASE DATE"......................................shall have the meaning as set forth in Section 2.5(a)(i)
"ESCROWEE" .............................................. shall have the meaning as set forth in Section 2.5(a)(i).
"ESTIMATED CLOSING DATE BALANCE SHEET........................shall have the meaning as set forth in Section 2.2(ii)
"ESTIMATED CLOSING DATE WORKING CAPITAL"...........................................................................
 ........................................................ shall have the meaning as set forth in Section 2.2(a)(i).
"ESTOPPEL CERTIFICATES".........................................shall have the meaning as set forth in Section 9.5.
"EXCHANGE ACT"...........................................shall have the meaning as set forth in Section 3.1(e)(iv).
"FACILITIES"........................................shall have the meaning as set forth in the Introduction hereto.
"FINAL DETERMINATION"...................................shall have the meaning as set forth in Section 12.5(a)(ii).
"FINANCIAL STATEMENTS".......................................shall have the meaning as set forth in Section 5.8(a).
"FOSTER FACILITIES"..........................................shall have the meaning as set forth in Section 2.2(b).
"FOUNTAINHEAD NURSING CENTER".............................shall have the meaning as set forth in Section 2.2(e)(i).
"GAAP" ................................................. shall have the meaning as set forth in Section 2.2(a)(ii).
"GOVERNMENTAL AUTHORITIES" .................................... shall have the meaning as set forth in Section 5.4.
"GOVERNING DOCUMENTS" ...................................... shall have the meaning as set forth in Section 5.1(b).
"GOVERNMENTAL REQUIREMENTS" ................................... shall have the meaning as set forth in Section 5.4.
"GROUP MEMBER"......................................shall have the meaning as set forth in the Introduction hereto.
"GROUP PARTICIPANT".................................shall have the meaning as set forth in the Introduction hereto.
"H-S-R ACT" .................................................. shall have the meaning as set forth in Section 10.9.
"HERZOG"............................................shall have the meaning as set forth in the Introduction hereto.
"HERZOG NOTE"............................................shall have the meaning as set forth in Section 2.1(c)(ii).
"HERZOG STOCK PLEDGE AGREEMENT"..........................shall have the meaning as set forth in Section 2.1(c)(ii).
"IHS STOCK" ............................................. shall have the meaning as set forth in Section 2.1(c)(i).
"ILLINOIS SUBSIDIARIES"................................shall have the meaning as set forth in Section 2.2(a)(viii).
"INITIAL MARKET VALUE PER SHARE".............................shall have the meaning as set forth in Section 3.1(k).
"KANSAS SUBSIDIARIES"..................................shall have the meaning as set forth in Section 2.2(a)(viii).
"LEASED RELATED CONTRACT".......................................shall have the meaning as set forth in Section 2.4.
"LEASED ASSETS" ......................................... shall have the meaning as set forth in Section 5.6(a)(i).
"LEASED FACILITY"...........................................shall have the meaning as set forth in Section 5.11(b).
"LETTER OF TRANSMITTAL"......................................shall have the meaning as set forth in Section 2.1(d).
"LICENSES" ................................................... shall have the meaning as set forth in Section 5.10.
"LIENS" .................................................... shall have the meaning as set forth in Section 5.6(b).
"LOSS" ....................................................... shall have the meaning as set forth in Section 12.2.
"MAGNOLIA"..........................................shall have the meaning as set forth in the Introduction hereto.
"MAGNOLIA FACILITIES"...............................shall have the meaning as set forth in the Introduction hereto.
"MAGNOLIA/MEDI-SERVE MERGER AGREEMENT".............................................................................
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

 ....................................................shall have the meaning as set forth in the Introduction hereto.
"MAGNOLIA FACILITIES"...............................shall have the meaning as set forth in the Introduction hereto.
"MAGNOLIA SHARES"...................................shall have the meaning as set forth in the Introduction hereto.
"MAGNOLIA SHAREHOLDER"..............................shall have the meaning as set forth in the Introduction hereto.
"MANAGED ASSETS" ........................................ shall have the meaning as set forth in Section 5.6(a)(i).
"MANAGED FACILITY"..........................................shall have the meaning as set forth in Section 5.11(b).
"MANAGED FACILITY OPERATOR"....................................shall have the meaning as set forth in Section 5.25.
"MANAGED LESSEE/OPERATOR....................................shall have the meaning as set forth in Section 5.11(c).
"MANAGED LEASED FACILITY"...................................shall have the meaning as set forth in Section 5.11(c).
"MANAGED LEASE".............................................shall have the meaning as set forth in Section 5.11(c).
"MANAGEMENT AGREEMENTS" ................................. shall have the meaning as set forth in Section 5.7(a)(x).
"MANATEE"...................................................shall have the meaning as set forth in Section 12.2(d).
"MANATEE ESCROW DEPOSIT"..............................shall have the meaning as set forth in Section 2.1(c)(iv)(A).
"MANATEE LIABILITY".........................................shall have the meaning as set forth in Section 12.2(d).
"MANATEE RELEASE DATE" ................................. shall have the meaning as set forth in Section 2.5(a)(ii).
"MEDI-SERVE"........................................shall have the meaning as set forth in the Introduction hereto.
"MEDI-SERVE SHARES".................................shall have the meaning as set forth in the Introduction hereto.
"MERGER TIME"...................................................shall have the meaning as set forth in Section 1.2.
"MINORITY SHAREHOLDERS".............................shall have the meaning as set forth in the Introduction hereto.
"MUENCHOW"..........................................shall have the meaning as set forth in the Introduction hereto.
"MULTI-EMPLOYER ACT" ......................................... shall have the meaning as set forth in Section 5.15.
"NCGCL".........................................................shall have the meaning as set forth in Section 1.1.
"NEWCO".............................................shall have the meaning as set forth in the Introduction hereto.
"NEW GREENVILLE FACILITY"...........................shall have the meaning as set forth in the Introduction hereto.
"NEW GREENVILLE LEASE"..............................shall have the meaning as set forth in the Introduction hereto.
"NEW HERZOG PREMIERE SHARES".............................shall have the meaning as set forth in Section 2.1(f)(ii).
"NEW PREMIERE SHARES"....................................shall have the meaning as set forth in Section 2.1(f)(ii).
"NEW SWAIN PREMIERE SHARES"...............................shall have the meaning as set forth in Section 2.1(f)(i).
"NON-COMPETITION AGREEMENT" ................................. shall have the meaning as set forth in Section 10.14.
"NON-COMPETE PERIOD" ........................................ shall have the meaning as set forth in Section 10.14.
"NON-DISTURBANCE AGREEMENTS.....................................shall have the meaning as set forth in Section 9.5.
"NORTH MIAMI NURSING AND REHABILITATION CENTER
 ..........................................................shall have the meaning as set forth in Section 2.2(e)(i).
"NYSE".......................................................shall have the meaning as set forth in Section 3.1(a).
"OPERATIONS TRANSFER AGREEMENT" ......................... shall have the meaning as set forth in Section 2.2(e)(i).
"OWNED ASSETS" .......................................... shall have the meaning as set forth in Section 5.6(a)(i).
"OWNED FACILITY"............................................shall have the meaning as set forth in Section 5.11(b).
"PERMITTED LIABILITIES" .................................... shall have the meaning as set forth in Section 2.3(b).
"PLAN OF MERGER"................................................shall have the meaning as set forth in Section 1.2.
"PLEDGED SHARES"....................................shall have the meaning as set forth in the Introduction hereto.
"PREMIERE"..........................................shall have the meaning as set forth in the Introduction hereto.
"PREMIERE MANAGED FACILITIES".......................shall have the meaning as set forth in the Introduction hereto.
"PREMIERE OWNED FACILITY"...........................shall have the meaning as set forth in the Introduction hereto.
"PREMIERE OPERATED FACILITIES"......................shall have the meaning as set forth in the Introduction hereto.
"PREMIERE SHARES"...................................shall have the meaning as set forth in the Introduction hereto.
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

"PRIMARY ESCROW"......................................shall have the meaning as set forth in Section 2.1(c)(iv)(A).
"PRINCIPAL SHAREHOLDERS"............................shall have the meaning as set forth in the Introduction hereto.
"PRINCIPAL SHAREHOLDERS' NOTE"...........................shall have the meaning as set forth in Section 2.1(f)(ii).
"PRINCIPAL SHAREHOLDERS' STOCK PLEDGE AGREEMENT"...................................................................
 .........................................................shall have the meaning as set forth in Section 2.1(f)(ii).
"PROHIBITED LIABILITIES" ................................... shall have the meaning as set forth in Section 2.3(b).
"PROHIBITED TRANSACTION" ...................................... shall have the meaning as set forth in Section 9.7.
"PROPRIETARY RIGHTS" ................................... shall have the meaning as set forth in Section 5.6(a)(ii).
"PURCHASE PRICE" ........................................... shall have the meaning as set forth in Section 2.1(a).
"QUESTIONNAIRE" .............................................. shall have the meaning as set forth in Section 5.16.
"REIMBURSEMENT LIABILITIES" ................................ shall have the meaning as set forth in Section 2.3(b).
"REQUIRED APPROVALS".........................................shall have the meaning as set forth in Section 9.4(b).
"REQUIRED NON-GOVERNMENTAL APPROVALS"..............................................................................
 .............................................................shall have the meaning as set forth in Section 9.4(a).
"REQUIRED GOVERNMENTAL APPROVALS"..................................................................................
 .............................................................shall have the meaning as set forth in Section 9.4(b).
"RULE 144"...................................................shall have the meaning as set forth in Section 3.1(d).
"SEC" ......................................................... shall have the meaning as set forth in Section 7.4.
"SEC DOCUMENTS" ............................................... shall have the meaning as set forth in Section 7.4.
"SERIES A MERGER CONSIDERATION PER SHARE"..........................................................................
 .........................................................shall have the meaning as set forth in Section 2.1(a)(ii).
"SERIES B MERGER CONSIDERATION PER SHARE"..........................................................................
 .........................................................shall have the meaning as set forth in Section 2.1(a)(ii).
"SERIES C MERGER CONSIDERATION PER SHARE"..........................................................................
 .........................................................shall have the meaning as set forth in Section 2.1(a)(ii).
"SERIES D MERGER"..................................................................................................
 .........................................................shall have the meaning as set forth in Section 2.1(a)(ii).
"SERIES A PREMIERE SHARES".........................................................................................
 ....................................................shall have the meaning as set forth in the Introduction hereto.
"SERIES B PREMIERE SHARES"..........................shall have the meaning as set forth in the Introduction hereto.
"SERIES C PREMIERE SHARES"..........................shall have the meaning as set forth in the Introduction hereto.
"SERIES D PREMIERE SHARES"................................shall have the meaning as set forth in Section 2.1(f)(i).
"SHAREHOLDERS' REPRESENTATIVE" ............................. shall have the meaning as set forth in Section 2.2(f).
"SHORT LEASE EXTENSION ALLOCATION" ......................... shall have the meaning as set forth in Section 2.2(b).
"SHCM STOCK PURCHASE AGREEMENT"...........................shall have the meaning as set forth in Section 2.2(d)(i).
"SHCM AGREEMENTS".........................................shall have the meaning as set forth in Section 2.2(d)(i).
"SCHM SUBSIDIARIES".........................................shall have the meaning as set forth in Section 2.2(ii).
"SCHM ASSET PURCHASE AGREEMENT"...........................shall have the meaning as set forth in Section 2.2(d)(i).
"SCHM SUBSIDIARIES FINANCIAL STATEMENTS"...........................................................................
 .............................................................shall have the meaning as set forth in Section 5.8(d).
"SCHM PROHIBITED LIABILITIES"...............................shall have the meaning as set forth in Section 2.2(ii).
"SECURITIES ACT".............................................shall have the meaning as set forth in Section 3.1(b).
"SHAREHOLDER".......................................shall have the meaning as set forth in the Introduction hereto.
"SHELF REGISTRATION STATEMENT"...............................shall have the meaning as set forth in Section 3.1(b).
"SHORT LEASE"...............................................shall have the meaning as set forth in Section 2.2(b).
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

"SKYLER LEASES"...........................................shall have the meaning as set forth in Section 2.2(e)(i).
"SOUTHEASTERN FACILITIES" ............................... shall have the meaning as set forth in Section 2.2(d)(i).
"SPECIAL COUNSEL"..............................................shall have the meaning as set forth in Section 9.10.
"SPIN-OFF LIABILITIES"......................................shall have the meaning as set forth in Section 12.2(d).
"SUBSIDIARIES"......................................shall have the meaning as set forth in the Introduction hereto.
"SUBJECT SHARES"....................................shall have the meaning as set forth in the Introduction hereto.
"SUPPLEMENTAL ESCROW DEPOSIT" ....................... shall have the meaning as set forth in Section 2.1(c)(iv)(A).
"SURVIVING CORPORATION".........................................shall have the meaning as set forth in Section 1.1.
"SV/SOUTH FLORIDA" ...................................... shall have the meaning as set forth in Section 2.2(e)(i).
"SV/SOUTH FLORIDA LIABILITIES" .......................... shall have the meaning as set forth in Section 2.2(e)(i).
"SV/SOUTH FLORIDA AGREEMENTS" ........................... shall have the meaning as set forth in Section 2.2(e)(i).
"SV/SOUTH FLORIDA TERMINATION AGREEMENTS"..........................................................................
 ........................................................ shall have the meaning as set forth in Section 2.2(e)(i).
"SWAIN".............................................shall have the meaning as set forth in the Introduction hereto.
"SWAIN NOTE"..............................................shall have the meaning as set forth in Section 2.1(f)(i).
"SWAIN PLEDGE AGREEMENT"..................................shall have the meaning as set forth in Section 2.1(f)(i).
"TAXES" ...................................................... shall have the meaning as set forth in Section 5.22.
"TAX RETURNS"..................................................shall have the meaning as set forth in Section 5.22.
"TENANCY LEASES"............................................shall have the meaning as set forth in Section 5.11(b).
"TITLE COMPANY" ............................................. shall have the meaning as set forth in Section 10.13.
"TRANSACTION DOCUMENTS" ....................................... shall have the meaning as set forth in Section 5.2.
"UNDERTAKING"................................................shall have the meaning as set forth in Section 2.3(b).
"WARN ACT".....................................................shall have the meaning as set forth in Section 12.7.
"WOODRUFF FACILITY".................................shall have the meaning as set forth in the Introduction hereto.



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

                                                  SCHEDULE 2.2(B)

Facility                                             Amount

Heart of Georgia                                      $1,000,000
Old Capital                                              375,000
Heritage Inn                                             375,000
Hart Care                                                500,000
Rockmart                                                 250,000
Macon                                                  1,100,000
Dublin                                                 1,150,000
Oceanside/Savannah Beach                                 250,000



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

                                              Annex A to Schedule 2.4

         Riverfront Facility                         $3,100,000

         Woodbridge Facility                         $2,000,000

         St. Petersburg Facility                     $6,500,000



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

                                  SCHEDULE 7.7

         Buyer has made a decision to exit from the following business lines in the fourth quarter of 1997:

         Outpatient Rehabilitation Services
         Network Services
         Physician Practices
         One Home Care Management Contract.

         Buyer anticipates taking a fourth quarter write-down with respect to these business lines to net realizable value in an amount between $100 million to $125 million.



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